AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2004.


                      REGISTRATION STATEMENT NO. 333-112798

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 4

                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        COMPOSITE TECHNOLOGY CORPORATION

                 (Name of Small Business Issuer in Its Charter)

         Nevada                           3600                   59-2025386
         ------                           ----                   ----------
     (State or other          (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of           Classification Code Number)   Identification No.)
incorporation or organization)

                                2026 McGaw Avenue
                            Irvine, California 92614
                                 (949) 428-8500
          (Address and telephone number of principal executive offices and principal place of business)

                               Benton H. Wilcoxon,
                             Chief Executive Officer
                        Composite Technology Corporation
                                2026 McGaw Avenue
                            Irvine, California 92614
                                 (949) 428-8500
            (Name, address and telephone number of Agent for Service)

                                    COPY TO:

                              NIMISH P. PATEL, ESQ.
                             RICHARDSON & PATEL LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182

  Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                         CALCULATION OF REGISTRATION FEE
------------------------------------ ------------------- --------------- ------------------------------ ---------------------------
 Title of each class of securities       Amount to be          Price          Proposed maximum          Amount of registration fee
         to be registered                 Registered         Per Share(1)   aggregate offering price
------------------------------------ ------------------- --------------- ------------------------------ ---------------------------
Common Stock                              16,304,270          $ 1.78            $29,021,600                     $3,677.03
------------------------------------ ------------------- --------------- ------------------------------ ---------------------------
Common Stock to be issued upon             1,200,000          $ 2.04            $ 2,448,000                       $310.16
exercise of warrants
------------------------------------ ------------------- --------------- ------------------------------ ---------------------------
Common Stock to be issued upon                58,500          $ 1.95               $114,075                        $14.45
exercise of warrants
------------------------------------ ------------------- --------------- ------------------------------ ---------------------------
Common Stock to be issued upon            10,498,964          $ 1.78            $18,688,155                     $2,367.78
exercise of warrants
------------------------------------ ------------------- --------------- ------------------------------ ---------------------------
Total                                     28,061,734                            $50,271,830                     $6,369.42
==================================== ===================                 ============================== ============================

(1) In accordance with Rule 457(c), the aggregate offering price per share is estimated solely for purposes of calculating the Registration fee, using the average of the high and low sales price reported by the OTC bulletin board for the common stock on February 10, 2004 and, with respect to shares of common stock issuable upon exercise of outstanding warrants, in accordance with Rule 457(g), the higher of (a) such average sales price or (b) the exercise price of such warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



                   SUBJECT TO COMPLETION, DATED JUNE ___, 2004


                                   PROSPECTUS

                        COMPOSITE TECHNOLOGY CORPORATION
                        28,061,734 SHARES OF COMMON STOCK

This prospectus covers the resale by selling stockholders of up to 28,061,734 shares of our common stock, $0.001 par value, which include:

o 2,400,000 shares of common stock issued pursuant to the Securities Purchase Agreement dated as of December 16, 2003,

o 1,200,000 shares of common stock underlying the warrants issued in conjunction with foregoing Purchase Agreement, and

o 13,904,270 shares of common stock issued and 10,557,464 shares of common stock underlying warrants that were issued in conjunction therewith.

These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders. Our common stock and the warrants are more fully described in the section of this prospectus entitled "Description of Securities."


Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "CPTC". On June 15, 2004, the closing sale price of our common stock on the OTC Bulletin Board was $1.25 per share.


AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.


The date of this prospectus is June ___, 2004.


The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS



Prospectus Summary...........................................................5

Risk Factors.................................................................6

Use of Proceeds..............................................................11

Selling Security Holders.....................................................12

Plan of Distribution.........................................................22

Legal Proceedings............................................................23

Directors, Executive Officers, Promoters and Control Persons.................25

Security Ownership of Certain Beneficial Owners and Management...............26

Description of Securities....................................................27

Interest of Named Experts and Counsel........................................27

Disclosure of Commission Position of Indemnification for Securities
Act Liabilities..............................................................27

Description of Business......................................................28

Management's Discussion and Analysis of Financial Condition and
  Results of Operations......................................................35

Description of Property......................................................37

Certain Relationships and Related Transactions...............................37

Market For Common Equity and Related Stockholder Matters.....................38

Equity Compensation Plan Information.........................................39

Executive Compensation.......................................................39

Financial Statements.........................................................41

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this prospectus, including statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business," are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

In this prospectus, we refer to Composite Technology Corporation and its subsidiaries as "we," "our," or the "Company." We refer to our subsidiaries collectively as "Subsidiaries."

OUR COMPANY

We have developed composite technologies and manufacturing processes for products used in the global electrical utility industry. Our principal product is our proprietary patent pending composite reinforced conductor known as the ACCC (Aluminum Conductor Composite Core) cable. Our ACCC cable can transmit up to two times more power than comparably sized conventional cables in use today. ACCC can solve line sag problems, create energy savings through less line losses, significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow utility companies, power producers and transmission owners to easily replace transmission lines using standard installation techniques and equipment without modification to existing towers, thereby avoiding the deployment of new towers and establishment of easements, all of which may be costly, time consuming, controversial and harmful to the environment.

Independent reviews confirm that the use of our technology to replace existing lines could improve the reliability and reduce stress on the already overloaded electrical infrastructure at a fraction of the cost and in a much shorter time period than is required to obtain expensive new easements and build new tower systems for new lines.

Electricity now accounts for nearly 40% of total energy consumption in the United States and in other countries with similar levels of economic development. We believe that the electricity system has emerged as one of the world's most critical infrastructures because it enables all other infrastructures to function. To ensure the capability and reliability of electricity systems in the twenty-first century, new advanced materials, polymers, composites and special structures will be required. High-performance polymeric cables, such as our ACCC cables, are expected to meet the needs of the electrical industry because they are the same weight or lighter, have higher current carrying capacity and are better able to tolerate high stresses during emergency overload conditions, while still weighing the same or less than comparable conventional cables.

In November/December 2003, we produced our first commercial ACCC cable at General Cable, one of the largest cable manufacturers in North America using composite core we produced. We designed the cable to replace the "Drake" size cable commonly used in transmission lines and in larger distribution lines.

In December 2003, we received our first commercial order for our ACCC cable for a new transmission line in Kingman, Kansas. This order requires a smaller size ACCC cable to replace a "Hawk" size designation, which we anticipate to begin to produce in the first quarter of 2004. We will continue to design and produce various sizes of ACCC cable to meet a range of customer requirements.

We maintain our principal offices at 2026 McGaw Avenue, Irvine, California 92614. Our telephone number at that address is (949) 428-8500. Our website address is www.compositetechcorp.com.

STRATEGIC FINANCING

On December 18, 2003, we entered into a certain Securities Purchase Agreement, with five institutional investors (the "Investors"). In this prospectus, we refer to the Securities Purchase Agreement, as amended, as the Agreement. Pursuant to the Agreement, we sold to the Investors 2,400,000 shares of our common stock. The net proceeds from the sale of the common stock have been used for working capital. In connection with this transaction, we issued to the Investors, warrants to purchase up to 1,200,000 shares of our common stock at any time or from time to time on or before December 16, 2008, as discussed further below. In this prospectus, we refer to the warrants as the Warrants. HPC Capital Management ("HPC") served as placement agent for the transaction. In consideration for HPC's services, HPC received a fee of $210,000.

The five-year Warrants permits the Investors to purchase up to 1,200,000 shares of our common stock, at any time or from time to time, at an exercise price of $2.04 per share. We may call the Warrants if the closing price, of our common stock, for 20 consecutive trading days, exceeds 200% of the exercise price.

The Warrants contain a "cashless exercise" feature such that if there is no effective Registration Statement registering the resale of the shares issuable pursuant to the Warrants (the "Warrant Shares"), the Warrant may be exercised by means of a cashless exercise in which the Investors will be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A) where:

X = the number of Warrant Shares issuable upon exercise of the Warrants A = the closing price of a share of common stock on the date of exercise B = the exercise price

The Investors have contractually agreed that the Warrants shall not be exercised to the extent such exercise would result in any of the Investors, together with its affiliates, beneficially owning in excess of 4.99% of the number of shares of our common stock outstanding at that time. The Investors may cause this 4.99% limitation to expire by providing us 60 days advance notice of its intention to do so. This 4.99% limitation does not preclude exercise of the Warrants over time, so long as each Investors' beneficial ownership of our common stock, together with its affiliates, does not exceed the limitation amount.

In connection with this financing, we have contractually agreed to file a registration statement covering the common stock sold in this financing and the Warrant Shares within 60 days following December 18, 2003. Failure to file such registration statement in such time frame or to file a pre-effective amendment or otherwise respond in writing to comments made by the SEC within 15 trading days after the receipt of comments from the SEC would reduce the exercise price of the warrants to $.50 and subject us to a monthly cash penalty payment of 1.5% of the aggregate purchase price.

OTHER SELLING SECURITY HOLDERS

We are also registering common stock issued and common stock issuable pursuant to warrants issued by us to various investors of our company in the past three years.

THE OFFERING

We are registering 28,061,734 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled "Selling Security Holders." The shares included in the table identifying the selling security holders include 16,304,270 shares of our issued common stock plus an additional 11,757,464 shares of common stock that have not yet been, but that may be, issued to designated selling security holders should they exercise their warrants. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

                                  RISK FACTORS

An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating the Company and its business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below and in our other SEC filings. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. We undertake no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

WE ARE A "START-UP" COMPANY AND HAVE A LIMITED OPERATING HISTORY.

We are a "start-up" company and have a limited operating history. We are subject to business risks that are typical of "start-up" companies and "lead-time" factors are expected to affect the timing of our receipt of revenues. There can be no assurance that we will be able to generate any significant revenues. Until we generate significant revenues, we will experience negative cash flows and financial losses. Our ability to generate revenues may be affected by numerous factors. No assurance can be given that a demand for our product will develop or, if it does develop, that it will be sufficient to justify our investment in developing our intended business.

WE EXPECT FUTURE LOSSES AND WE MAY NOT BECOME PROFITABLE.

Prior to acquiring Transmission Technology Corporation ("TTC"), we were a shell corporation having no operating history, revenues from operations, or assets since December 31, 1989. We have not had any revenues from operations subsequent to acquiring TTC though September 30, 2003. We anticipate that we will experience significant quarterly and annual losses for the foreseeable future.

We may not ever become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect the need to significantly increase our general administrative and product prototype and equipment prototype production expenses, as necessary. As a result, we will need to generate significant revenues to achieve and maintain profitability.

OUR INDEPENDENT AUDITORS HAVE ISSUED A QUALIFIED REPORT WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our accountants have issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities from normal business operations when they come due. For the fiscal year ended September 30, 2003 and 2002, we had a net loss of $(6,751,252) and $(4,518,082), respectively. For the same periods, we had negative cash flows from operations of $(2,022,935) and $(715,923), respectively. As of September 30, 2003, our accumulated deficit was $(11,796,877).

OUR PRODUCT MAY NOT BE ACCEPTED BY OUR POTENTIAL CUSTOMERS.

While we have received numerous serious inquiries about our products and technology, there can be no assurance that we will be able to profit from the development or manufacture of our products as planned, or that we will be successful in consummating sales of our products to our potential customers. Our ability to successfully commercialize our products will depend in part on the acceptance of our products by our potential customers, primarily the major utility companies. The failure of utility companies to purchase our products would have a material adverse effect on our business, results of operations and financial condition. Any unfavorable publicity concerning us or any of our products could have an adverse effect on our ability to achieve acceptance of our products by utility companies and to commercialize our products, which could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

The transition from a small company focused on research and development of our products to a company with the additional focus on commercial production, marketing, and sales has placed and will continue to place a significant strain on our managerial, operational, and financial resources. Failure to manage our growth effectively could have a material adverse effect on our business, results of operations and financial condition. Significant additional growth will be necessary for the Company to achieve its plan of operation.

OUR FAILURE TO RAISE NECESSARY CAPITAL COULD RESTRICT OUR GROWTH, LIMIT OUR ABILITY TO DEVELOP AND MARKET OUR PRODUCT AND HINDER OUR ABILITY TO COMPETE.

In order to fully exploit our business plan, we anticipate the need to raise significant additional funds. Failure to obtain adequate capital would: (i) restrict our growth; (ii) limit our ability to market our product; (iii) limit the development of our product; (iv) hinder our ability to compete; and (v) hinder our ability to continue our business operations. Any of these consequences would have a material adverse effect on our business, results of operations and financial condition.

TO SATISFY OUR CAPITAL REQUIREMENTS, WE MAY SEEK TO RAISE FUNDS IN THE PUBLIC OR PRIVATE CAPITAL MARKETS.

Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, or if any products developed are not well-received. We may seek additional funding through corporate collaborations and other financing vehicles or from loans or investments from new or existing stockholders. There can be no assurance that any such funding will be available to us, or if available, that it will be available on acceptable terms. If adequate funds are not available, we will not be able to complete the commercialization of any products that we may have developed. As a result, we may be required to discontinue our operations without obtaining any value for our products under development, thereby eliminating stockholder equity, or we could be forced to relinquish rights to some or all of our products under development in return for an amount substantially less than we expended to develop such products. If we are successful in obtaining additional financing, the terms of the financing may have the effect of diluting the holdings or adversely affecting the rights of the holders of common stock.

WE MAY NOT BE ABLE TO DIVERSIFY OUR OPERATIONS INTO OTHER INDUSTRIES.

Because of the limited financial resources that we have, we may not be able to diversify our activities into other areas outside the development, production, and commercialization of cable and support systems for use in electrical power transmission and distribution systems. Our inability to diversify our products into other areas will subject us to economic fluctuations within this industry and therefore increase the risks associated with our operations.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND MAY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

Establishment of patents and other proprietary rights is important to our success and our competitive position. Accordingly, we intend to devote substantial resources to the establishment and protection of patents and other proprietary rights. There can be no assurance that the actions taken by us to establish and protect any patents or other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from prohibiting sales of any products we may develop in violation of the patents and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, patents and other proprietary rights we may establish or acquire or that we will be able to successfully resolve such conflicts.

There can be no assurance that any of our pending patents for our technologies and products will be issued. There can be no assurance that any patents related to the technology licensed under the new License Agreement will be issued.

WE DEPEND ON KEY PERSONNEL AND WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

Our success will be largely dependent, in particular, upon the continuing services of Benton H Wilcoxon, our Chief Executive Officer, and C. William Arrington, our President. If Mr. Wilcoxon or Mr. Arrington were unable to provide services to us for whatever reason, our business would be adversely affected. Neither Mr. Wilcoxon nor Mr. Arrington has entered into employment agreements with the Company.

In addition, our ability to develop and market our products and to achieve profitability will depend on our ability to attract and retain highly talented personnel. We face intense competition for personnel from other companies. There can be no assurance that we will be successful in attracting and retaining key personnel. The loss of key personnel, or the inability to attract and retain the additional, highly-talented employees required for the development and commercialization of our products, could adversely affect our results of operations and our business.

A FAILURE TO ESTABLISH AND MAINTAIN RELATIONSHIPS WITH STRATEGIC PARTNERS MAY HARM OUR BUSINESS.

We will depend on establishing and maintaining relationships with strategic partners. Our ability to develop, produce, and market our products is dependent upon our ability to establish and maintain relationships with other companies and individuals. We may not be able to enter into relationships with these companies on commercially reasonable terms or at all. Even if we enter into these relationships, not all such relationships may result in benefits for our company.

WE CANNOT CONTROL THE COST OF OUR RAW MATERIALS.

Our principal raw materials will be glass and carbon fibers, plus various polymer resins and high-grade aluminum. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short-term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.

INTERRUPTIONS OF SUPPLIES FROM OUR KEY SUPPLIERS MAY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE.

Interruptions of supplies from our key suppliers of raw materials could disrupt production or impact our ability to increase production and sales. We use a limited number of sources for most of the other raw materials that we use. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

WE ARE CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS.

Currently, three stockholders in the aggregate beneficially own or control approximately 39% of the outstanding common stock. As a result, these persons will have the ability to control substantially all matters submitted to our stockholders for approval and to control our management and affairs. See, "Security Ownership of Certain Beneficial Owners and Management."

WE WILL LIKELY EXPERIENCE CUSTOMER CONCENTRATION.

Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us.

OUR BUSINESS MAY BE SUBJECT TO INTERNATIONAL RISKS.

We are pursuing international business opportunities, including in China, Mexico, Brazil and Africa. Risks inherent in international operations include unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers; challenges in staffing and managing foreign operations; differences in technology standards, employment laws and business practices; longer payment cycles and problems in collecting accounts receivable; political instability; changes in currency exchange rates; currency exchange controls; and potentially adverse tax consequences.

WE MUST COMPLY WITH ENVIRONMENTAL REGULATIONS.

Our intended operations are subject to various federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. There are no material environmental claims currently pending or, to our knowledge, threatened against us. In addition, we believe our planned operations will be implemented in compliance with the current laws and regulations. We estimate that any expenses incurred in maintaining compliance with current laws and regulations will not have a material effect on our earnings or capital expenditures. However, there can be no assurance that current regulatory requirements will not change, that currently unforeseen environmental incidents will not occur, or that past non-compliance with environmental laws will not be discovered.

CHANGES IN INDUSTRY STANDARDS AND REGULATORY REQUIREMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

As a manufacturer and distributor of wire and cable products we are subject to a number of industry standard-setting authorities, such as Underwriters Laboratories, the Telecommunications Industry Association, the Electronics Industries Association and the Canadian Standards Association. In addition, many of our products may become subject to the requirements of federal, state and local or foreign regulatory authorities. Changes in the standards and requirements imposed by such authorities could have an adverse effect on us. In the event we are unable to meet any such standards when adopted our business could be adversely affected. In addition, changes in the legislative environment could affect the growth and other aspects of important markets served by us. While certain legislative bills and regulatory rulings are pending in the energy and telecommunications sectors which could improve our markets, any delay or failure to pass such legislation and regulatory rulings could adversely affect our opportunities and anticipated prospects may not arise. It is not possible at this time to predict the impact that any such legislation or regulation or failure to enact any such legislation or regulation, or other changes in laws or industry standards that may be adopted in the future, could have on our financial results, cash flows or financial position.

WE WILL EXPERIENCE COMPETITION FROM OTHER COMPANIES IN THE INDUSTRY.

Our competitors include makers of traditional bare overhead wire and other companies with developmental-stage products that have the potential to compete with ACCC cable. While we are not aware of any existing competing manufacturers that have been able to significantly and cost effectively increase the performance of the current electrical power transmission and distribution cables, there is no certainty that unique technological advances won't be achieved by our competition, with better capital resources, in the future. We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Such competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us which may adversely affect our marketing strategies which could have a material adverse effect on our business, results of operations or financial condition. In addition, as we introduce new products, we will compete directly with a greater number of companies. There can be no assurance that we can compete successfully against current or future competitors nor can there be any assurance that competitive pressures faced by us will not result in increased marketing costs, loss of market share or otherwise will not materially adversely affect our business, results of operations and financial condition. See "Competition" under the section of this prospectus entitled "Description of Business."

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. There is currently an active trading market for the common stock; however there can be no assurance that an active trading market will be maintained. Trading of securities on the Over-the-Counter Electronic Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the NASDAQ Stock Market), and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock is limited. Additionally, a stockholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value, of common stock. There can be no assurance that the common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY EFFECT THE MARKET PRICE OF OUR COMMON STOCK.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE PRICE OF OUR COMMON STOCK IS VOLATILE.

The market price of the common stock may be subject to significant fluctuations in response to our operating results, announcements of new products or market expansions by us or our competitors, changes in general conditions in the economy, the financial markets, the electrical power transmission and distribution industry, or other developments and activities affecting us, our customers, or our competitors, some of which may be unrelated to our performance. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of common stock. The closing bid prices for the common stock has fluctuated from a high of $2.67 to a low of $0.09 since September 30, 2002.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid dividends on the common stock and do not anticipate paying such dividends in the foreseeable future.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

TERRORIST ATTACKS AND OTHER ATTACKS OR ACTS OF WAR MAY ADVERSELY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY.

The attacks of September 11, 2001, and subsequent events, including the military action in Iraq, has caused and may continue to cause instability in our markets and have led and may continue to lead to, further armed hostilities or further acts of terrorism worldwide, which could cause further disruption in our markets. Acts of terrorism may impact our operations, or those of our customers or suppliers and may further limit or delay purchasing decisions of our customers. Depending on their magnitude, acts of terrorism or war could have a material adverse effect on our business, financial results, cash flows and financial position.

WE ISSUED DULY AUTHORIZED SHARES TO EMPLOYEES AND CONSULTANTS UNDER OUR 2002 NON-QUALIFIED STOCK COMPENSATION PLAN UNDER THE INCORRECT ASSUMPTION THAT WE HAD REGISTERED THE SHARES PURSUANT TO FEDERAL SECURITIES LAWS. HOWEVER, WE SUBSEQUENTLY REALIZED THAT THESE SHARES HAD NOT BEEN REGISTERED PRIOR TO ISSUANCE. AS A RESULT, OUR ISSUANCE MAY HAVE VIOLATED FEDERAL AND STATE SECURITIES LAWS, AND MAY RESULT IN OUR LIABILITY TO CERTAIN SUBSEQUENT PURCHASERS OF THESE SHARES.


Between March 18, 2003 and February 4, 2004 we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants pursuant to our 2002 Non-Qualified Stock Compensation Plan. Although we believed that we and our counsel had filed the appropriate registration statement on Form S-8, on February 5, 2004, it came to our attention that such registration statement had not been filed. It may be determined that such issuances were not exempt from registration or qualification under federal and state securities laws, and we did not obtain the required registrations or qualifications. As a result, we may be subject to contingent liabilities from these investors, as well as subsequent purchasers of the shares directly and indirectly issued. These liabilities may include an obligation to make a rescission offer to the holders of these shares and options. If rescission is required and accepted, we could be required to make payments to the holders of these shares and options. In addition, federal securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock that was not registered as required. If rescission is required, and any or all of the offerees reject the rescission offer, we may continue to be liable under federal and state securities laws. See our disclosure titled "Stock Compensation Issuances."


USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. Should the selling security holders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of warrants by the selling security holders for working capital and general corporate purposes.

SELLING SECURITY HOLDERS

The following table provides certain information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling security holders are affiliates of the Company, and nor have any of them had a material relationship with the Company during the past three years. None of the selling security holders are or were affiliated with registered broker-dealers. See "Plan of Distribution."


In July and September, 2002, we issued an aggregate 866,173 shares of our restricted, unregistered common stock to four separate individuals, several of whom were our existing shareholders, for conversion of short-term working capital loans and accrued, but unpaid, interest. These transactions were valued at approximately $152,729, which equaled the outstanding debt and was in excess of the "fair value" of our common stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ Electronic Bulletin Board. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During August 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 16,667 Units for gross proceeds of $50,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and five Series O warrants to purchase one share of unregistered, restricted common stock. Each Series O warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by us that its common stock closed at or above $0.90 per share for 10 consecutive trading days. In addition, the Series O warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series O warrants has been declared effective and our stock closes at or above $0.90 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 50,000 Units for gross proceeds of $125,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series N warrants to purchase one share of unregistered, restricted common stock. Each Series N warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by us that our common stock closed at or above $0.75 per share for 10 consecutive trading days. In addition, the Series N warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series N warrants has been declared effective and our common stock closes at or above $0.75 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate of 311,240 restricted unregistered shares of common stock at prices between $0.65 and $1.00 per share for gross proceeds of $277,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In December 2003, the Company issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds $153,125 as part of an exchange offer to holders of the Series E and Series H warrants.

In April 2003, we granted 50,000 Series K warrants valued at $11,750 as payment for a legal settlement. Each Series K warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.50 per share and expires on September 30, 2005. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In April 2003, we granted 250,000 Series L warrants valued at $61,250 as payment for services rendered. Each Series L warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.42 per share and expires on April 8, 2008. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During April and September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 150,000 Units for gross proceeds of $375,000 and issued 10,000 Unites as a finders fee. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. We received additional subscription agreements with respect to the sale of these Units that were never issued to such potential subscribers due to non-payment of the subscriptions. The matter is now subject to litigation as discussed in Item 3(B) above under Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

Between November 2002 and February 2003, we sold an aggregate 3,254,000 Units, pursuant to a Private Placement Memorandum, for gross proceeds of $295,400. Each Unit consisted of one share of restricted, unregistered common stock and one Series E warrant to purchase one share of unregistered, restricted common stock. Each Series E warrant entitles the holder to purchase a share of common stock at $0.25 per share and expires on December 1, 2004. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During February and March 2003, pursuant to Private Placement Memoranda, we sold an aggregate 3,670,500 Units for gross proceeds of $866,375. Each Unit consisted of one share of restricted, unregistered common stock and one Series H warrant to purchase one share of unregistered, restricted common stock. Each Series H warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of January 30, 2005 or three weeks following written notification by us that its common stock closed at or above $0.75 per share for five consecutive trading days. In addition, the Series H warrants can be redeemed by us for $0.001 each if a registration statement covering the shares underlying the Series H warrants has been declared effective and our common stock closes at or above $0.50 for five consecutive days. We incurred offering costs of $234,350 related to this offering, consisting of warrants to purchase 200,000 unregistered, restricted shares of common stock, with the same terms as those issued to the investors, valued at $20,600 and 750,000 unregistered, restricted shares of common stock valued at $213,750. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 392,500 Units for gross proceeds of $1,330,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase one share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by us that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and our common stock closes at or above $1.20 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On August 22, 2002, we sold 65,790 shares of restricted, unregistered common stock to an individual for cash proceeds of approximately $25,000. This transaction was consummated in excess of the "fair value" of our stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ Electronic Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.


On December 18, 2003, we closed a financing transaction in which we sold 2,400,000 shares of our common stock to select institutional accredited investors, in order to raise a total of $3 million. The per share offering price was $1.25. The investors also received warrants to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $2.04 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 under Regulation D for the issuance of these shares. All of the investors were accredited investors and a Form D was filed with the Securities Exchange Commission on December 31, 2003 with respect to this offering.

                                                                                         NUMBER OF SHARES BENEFICIALLY
                                                                                          OWNED AFTER OFFERING (2)
                                      NUMBER OF SHARES                                   ------------------------------
                                      BENEFICIALLY OWNED        NUMBER OF SHARES           NUMBER OF
         NAME                         BEFORE OFFERING (1)       BEING OFFERED                SHARES         PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------
Alpha Capital AG                      600,000 (3)                 600,000                       0               0
Bristol Investment Fund, Ltd.         600,000 (4)                 600,000                       0               0
Crescent International Ltd.           600,000 (5)                 600,000                       0               0
Gryphon Master Fund, L.P.             600,000 (6)                 600,000                       0               0
Palisades Master Fund, L.P.           1,200,000 (7)               1,200,000                     0               0
Joseph Willis Brown                   400,000 (8)(40)             400,000                       0               0
R V Edwards, Jr.                      640,000 (9)                 640,000                       0               0
Michael Frangopoulos                  100,000 (10)                100,000                       0               0
Venkata S K Kollipara                 820,000 (11)(58)(62)(137)   820,000                       0               0
Michael A Frangopoulos                200,000 (12)                200,000                       0               0
Steve McIntee                         240,000 (13)(65)            240,000                       0               0
Robert E Dettle                       400,000 (14)(19)(32)        400,000                       0               0
Howard Kaplan                         100,000 (15)                100,000                       0               0
Richard Lamar Edwards                 100,000 (16)                100,000                       0               0
Lori Payne Edwards                    20,000 (17)                 20,000                        0               0
Michael Bowman                        60,000 (18)(60)(69)         60,000                        0               0
Little and Company Investments        200,000 (20)                200,000                       0               0
SED Energy, Inc.                      100,000 (21)                100,000                       0               0
James Lacommare                       240,000 (22) (75) (108)     240,000                       0               0
Pasquale V Casasanta                  416,000 (23)(48)(49)        416,000                       0               0


                                                                                         NUMBER OF SHARES BENEFICIALLY
                                                                                          OWNED AFTER OFFERING (2)
                                      NUMBER OF SHARES                                   ------------------------------
                                      BENEFICIALLY OWNED        NUMBER OF SHARES           NUMBER OF
         NAME                         BEFORE OFFERING (1)       BEING OFFERED                SHARES         PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------
Richard  A Garia                      20,000 (24)                 20,000                        0               0
Jennifer Hester                       20,000 (25)                 20,000                        0               0
Lori Payne Edwards                    20,000 (26)                 20,000                        0               0
Thomas Kook                           700,000 (27)(34)(47)(57)    700,000                       0               0
Martin S Hagenson                     80,000 (28)                 80,000                        0               0
Barbara Lacosse                       20,000 (29)                 20,000                        0               0
Christopher & Constance Hillman       20,000 (30)                 20,000                        0               0
Michael D Wagner                      120,000 (31)                120,000                       0               0
Norman F Kunesh                       10,000                      10,000                        0               0
Joseph W Lombardo                     20,000 (33)                 20,000                        0               0
First Clearing Corp.                  200,000 (35)                200,000                       0               0
William Doumouras                     100,000 (36)                100,000                       0               0
Martha Jane Hagar                     160,000 (37)(101)           160,000                       0               0
Christopher Brown                     100,000 (38)                100,000                       0               0
Todd A Harris                         30,000 (39)                 30,000                        0               0
Leif Johansson                        40,000 (41)(68)             40,000                        0               0
Nick Gorenc                           20,000 (42)                 20,000                        0               0
Colum McDermott                       500,000 (43)                500,000                       0               0
Constantine D Alisandratos            40,000 (44)                 40,000                        0               0
John Burke                            60,000 (45)                 60,000                        0               0
Michael J Abad-Santos                 12,000 (46)                 12,000                        0               0
James G  & Dana W Logan               60,000                      60,000                        0               0



                                                                                         NUMBER OF SHARES BENEFICIALLY
                                                                                          OWNED AFTER OFFERING (2)
                                      NUMBER OF SHARES                                   ------------------------------
                                      BENEFICIALLY OWNED        NUMBER OF SHARES           NUMBER OF
         NAME                         BEFORE OFFERING (1)       BEING OFFERED                SHARES         PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------
Norman F Kunesh                       10,000                      10,000                        0               0
Long Term Capital Company            200,000 (50)(51)(52)        200,000                        0               0
Henri Zimand                       4,000,000 (53)              4,000,000                        0               0
Pasquale Casasanta                   126,000 (56)(126)           126,000                        0               0
John Colgate                          47,000 (59)(70)(131)        47,000                        0               0
Wynand Van Gent                       30,000 (61)(67)             30,000                        0               0
Greg Mullery                          80,000 (63)                 80,000                        0               0
Charles Ta                            20,000 (64)                 20,000                        0               0
Steven Berglund                       20,000 (66)                 20,000                        0               0
Jeffrey Kline                        800,000 (71)                800,000                        0               0
Stephen Oltmann                      820,000 (72)(121)           820,000                        0               0
Sarkis Richard Kalaydjian            400,000 (73)                400,000                        0               0
Kenneth Hagar                         80,000 (74)                 80,000                        0               0
Rolando Delvillano                    80,000 (76)                 80,000                        0               0
Remo Qerciagrossa                    200,000 (77)(122)           200,000                        0               0
Vittorio Serraiocco                   40,000 (78)                 40,000                        0               0
Greg Iacobelli                        80,000 (79)                 80,000                        0               0



                                                                                         NUMBER OF SHARES BENEFICIALLY
                                                                                          OWNED AFTER OFFERING (2)
                                      NUMBER OF SHARES                                   ------------------------------
                                      BENEFICIALLY OWNED        NUMBER OF SHARES           NUMBER OF
         NAME                         BEFORE OFFERING (1)       BEING OFFERED                SHARES         PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------
Michele Ventimiglia                   80,000 (80)                 80,000                        0               0
Acquvest                              2,000,000 (81)(82)          2,000,000                     0               0
Paul Koch                             200,000 (83)(84)            200,000                       0               0
Patricia Dean Manolis                 1,000,000 (85)              1,000,000                     0               0
Jerald Fagelbaum                      16,666 (86)                 16,666                        0               0
Phillip Heller                        16,666 (87)                 16,666                        0               0
William Jarblum                       16,667 (88)                 16,667                        0               0
Michael Tarbox                        250,000 (89)(90)            250,000                       0               0
Multiplyingchurches.org, Inc.         50,000 (91)                 50,000                        0               0
Global Research, Inc.                 400,000 (92)                400,000                       0               0
Nutek, Inc.                           400,000 (93)                400,000                       0               0
Zeta Centauri, Inc.                   100,000 (94)                100,000                       0               0
Sherpa Financial, Inc.                50,000 (95)                 50,000                        0               0
Lawrence B Noon                       850,005 (96)(98)            850,005                       0               0
David Oltmann                         150,000 (97)                150,000                       0               0
Peter D'Addario                       75,000 (99)                 75,000                        0               0
Rebecca & Thomas Ulrich               60,000 (100)                60,000                        0               0
Harry S Bower                         75,000 (102)                75,000                        0               0
Jeffrey S Kline                       75,000 (103)                75,000                        0               0
TGC Investors                         300,000 (104)               300,000                       0               0
Robert Edward McCartney               60,000 (105)                60,000                        0               0
Michael E Plotkin                     90,000 (106)                90,000                        0               0
Roger & Susan Kokores                 150,000 (107)               150,000                       0               0
Michael & Lois Graver                 60,000 (109)                60,000                        0               0
Dan E Korenberg                       120,000 (110)               120,000                       0               0
Charles T Wong                        60,000 (111)                60,000                        0               0
Ronald M Gold                         150,000 (112)               150,000                       0               0
Robert Fishman                        165,000 (113)               165,000                       0               0
Dave Abrams                           75,000 (114)                75,000                        0               0
Alan S Wirtzer                        60,000 (115)                60,000                        0               0
Dennis & Miriam Jenkins               150,000 (116)               150,000                       0               0
Ron & Jeannie Goforth                 675,000 (117)               675,000                       0               0



                                                                                         NUMBER OF SHARES BENEFICIALLY
                                                                                          OWNED AFTER OFFERING (2)
                                      NUMBER OF SHARES                                   ------------------------------
                                      BENEFICIALLY OWNED        NUMBER OF SHARES           NUMBER OF
         NAME                         BEFORE OFFERING (1)       BEING OFFERED                SHARES         PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------
Marcello Auletta                      90,000 (118)                90,000                        0               0
Brian A Manduca                       225,000 (119)               225,000                       0               0
John L Coletta                        345,000 (120)               345,000                       0               0
Gregory Iacobelli                     120,000 (123)               120,000                       0               0
Frank Iacobelli                       30,000 (124)                30,000                        0               0
Roland Chidiac                        30,000 (125)                30,000                        0               0
Stephen Francis Bircher               50,000                      50,000                        0               0
Janet C Thompson                      15,385                      15,385                        0               0
David S Shields                       27,778                      27,778                        0               0
AC Green                              50,000                      50,000                        0               0
Saeid Sadeghj                         20,000                      20,000                        0               0
Stanley H Schwartz                    125,000                     125,000                       0               0
William R Johns, Jr.                  10,750                      10,750                        0               0
Matthew DiMaggio                      15,710                      15,710                        0               0
David L Van Collie                    15,000                      15,000                        0               0
Brett A Casebolt                      10,750                      10,750                        0               0
Pauline Longpre and Conservators                                                                0               0
Red Longpre and Dina Grant            37,150                      37,150
Nicholas J Bomincino                  22,000 (127)                22,000                        0               0
Harry Greanias                        22,000 (128)                22,000                        0               0
James G Logan                         6,000 (129)                 6,000                         0               0
John Close                            22,000 (130)                22,000                        0               0
Norman F Kunesh                       2,000 (132)                 2,000                         0               0
Kevin G Marchi                        66,000 (133)                66,000                        0               0
Guido Casasanta                       66,000 (134)                66,000                        0               0
David Bruce Moon                      22,000 (135)                22,000                        0               0
Michael Wylie                         49,500 (136)                49,500                        0               0
Judy Hui                              22,000 (138)                22,000                        0               0
Tony Lao                              22,000 (139)                22,000                        0               0
Gary Shapiro                          300,000 (140)               300,000                       0               0
Barry Berman                          106,410 (141)               106,410                       0               0
Glenn A Little                        322,242 (142)               322,242                       0               0
Rocci Howe                            793,055 (143)               793,055                       0               0


Total:                             28,061,734                  28,061,734                       0               0



(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Assumes that all shares will be resold by the Selling Security Holders after this offering.


(3) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.04 per share of common stock and expiring on December 16, 2008. The individual person who have or share the power to vote and/or dispose of these securities is Adequeriu Venuad.

(4) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.04 per share of common stock and expiring on December 16, 2008. The individual person who have or share the power to vote and/or dispose of these securities is Paul Kessler.

(5) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.04 per share of common stock and expiring on December 16, 2008. The individual person who have or share the power to vote and/or dispose of these securities is Maxi Brezzi.

(6) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.04 per share of common stock and expiring on December 16, 2008. The individual person who have or share the power to vote and/or dispose of these securities is E.B. Lyon IV.

(7) Includes up to 400,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.04 per share of common stock and expiring on December 16, 2008. The individual person who have or share the power to vote and/or dispose of these securities is Paul T. Mannion.


(8) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(9) Includes up to 320.000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(10) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(11) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(12) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(13) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16,2004.

(14) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(15) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16,2004.

(16) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(17) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(18) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(19) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16,2004.


(20) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004. The individual person who have or share the power to vote and/or dispose of these securities is Glenn A. Little.

(21) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16, 2004. The individual person who have or share the power to vote and/or dispose of these securities is Glenn A. Little.


(22) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(23) Includes up to 170,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16,2004.

(24) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(25) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(26) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(27) Includes up to 150,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(28) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(29) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(30) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(31) Includes up to 60,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(32) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(33) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(34) Includes up to 150,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.


(35) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004. The individual person who have or share the power to vote and/or dispose of these securities is George Koutures.


(36) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(37) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(38) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(39) Includes up to 15,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(40) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 6,2004.

(41) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16,2004.

(42) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(43) Includes up to 250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(44) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(45) Includes up to 30,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16,2004.

(46) Includes up to 6,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(47) Includes up to 30,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.

(48) Includes up to 28,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 16,2004.

(49) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on December 1,2004.


(50) Includes up to 80,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005. The individual person who have or share the power to vote and/or dispose of these securities is John Vornle.


(51) Includes up to 60,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(52) Includes up to 60,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(53) Includes up to 2,000,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(54) [intentionally omitted]

(55) [intentionally omitted].

(56) Includes up to 33,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(57) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(58) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(59) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(60) Includes up to 7,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(61) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(62) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(63) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(64) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(65) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(66) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(67) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(68) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(69) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(70) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(71) Includes up to 400,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(72) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(73) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(74) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(75) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(76) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(77) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(78) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(79) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.

(80) Includes up to 40,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on January 30,2005.


(81) Includes up to 500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on March 30, 2005. The individual person who have or share the power to vote and/or dispose of these securities is Victoria Koch.

(82) Includes up to 500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on March 30,2005.

(83) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on March 30,2005.

(84) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on March 30,2005.

(85) Includes up to 500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on March 30,2005.

(86) Includes up to 16,666 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on September 30,2005.

(87) Includes up to 16,666 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on September 30,2005.

(88) Includes up to 16,667 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on September 30,2005.

(89) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on April 6,2006.

(90) Includes up to 150,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on April 6,2006.


(91) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on June 30,2005. The individual person who have or share the power to vote and/or dispose of these securities is Doug McClitock.

(92) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on June 30,2005. The individual person who have or share the power to vote and/or dispose of these securities is Evan Wride.

(93) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on June 30,2005. The individual person who have or share the power to vote and/or dispose of these securities is Evan Wride.

(94) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on June 30,2005. The individual person who have or share the power to vote and/or dispose of these securities is Evan Wride.

(95) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on June 30,2005. The individual person who have or share the power to vote and/or dispose of these securities is Evan Wride.


(96) Includes up to 83,335 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.60 per share of common stock and expiring on June 30,2005.

(97) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(98) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(99) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(100) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(101) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(102) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(103) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.


(104) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005. The individual person who have or share the power to vote and/or dispose of these securities is Frank Sileo.


(105) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(106) Includes up to 15,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(107) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(108) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(109) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(110) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(111) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(112) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(113) Includes up to 27,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(114) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(115) Includes up to10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(116) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(117) Includes up to 112,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(118) Includes up to 15,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(119) Includes up to 37,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(120) Includes up to 57,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(121) Includes up to 70,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(122) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(123) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(124) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(125) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(126) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.80 per share of common stock and expiring on July30,2005.

(127) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(128) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(129) Includes up to 6,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(130) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(131) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(132) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(133) Includes up to 6,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(134) Includes up to 6,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(135) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(136) Includes up to 4,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(137) Includes up to 20,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(138) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(139) Includes up to 2,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.95 per share of common stock and expiring on December 10,2005.

(140) Includes up to 300,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.29 per share of common stock and expiring on July 12,2006.

(141) Includes up to 83,333 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on July 12,2005.

(142) Includes up to 322,242 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on July 12,2005.

(143) Includes up to 193,055 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock and expiring on September 30,2004.

                              PLAN OF DISTRIBUTION

Each selling security holder is free to offer and sell his or her common stock at such times, in such manner and at such prices as he or she may determine. As used in this prospectus, "Selling Security Holders" includes the pledgees, donees, transferees or others who may later hold the selling security holders' interests in our common stock. We will pay the costs and fees of registering the common stock, but each selling security holders will pay their own brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling security holders, except in the event that a selling security holder exercises any warrants. Although the selling security holders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    settlement of short sales

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

o    any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS

The following discussion discusses all known or anticipated material legal proceedings commenced by or against the Company or its wholly owned subsidiary, Transmission Technology Corporation ("TTC"):


A. Orange County Superior Court Case No. 03CC05636; filed December 24, 2002. Plaintiffs Cope and Nikoley allege causes of action for violations of California Labor Code, wrongful termination, unfair business practices, breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation; defamation, declaratory relief, and an accounting arising out of various alleged salary and wrongful termination disputes. Plaintiffs seek actual damages, punitive damages, statutory costs, attorneys' fees, and injunctive relief against us and our officers. A settlement of his claims have been reached with Nokoley. The principal parties therefore are Cope, CTC, Benton H Wilcoxon and C. William Arrington. We deny plaintiffs' material allegations. The case is presently in the discovery stage and trial is scheduled to begin in August of 2004.

B. COMPOSITE TECHNOLOGY CORPORATION v. ACQUVEST, INC., PAUL KOCH,
VICTORIA KOCH, PATRICIA MANOLIS, AND MICHAEL TARBOX, United States District Court, Southern Division, Case No. SACV03-1664-DOC; filed October 16, 2003. We allege causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission, and economic duress arising out of certain alleged subscription and investment agreements executed between us, Acquvest, Inc., and Manolis. The Defendants deny our material allegations and intend to assert cross-claims against us. We are seeking actual damages, punitive damages, statutory costs, attorneys' fees, and injunctive relief against the defendants. We believe that the defendants will seek the same relief against us and our officers. On May 13, 2004, the court sustained the defendants' demurrers as to the Company's causes of action for breach of contract, fraudulent inducement, rescission (only as against Patricia Manolis) and economic duress and the defendants' motion to strike the Company's request for punitive damages based on the rescission and economic duress causes of action, with leave for the Company to amend its complaint. The Company has filed an amended complaint. No trial date has been set.

C. ASCENDIANT CAPITAL GROUP, LLC, MARK BERGENDAHL, and BRADLEY WILHITE v. COMPOSITE TECHNOLOGY CORPORATION and BENTON H WILCOXON, Orange County Superior Court Case No. 03CC13314; filed November 4, 2003. Ascendiant, Bergendahl and Wilhite allege causes of action against defendants for breach of contract, specific performance, fraud and deceit, negligent misrepresentations, breach of covenant of good faith and fair dealing, and declaratory relief arising out of a business advisory and consulting agreement ("Agreement") allegedly executed between us and Ascendiant. Plaintiffs seek actual damages, punitive damages, statutory costs, attorneys' fees, and injunctive relief against us and our officers. We deny the material allegations and on November 10, 2003, we filed a case in Orange County Superior Court against Ascendiant, Bergendahl, and Wilhite, alleging causes of action for declaratory relief, breach of contract, fraudulent inducement, and economic coercion arising out of the Agreement as well as various unrelated business agreements between plaintiffs and Wilcoxon. We are seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against the plaintiffs. The principal parties are Ascendiant, Bergendahl, Wilhite, CTC, and Wilcoxon. On November 24, 2003, the court entered an order consolidating the cases. On January 15th, 2004, the parties agreed to submit all claims and cross-claims arising out of the Agreement to binding arbitration before Honorable Robert Thomas (Ret.) at JAMS - Orange County. The remaining claims and cross-claims not arising out of the Agreement remain pending before Judge Thomas Thrasher of Orange County Superior Court. On May 28, 2004, the Company's demurrers to plaintiffs' causes of action in the arbitration for specific performance, negligent misrepresentation and breach of covenant of good faith and fair dealing were sustained, with leave to amend, as well as the Company's motion to strike plaintiff's claims for punitive damages. Plaintiffs subsequently filed an amended complaint. Judge Thomas has reserved ruling on plaintiff's demurrers and motion to strike in the arbitration pending the outcome of the ruling on plaintiffs' demurrers and motions to strike filed with respect to the Company's cross-claim pending in the Superior Court.

D. COMPOSITE TECHNOLOGY CORPORATION and BENTON H WILCOXON v. Michael DeAngelo, Orange County Superior Court Case No. 03CC13319; filed November 4, 2003. We allege causes of action against DeAngelo for declaratory relief, economic duress, and fraudulent inducement arising out of a consulting services agreement executed by the parties on which we allege DeAngelo failed to perform. We are seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against Mr. DeAngelo. DeAngelo denies our material allegations and previously stated his intention to assert cross-claims against us. On December 23, 2003, CTC obtained a default in this case due to DeAngelo's failure to respond to the complaint. On February 23, 2004, a default judgment was entered against the defendant due to his failure to respond to the Company's complaint.


There was a settlement on April 8, 2003 concerning the matter of JARBLUM V. TRANSMISSION TECHNOLOGY CORPORATION et al., Case No. SC-072087, that was filed on May 13, 2002 in the Superior Court of the State of California for the County of Los Angeles, West District. The principal parties were Plaintiff William Jarblum and Defendants TTC, CTC, and C. William Arrington. Plaintiff sought $250,000 in unpaid legal fees. The settlement agreed to by us on April 8, 2003 was for a total of $210,000 in a series of payments and warrants to purchase 49,999 shares of our common stock (series K) with a cashless exercise provision and an exercise price of $0.50 per share with an expiration date of September 30, 2005. The terms of the settlement are not in default as of February 10, 2004 and the balance due as of February 10, 2004 is $67,999 due as follows in five payments with due dates: $13,777 due 3/1/2004; $13,688 due 4/1/2004; $13,599 due
5/1/2004; $13,510 due 6/1/2004; $13,425 due 7/1/2004.

Other than the matters discussed above, we are not aware of any material pending legal proceedings involving the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of our directors and officers.



           Name                 Age                      Position Held                   Officer/Director since
           ----                 ---                      -------------                   ----------------------
Benton H. Wilcoxon               54      Chief Executive Officer, Chairman of the                 2001
                                         Board, Acting Chief Financial Officer and
                                         Secretary

C. William Arrington             62      President and Director                                   2001

Brent N. Robbins                 42      Chief Financial Officer (former)                     2003 (former)


The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

BIOGRAPHICAL INFORMATION

BENTON H WILCOXON, 54, has been our Chairman, Chief Executive Officer and Secretary since November 3, 2001. Currently, he is also the acting Chief Financial Officer of CTC. He also is Chairman and Chief Executive Officer of TTC. From 1998 to 2001, he was a consultant for Magnesium Alloy Corporation, a Canadian company involved in the development of magnesium salt deposits and served as a Director from 1998 until December 2003. Between 1998 and 2000 he was a consultant to Macallan & Callanish Ltd., regarding business in Russia and Ukraine. Mr. Wilcoxon held senior positions with Ashurst Technology Ltd., a Bermuda corporation, from 1991 to 1997, culminating as Chairman, Chief Executive Officer and President. Ashurst Technology Ltd. commercialized advanced materials technologies, primarily from the Ukraine.

C. WILLIAM ARRINGTON, 62, has been our President since November 3, 2001. He also is President and Chief Operating Officer of TTC. Mr. Arrington has headed his own consulting firm for more than the past five years. He has over 30 years experience in the electrical energy industry, both generation and transmission.

BRENT N. ROBBINS, 42, was our Chief Financial Officer from June 1, 2003 through January 28, 2004. He has 18 years experience in public accounting for a "Big 4" accounting firm, in private practice as a CPA, as well as in industry as a CFO and as Tax Director for a national conglomerate. He holds a Masters Degree in Accounting/Taxation.

There are no family relationships among the foregoing directors and executive offices. None of the directors or executive officers has, during the past five years:

(a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 10, 2004 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 2026 McGaw Avenue, Irvine California 92614.


                                                                     Amount and Nature of Beneficial      Percent
  Title of Class          Name and Address of Beneficial Owner                 Ownership(1)              of Class
  --------------          ------------------------------------       -------------------------------     --------
Common               Benton H. Wilcoxon                                  19,477,312                         19.3%
Common               C. William Arrington                                20,250,512                         20%
Common               G. William Harrison (2)                             5,764,461 (3)                      5.7%
                              All officers and directors as a group      39,727,824                         39.3%


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 10, 2004, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

(2) The address of G. William Harrison is 26218 James Drive, Grosse Lle Michigan 48138.

(3) Represents beneficial ownership of shares indirectly owned or controlled by
G. William Harrison, an outsider who is not a director or officer of the
Company: George W. Harrison, III Trust (538,318 shares); Kathleen M. Harrison Trust (440,322 shares); Bridgestone Capital Group, LLC (Mr. Harrison is Chairman of the Board and President) (1,000 shares); and Red Guard Industries, Inc. (Mr. Harrison is Chairman of the Board) (4,784,821 shares).

                            DESCRIPTION OF SECURITIES

COMMON STOCK


Our charter authorizes the Company to issue up to 200,000,000 shares of common stock, par value $.001 per share. Of the 200,000,000 shares of common stock authorized, there were 103,386,834 shares of common stock issued and outstanding as of June 18, 2004. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "CPTC."


Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of common stock would be entitled to receive a pro rata share in any dividend available to holders of common stock. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.

WARRANTS CONVERTIBLE INTO COMMON STOCK

In conjunction with the common stock that was sold in the private offering dated December 16, 2003 (the "Private Offering"), we also issued warrants, which we will refer to in this prospectus as the "Warrants." The Warrants were issued on December 16, 2003 and were immediately exercisable following the closing at a price of $2.04 per share. The Warrants expire 5 years from the date of issuance. By exercising the Warrants, each purchaser of common stock pursuant to the Private Offering is entitled to purchase a number of shares of common stock equal to one-half of the number of shares of common stock purchased pursuant to the Private Offering. We are currently registering the shares of common stock issuable pursuant to the Warrants.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Singer Lewak Greenbaum & Goldstein LLP audited our financial statements at September 30, 2003 and S.W. Hatfield CPA audited our financial statements at September 30, 2002, as set forth in their reports. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP and S.W. Hatfield CPA, given on their authority as experts in accounting and auditing.

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered.

None of the experts or counsels named above own any interest in the Company.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, the Company's Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by
Section 78.751 of the Nevada General Corporation Law, the Company will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, the Company will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of the Company to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

INTRODUCTION

We are an Irvine, California based company providing high performance advanced composite core conductor cables for electric transmission and distribution lines. The proprietary new Aluminum Conductor Composite Core ("ACCC") cable transmits two times more power than comparably sized conventional cables in use today. ACCC can solve line sag problems, create energy savings through less line losses, has significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow transmission owners, utility companies, and power producers to easily replace transmission lines without modification to the towers using standard installation techniques and equipment, thereby avoiding the deployment of new towers and establishment of new rights-of-way that are costly, time consuming, controversial and may impact the environment. We have established strategic relationships with existing cable manufacturers to rapidly expand production and facilitate deployment to end users worldwide. Follow-on products include proprietary electrical towers and poles, wind turbine erection and support systems, and building components. See also Company website at: www.compositetechcorp.com.

We were incorporated under the laws of the State of Florida on February 26, 1980 as Eldorado Gold & Exploration, Inc. On January 13, 1987, we amended our Articles of Incorporation to change the corporate name to Eldorado Financial Group, Inc. and modified our capital structure to allow for the issuance of up to 100,000,000 shares of common stock at $0.001 par value per share.

On June 27, 2001, we changed our state of incorporation from Florida to Nevada by means of a merger with and into Eldorado Financial Group, Inc., a Nevada corporation formed on June 25, 2001, solely for the purpose of effecting the reincorporation.

On November 3, 2001, we exchanged 60,000,000 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of Transmission Technology Corporation ("TTC"), a privately-owned Nevada corporation incorporated on March 28, 2001. TTC was first formed to secure a license agreement related to patent-pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became our wholly-owned subsidiary. The Bylaws of TTC became our Bylaws.

In conjunction with the November 3, 2001, transaction, we changed our corporate name to Composite Technology Corporation and amended our Articles of Incorporation to allow for the issuance of up to 5,000,000 shares of $0.001 par value Preferred Stock from none previously authorized and for the issuance of up to 200,000,000 shares of $0.001 par value common stock from the 100,000,000 shares previously authorized.

On December 28, 2001, our Board of Directors, and the Board of Directors for TTC established the initial year-end of September 30 for TTC and, concurrently, elected to change our fiscal year-end from December 31 to September 30. This action was taken after an evaluation and review of the November 3, 2001, acquisition transaction, our operations and the operations of TTC.

Our acquisition of TTC effected a change in control and was accounted for as a "reverse acquisition" whereby TTC is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the reset year-end of September 30, 2001, the financial statements of the Company reflect the historical financial statements of TTC from its inception on March 28, 2001,and our operations subsequent to September 30, 2001, as retroactively adjusted for the transactions on November 3, 2001.

PRINCIPAL PRODUCT

Our principal product is our proprietary patent pending ACCC cables which have been developed over the past two years. These unique electrical transmission and distribution cables are able to deliver more power (ampacity) than conventional ACSR (aluminum conductor steel reinforced) cables that are in worldwide use today. ACCC cables are similar in weight and size to typical conventional steel reinforced cable, but they have a much higher ampacity rating, thus allowing them to replace existing overhead lines without structural modification of the supporting tower systems while allowing far more power to be transmitted. Independent reviews confirm that the use of this technology to replace existing lines could improve the reliability and reduce the stress on the overloaded electrical infrastructure at a fraction of the cost and in a much shorter time period than is required to create expensive new rights-of-way and build new tower systems to run new lines. Our technologies are based upon a high-strength composite core that replaces steel cores found in most conventional cables, resulting in extremely low sag even at high temperature operation. An additional feature is cooler operation since there are less line losses associated with inductive heating involved with steel cores, resulting in energy savings and lower electromagnetic fields. The cables' greater power throughput is primarily due to higher conductivity as a result of the addition of significantly more aluminum in the same size cable and the use of pure annealed aluminum rather than the less conductive aluminum alloy in use today. ACCC cable is truly an engineered product that can be designed and manufactured to satisfy unusual utility requirements, such as providing individual conductor specifications to rapidly and cost-effectively solve problems in ways previously thought to be unachievable. An example is a utility with existing, aging support structures that must be de-rated due to their age and condition, where we can provide ACCC unique designs to allow installation of lighter conductors with far greater ampacity than normally available to utility planners. Another example is if new system construction is required to support new generation sources of supply, we can predict the size and cost of new towers to be significantly reduced due to the higher composite core tensile strength, the reduced sag and the higher ampacity of the ACCC cables.

In addition, the ACCC cable's outside conductive wire portion is the same diameter and helical configuration as the conventional ACSR cable, which means that it can be handled and spliced with minimal re-training of utility linemen. The only difference is the splicing of the inside composite core (and the splicing of the fiber optic bundle, if requested by the utility). The splicing techniques have been developed and demonstrated by technicians retained by us. Further, FCI/Burndy, one of the world's largest cable hardware manufacturers, is now making and successfully testing first generation connecting hardware for ACCC.

Electricity now accounts for nearly 40% of total energy consumption in the United States and in other countries with similar levels of economic development. The electricity system has emerged as the world's most critical infrastructure, in the sense that it enables all other infrastructures to function. To ensure the capability and reliability of electricity systems in the twenty-first century, new advanced materials, polymers, composites and special structures will be required. High-performance polymeric cables, such as our ACCC cables, are expected to meet the needs of the electrical industry because they are the same weight or lighter, have a higher current carrying capacity and are better able to tolerate high stresses during emergency overload conditions.

The US Department of Energy and electrical industry leaders agree that there is an immediate need for a reasonably priced higher performance cable. This urgent need was clearly confirmed in the August 14, 2003 northeast blackout when 50 million people lost electrical power. Recent industry research has focused primarily on superconductors, which are very expensive and require constant cooling to cryogenic temperatures. While superconductors perform with low transmission losses, their much higher price, larger size, and increased maintenance constraints make them suitable only for select underground lines in highly congested power centers, such as New York City. We do not believe that this technology will be used in overhead transmission or distribution systems in the foreseeable future.

In November/December 2003, the first commercial ACCC cable was produced under contract by General Cable, one of the largest cable manufacturers in North America, using composite core we produced. The cable was designed by us to replace the ACSR "Drake" size (795 kcmil area) cable commonly used in transmission lines and in larger distribution lines. There are many other similar versions of ACSR cables with different specifications that will also be produced using the similar arrangements as the ACCC cable versions of the Drake model produced by General Cable. ACCC's unique core simply replaces the steel wires in the center of the ACSR with pultruded composite profiles. Therefore, the handling and splicing of the ACCC cable is similar to conventional cables, except for the joining of the composite core. Our ACCC cable that replaces "Drake" size cable is now ready for commercial orders.

In December 2003, the first commercial order was received for our ACCC cable for a new transmission line in Kansas. This order requires a smaller size ACCC cable to replace a "Hawk" size designation, which we anticipate to begin to produce in the second quarter of 2004. We will continue to design and produce other sizes of ACCC cable to fill customer requirements.

SALES AND DISTRIBUTION

During Fiscal Year 2003, we continued developing numerous key contacts with several North American and foreign cable manufacturers having an established, successful distribution network of existing mature customers to deploy our products. We have also opened discussions with direct end-users of our products. We anticipate these distribution channels/methods/contacts may yield successful results during Fiscal Year 2004. We are also seeking to distribute our products internationally through joint ventures and/or other contractual relationships with cable manufacturers that are designed to fit the laws and tax structures of the countries where they will be domiciled. Active discussions are underway on five continents.

The first sale of 21 circuit miles of our products (Engineering Procurement and Construction contracts valued up to $2.675 million) was signed in December, 2003 in the state of Kansas involving a major utility and a municipal end user. Our initial ACCC cable sales efforts are being targeted at potential customers that have the greatest need for a solution to congested line circuits or aging transmission systems. We have initiated discussions with potential customers for our ACCC cable including generation companies and transmission grid owners located throughout the United States and the world, as well as various local, state and federal government agencies in the United States, Canada and Mexico. In order to further this effort, demonstration activities are in process with the U.S. Department of Energy's offices at Oak Ridge, Tennessee (ORNL) and the Western Area Power Administration (WAPA) in Phoenix, AZ. An understanding in principal has also been reached with the New York State Energy Research and Development Authority (NYSERDA) for supply of a power drop using ACCC to supply their new state-of- the-art Saratoga Technology + Energy Park near Saratoga, NY.

Our products are targeted at an industry which is mature in North America and developing in various other countries around the world, such as China and South America. Although the power generation and distribution industry is relatively conservative by nature and evolution, events impacting domestic electric distribution, such as the August, 2003 northeast blackout, followed by several European blackouts, cause us to believe that our products will be accepted on a more rapid than "normal" product evaluation process. We have produced several miles of ACCC cable for demonstrations during Fiscal Year 2004 in the North American, Chinese, European and South American markets.

Following a parallel path sales strategy, we have continued to be in contact with selected companies or agencies that are in early stages of project development of generation facilities requiring new transmission or distribution systems.

Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers.

We also believe that the utility industry will benefit significantly through simplified installation methods, as well as through the introduction of emerging innovation. New product lines should also provide further value for the utility companies, while adding new revenue streams for us.

MANUFACTURING

We design, prototype and produce our proprietary high speed composite core manufacturing systems for our own use and for sale to our joint venture partners and/or licensees, as appropriate. We will, in most instances, produce cable through relationships with existing cable makers, by having them add helically stranded combinations of individual aluminum wires around the composite core we supply.

The composite cores produced by us, and tested by independent laboratories, are manufactured using a proprietary pultrusion process. This process allows numerous glass and carbon filaments to be pre-tensioned, impregnated with high performance thermoset resin systems, and rapidly cured as the product emerges through a heated die. The shape of the various dies dictates the finished shape of the pultruded parts. The proprietary resin formulations used by us are highly resistant to temperature, impact, tensile, and bending stresses, as well as to the harsh environmental conditions encountered in the field. In addition to the pultruded products' structural attributes, long life and resistance to high energy electrical fields are the processing advantages. Thermoset resin systems, rapidly catalyzed by chemical and heat reactions, allow the potential of high-speed processing. We have started to develop high-speed processing technologies, through scaled prototypes, and intend to build production-ready equipment in Fiscal Year 2004.

We have started to manufacture our ACCC cable core at our facilities and through a subcontractor. We have wrapped the core with aluminum to produce a finished product using a major cable manufacturer as subcontractor in order to reduce market entry time and costs. We believe that these methods allow us to produce ACCC cables with much lower initial capital expenditures which allows a more rapid deployment of the Company's products. Presently we can produce approximately 10 miles of ACCC cables per day and we expect to increase production to approximately 100 miles per day during Fiscal Year 2004 using available subcontract facilities (coinciding with market requirements/orders). Arrangements are also being discussed for expansion of production capacity if orders exceed our planned capacity.

In any of these scenarios, we anticipate a potential need for additional capital to facilitate the development of our products. We anticipate debt financing or sale of our equity securities, either through private placements or secondary public offerings, to raise the necessary capital to execute our production plan. We may also secure license payments and/or venture relationship payments from prospective manufacturers and/or secure deposits on products/machines ordered.

Our principal raw materials are glass and carbon fibers, plus various polymer resins and high-grade aluminum. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly in the past and may vary significantly in the future.

INTELLECTUAL PROPERTY

We filed U.S. Provisional Patent Application No. 60/374,879 on April 23, 2002. We filed PCT Application Serial No. PCT/US03/12520 on April 23, 2003, and United States Continuation-In-Part Applications Serial Nos. 10/692304, filed October 23, 2003; 10/691447, filed October 22, 2003; and 10/690839, filed October 22,
2003. We have preserved all of our foreign filing options of interest. The inventors of record of all of our applications are Dr. Clem Hiel and Mr. George Korzeniowski. Dr. Hiel is world-renowned in the field of composite materials engineering and design. Mr. Korzeniowski has a long and very distinguished career dealing directly with design, building and operating pultrusion processing equipment for composite products manufacturing. Our patent applications deal with novel composite materials, a range of materials for such composites, processing to produce composite materials, range of operating characteristics, and various products made from such composite materials. The primary products disclosed are electrical transmission conductors that substitute the related composite materials in place of standard steel reinforced cable. The composite materials are characterized by both chemistry and physical properties, and particular examples are included. Product characteristics such as ampacity, elevated operating temperatures, lower electrical resistance, light weight, high strength composite fiber packing density, corrosion, stiffness, thermal expansion, toughness, fatigue life, creep resistance, wear resistance and fiber strength are addressed. Novel pultrusion processing techniques are also disclosed, which techniques are applicable to both the conductor applications as well as other composite based products. Numerous cross sectional cable designs are disclosed, as well as various methods and designs for splicing composite cables. Transmission systems incorporating our novel composite cables are also addressed.

Based on available information, and after prior art searches by our patent strategists, we believe our pending patent applications provide the basis for us to, over time, be issued a number of separate and distinct patents. Our patent applications will continue to be supplemented with new information based on our prototype preparation and testing. Our patent applications specifically focus on materials and conductors conforming to industry specifications and requirements, as presently in place and as anticipated for the future. If we are successful in being granted patent protection consistent with the disclosures in these applications, it is anticipated that we will have a dominant position in the field of composite-based electrical conductors.

Our subsidiary, Transmission Technology Corporation ("TTC"), entered into an exclusive technology license agreement with W.B.G., Inc., a California corporation ("WBG"), on May 7, 2001 (the "License Agreement"). The License Agreement related to patent pending composite reinforced aluminum conductor technologies and all improvements and gave TTC an exclusive license to the technologies covered by the License Agreement. CTC, TTC and WBG (aka WBGA) were involved in litigation regarding the interpretation and enforcement of the License Agreement. The lawsuits were settled amicably in February 2003, resulting in a revised License Agreement between W. Brandt Goldsworthy & Associates, Inc. (WBGA) and CTC. The new License Agreement ("New License Agreement") supersedes the previous License Agreement. The New License Agreement grants CTC the exclusive license for use of any components in CTC's ACCC products that include items contained in patent claims granted to WBGA by the U.S. Patent and Trademark Office ("USPTO"). The New License Agreement also provides CTC a broader non-exclusive license for any other pultuded composite core electrical cable designs characterized by WBGA as CRAC-1. The New License Agreement bears a 2% royalty on net sales revenues for that component of ACCC using any patent claim issued to WBGA and a 1% royalty for any component of the CRAC-1 technology, if any, used by CTC, provided WBGA is granted valid patent claims by USPTO. To date no such claims have been granted by USPTO to WBGA. We have been notified that the rights to the New License Agreement as Licensor have been transferred to James M. Dombroski pursuant to Mr. Dombroski's execution of a lien on the asset dated December 29, 2003. The duration of the New License Agreement is for the life of any patent granted to WBGA by USPTO for the specific technologies licensed herein.

Goldsworthy has no relevant patents issued to date. To the best of our knowledge, Goldsworthy and his affiliate companies have filed a patent application that might be potentially relevant to our intended products. This application was filed on November 1, 1999. The application received a final rejection from the US Patent and Trade Office on June 9, 2001. We have no knowledge of the status of the application following this final rejection, in spite of numerous requests pursuant to court ordered discovery. The Goldsworthy application generally discloses a composite reinforced electrical transmission conductor. The application was not prepared with a great deal of specificity, which makes it more unlikely that it will ever issue as a patent. Confidentiality restrictions prevent us from providing more detailed information, but our patent and legal advisors are carefully monitoring the matter. If the application somehow issues as a patent, the New License Agreement grants us both exclusive and non-exclusive rights to the patent and all improvements as referred to hereinabove.

We are currently pursuing patent protection for other composite based products and applications. It is anticipated that these additional patent applications will be filed in the near future. We also anticipate filing trademark applications to secure protection of our trademarks.

MARKETABILITY

The U.S. Department of Energy has reported that much of the nation's electrical transmission and distribution infrastructure is rapidly becoming incapable of meeting the demands of our modern economy since the consumption of electricity has doubled over the last 10 years. Traditionally, utilities would be adding new transmission capacity to handle the expected load increase, but because of difficulty in obtaining permits and the uncertainty over receiving an adequate rate of return on investment, the total of transmission circuit miles added annually has been stagnant. Obtaining approval to site and build new electricity transmission is becoming more difficult due to environmental concerns, the perceived health effects of electric and magnetic fields, interest groups' concerns, and the concern that property values would decline along transmission line routes. In the period from 1985 to 1990, 10,000 new circuit miles were added in the United States, while only 4,000 circuit miles were added in the period from 1990 to 1995. We believe that there is an increased need for new conductors that deliver more power at a reasonable cost on the existing tower system.

COMPETITION

There are three principal manufacturers of traditional bare overhead (ACSR) conductors which supply the United States market: Southwire Company, reportedly with over one third of the US market; General Cable Corporation and Alcan Cable, both reportedly supply most of the balance of the market. Outside of the United States market, key manufacturers for ACSR cable include Nexans in Europe, Pirelli Cable in Europe, Condumex in Mexico, Jaingsu Far East Group Company, Ltd., in China, Aberdare in South Africa, and numerous others.

Some of these cable manufacturers produce variations of ACSS (Aluminum Conductor Strength Steel) reinforced with higher strength steel alloys that allow the use of trapezoidal shaped wires, similar to the Company's cable, but still have the following problems, particularly in retrofit applications: when compared with equivalent sized ACSR cables, the ACSS cable is normally heavier and thus may require higher tension and resulting tower modifications; it is also higher cost than ACSR cables. When compared with the Company's ACCC cables, the ACSS cable:
(i) has less aluminum conductive cross-section than ACCC cables resulting in less power capacity; (ii) has much higher sag than ACCC cables; (iii) has line losses associated with inductive heating of a ferromagnetic core; (iv) has more electromagnetic field generation; and (v) with respect to new line projects, would require a greater number of taller towers than ACCC cables, with the only disadvantage being it is slightly less expensive than ACCC cables.

The following developmental-stage efforts may eventually compete with our ACCC cable:

o 3M Company reports that they have developed Aluminum Conductor Composite Reinforced (ACCR), a new metal matrix core conductor under testing, which they claim is expected to have increased ampacity over ACSR by 1.5 to 3 times at very high temperatures. Its price is reported to be seven to nine times higher than ACSR. We have not seen any published performance data from independent third parties as to certified test results for this conductor, although our study of available data indicates that our ACCC cable will have higher performance specifications at equivalent temperatures. 3M Company literature also indicates that some modifications from the ACSR-norm in handling and installation procedures may be required. Such literature also notes that the conductivity of the aluminum is lower than the aluminum in conventional ACSR and also lower than our ACCC. We have not been able to determine when the product will be commercially available.

o Korea Electric Power Corporation completed 24 overhead transmission line upgrade projects between 1994 and 1997 where they replaced existing conductors with high-ampacity conductors using existing towers and rights-of-way. They used the "Super Thermal Resistant Aluminum Alloy Conductor with Invar Reinforcement" ("STACIR"), first introduced in 1994. The cable can operate to 210 degrees Celsius with its ampacity approximately doubled. The cost of STACIR is estimated to be four to seven times higher than ACSR with slightly increased line losses. Limited market acceptance of this product has occurred, although we believe that it is mainly in Korea.

o A multi-sectioned cable known as the GAP cable has been introduced by Sumitomo. This conductor has reportedly experienced mixed results in various applications and industry evaluation continues. Some difficulties in handling and installing this conductor have been reported. We believe that significant structural strengthening is required for its use.

o    Several   companies   are  in  the   preliminary   stages   of   developing
     superconducting technology in the form of liquid nitrogen-cooled superconductor power cables, which are capable of conducting with very low losses. The disadvantage is that the cost of such cables is expected to be up to fifty (50) times the current price of conventional systems, so that it would only be practical in specific short underground installations in downtown metropolitan areas, such as New York City. Overhead use is not presently anticipated.

Based upon preliminary test results, both internal using our own test equipment and when conducted by independent third parties, we believe the ACCC cable meets or exceeds industry standards for quality and performance when compared to ACSR. We are not presently aware of any comparable conductor in terms of cost and performance.

GOVERNMENTAL REGULATION

We are not aware of any specific government regulations governing the design and specifications of bare overhead conductors in the United States. We do not believe the manufacture of ACCC cable is subject to any specific government regulations other than those regulations that traditionally apply to manufacturing activities such as the Occupational Safety and Health Act of 1970.

Our intended operations are generally subject to various federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. The Company anticipates, and to date has had, no difficulty in meeting these standards.

RESEARCH AND DEVELOPMENT

We have spent considerable funds on research and development of our proprietary, patent pending ACCC and related electrical system component technologies. We anticipate the need to continue spending significant funds to protect the ACCC technologies. We have also filed patents with respect to certain new hardware components, new related tower and pole structures, and advanced production equipment lines. The costs associated with development work on new equipment lines is expected to be recovered through the purchase of such equipment by our licensees, manufacturing partners, or joint ventures. We estimate that in Fiscal Year 2003 we spent approximately $3,513,613 on development costs and in Fiscal Year 2002 approximately $638,555.

EMPLOYEES

As of the date of this filing, we currently have twenty-two full time employees. We have three officers, six corporate managers, two corporate administrative assistants, four production managers, four production assistants, and three consultants. We have entered into "at-will" and "as needed" consulting contracts with various marketing and business consultants and composite experts to provide us with the necessary technical skills which are required to execute our business plan and bring our products to market. Contracts also exist for legal, patent strategy and accounting services. Recruiting efforts will continue as we bring our products to market.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and related notes thereto included in this prospectus. The following discussion contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

OVERVIEW

RESULTS OF OPERATIONS

We have had no revenue for either the Fiscal Years ended September 30, 2003 or September 30, 2002.

PLAN OF OPERATION

We started to manufacture our ACCC cable and wrapped it with aluminum into a product for testing during the last quarter of Fiscal Year 2003. In order to reduce market entry costs, we have established subcontractor relationships to manufacture our ACCC cable product line. These methods allow us to produce ACCC cables with much lower initial capital expenditures. This allows a more rapid deployment of the Company's products. Presently we can produce approximately 10 miles of ACCC (Drake size) cable per day and we expect to increase this to approximately 100 miles per day during Fiscal Year 2004 (coinciding with market requirements/orders).

The composite cores produced by the Company have successfully undergone substantial testing by independent laboratories. Testing of completed ACCC cable have also been successful. All tests are being performed to accepted industry standards and, in some cases, to specific utility company protocols. To date all results meet or exceed industry requirements. Additional demonstration testing is scheduled over the next several months by a part of the Electric Power Research Institute (EPRI), the U.S. Department of Energy at Oak Ridge National Laboratories (ORNL), the Western Area Power Administration (WAPA), the New York State Energy Research & Development Authority (NYSERDA) and CIGRE (Europe's equivalent to IEEE).

We have begun commercial marketing and secured our first commercial order in December of 2003 for a 21 mile long new ACCC transmission line of a new smaller "Hawk" sized cable under a $2.675 million dollar contract for design, production, and installation in Kansas during Fiscal Year 2004. Production for the new "Hawk" size is expected to start during the second quarter of 2004 with installation anticipated during the third quarter of 2004. Several other domestic contract negotiations are underway.

We plan to continue designing, prototyping and producing our proprietary high speed manufacturing systems for our own use and for sale to our joint venture partners and/or licensees, as appropriate. We will, in some instances, produce cable through relationships with existing cable makers, by having them add helically stranded combinations of individual aluminum wires around the composite core and/or by using our proprietary pultrusion systems which the Company will supply.

We are also beginning design and fabrication of specialized machines to produce composite poles, lattice towers and wind turbine support towers. Prototypes are projected to be available in late Fiscal Year 2004. We plan to use separate subsidiaries, CTC Towers & Poles Corporation and CTC Wind Systems Corporation to carry out commercialization of these machines and opportunities in wind turbine support towers.

Our products are targeted at an industry which is mature in North America and developing in various other countries around the world, such as China and South America. We have produced several miles of ACCC cable for specific demonstrations during Fiscal 2004 in the North American, Chinese, European and South American markets. We expect these to lead to venture relationships throughout the world, wherein we would secure strategic relationships with a strong resident companies that are already in the business of producing and supplying to our product markets.

We completed a $3,000,000 financing in December of 2003 which we believe will cover anticipated operating expenses during Fiscal Year 2004 while we secured payments from the present order and attempt to secure potential orders during Fiscal Year 2004. We also anticipate calling all or part of the 8.2 million warrants that could yield $3.5 million. Such warrants are subject to a call by us if the underlying shares were registered and the stock price remained above 150% of the exercise price, for which the highest exercise price is $0.80 per share. We may also be able to secure direct financing through advance orders, deposits to secure strategic partnerships or joint venture relationships, or direct investment in its new subsidiaries to provide most financial requirements for the new non-cable products. At current and projected expenditure rates, we believe that hawse have sufficient cash reserves to sustain operations for approximately one year. If there is significantly greater demand for our ACCC cable products then we may seek additional financing to fund expansion or finance raw materials or order inventory.

We plan to continue using our present model of subcontracting for all or most of the production of our products and plan to continue to utilize our key strengths for the research and development of new products, new processes and specialized machinery to produce the products, and the marketing and sales of technology based new products.

PRODUCT RESEARCH AND DEVELOPMENT

We continue to believe research and development activities are important to our success. Over the past 12 calendar months we completed various composite reinforced cable designs and developed the hardware required to splice, terminate, and extend the cable. Additionally, we designed and sought patents for novel composite structures. We plan in Fiscal Year 2004 to complete a unique prototype high speed production equipment line that will allow for the cost effective production of several types of composite shapes for use in distinct complex composite products.

ACQUISITION OF PLANT AND EQUIPMENT

We do not own any real estate. We have designed, built and successfully operated two pultrusion lines for ACCC composite core. These lines have been moved into a new leased facility, along with the materials and machinery necessary to construct additional high speed production lines for development of other products for the electrical energy marketplace during Fiscal Year 2004. Additional fabrication equipment and materials will be necessary to complete these tasks.

PERSONNEL

We currently have 19 full time employees. We have 3 officers, 6 corporate managers, 2 corporate administrative assistants, 4 production managers and 4 production assistants. We also utilize the services of three consultants.

Numerous technical skills will be required to bring our products to market. Recruiting efforts have begun and will continue in the near future. Independent consultants, accountants and attorneys have been retained in the past and will continue to be used extensively in the future.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

                             DESCRIPTION OF PROPERTY

We do not own any real estate. During fiscal year 2003, we rented office space in Irvine, California on a month to month basis at a rate of $4,600 per month and we rented 8,000 square feet of manufacturing space on a month to month basis for $8,000 per month. On January 1, 2004, we leased a combination manufacturing and office facility in Irvine, California with approximately 105,120 square feet for seven years with the first cash payment beginning March 1, 2004 for $73,584 per month, since January and February of 2004 rent was paid by a grant of 140,160 restricted shares to the landlord, with a provision for no security deposit. We have negotiated a sublease for 10,560 square feet of office space at $1.25 per square foot beginning March 1, 2004 with an option for an additional 5,600 square feet at $1.25 per square foot, all for a term of 1.5 years.

We own 3,000 shares of Integrated Performance Systems, Inc. ("IPS"), a publicly-traded electronics manufacturing corporation located in Frisco, Texas. IPS is a manufacturer and supplier of performance-driven circuit boards for high-speed digital computer and telecommunications applications.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Between December 21, 2001,and February 11, 2002, Red Guard made five
(5) short-term working capital loans to the Company aggregating $57,000. Each respective loan was for a term of six months and bore interest at 10 1/2% per annum. On September 30, 2002, the Company and Red Guard consummated a transaction whereby Red Guard exchanged 100.0% of the issued and outstanding Series A Preferred Stock; all accrued, but unpaid, dividends; certain short-term working capital loans; and all accrued, but unpaid, interest in return for certain of the Company's investment interests in other companies.

Prior to the consummation of the transactions contemplated by the Reorganization Agreement, Glenn Little was the controlling stockholder of the Company, owning 8,548,899 shares of common stock. On November 3, 2001, as part of the transactions contemplated by the Reorganization Agreement, he contributed, without consideration, 3,116,515 shares of common stock to the Company for cancellation. In addition, for his services in connection with the transaction, he was issued 185,000 shares of common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "CPTC." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board.

                                                            HIGH          LOW
                                                            ----          ---
QUARTER ENDED 2001/2002
      December 31, 2001..................................   $9.00         $2.00
      March 31, 2002.....................................   $6.50         $0.60
      June 30, 2002......................................   $0.70         $0.14
      September 30, 2002.................................   $0.54         $0.11

                                                            HIGH          LOW
                                                            ----          ---
QUARTER ENDED 2002/2003
      December 31, 2002..................................   $0.25         $0.09
      March 31, 2003.....................................   $0.61         $0.16
      June 30, 2003......................................   $0.52         $0.32
      September 30, 2003.................................   $2.67         $0.49
      December 31, 2003..................................   $1.94         $1.82

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of February 10, 2004, there were approximately 2,568 stockholders of record of our common stock and no stockholders of record of our Preferred Stock.

DIVIDENDS

We have never paid any dividends on the common stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the Preferred Stock in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

On May 15, 2001, TTC established the 2001 Incentive Compensation Stock Option Plan ("TTC PLAN"). After the Plan of Reorganization between TTC and El Dorado (the predecessor of CTC) in November 2001, we suspended using the TTC Plan and planned to convert the granted options to a new CTC plan. We established our 2002 Non-Qualified Stock Compensation Plan (the "Plan") on February 27, 2002 with 9,000,000 shares approved and terminated the TTC Plan. The purpose of the Plan is to grant stock and stock options to purchase our common stock to our employees and key consultants. On February 17, 2003 by Written Consent in Lieu of Annual Meeting the Plan was approved and amended to include an additional 5,000,000 shares and declared effective on that date and approved the transfer of options granted to two Director/Officers under the TTC Plan to the Plan. The total amount of shares subject to the Plan is 14,000,000 shares.

The following table sets forth information regarding our compensation plans and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.


                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                Number of securities
             Plan Category                Number of securities to       Weighted-average         remaining available
                                          be issued upon exercise       exercise price of        for future issuance
                                          of outstanding options,     outstanding options,
                                            warrants and rights        warrants and rights

Equity Compensation Plans approved by         10,007,740                   $0.41                      3,992,260
security holders.

Equity Compensation Plans not approved                 0                       0                              0
by security holders.
                                 TOTAL        10,007,740                   $0.41                      3,992,260

STOCK COMPENSATION ISSUANCES

On February 27, 2002 we filed a registration statement on Form S-8 (Registration No. 333-83504) registering 9,000,000 shares of stock pursuant to our 2002 Non-Qualified Stock Compensation Plan, and such registration statement and prospectus are expressly incorporated by reference to this registration statement and prospectus. On October 24, 2002, our Board of Directors voted to amend the plan by increasing the number of shares of common stock authorized under the plan to 14,000,000, which was approved by a majority of our stockholders on February 17, 2003. Our intention to register these additional shares was noted in our definitive proxy filed with the Securities and Exchange Commission on January 27, 2003.

Between March 18, 2003 and February 4, 2004, pursuant to the plan, we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants. On February 5, 2004 it came to our attention that we and our counsel had inadvertently failed to file the Form S-8 registration statement registering the additional shares. All parties, including our management, the consultants and the subsequent purchasers assumed that the shares issued had been registered in accordance with the Securities Act of 1933, as amended.


It is possible that these issuances will not be deemed exempt from the registration or qualification requirements under federal or state securities laws. Accordingly, the shares purchased pursuant to these options and the options we granted may have been in violation of federal and state securities laws, and may be subject to rescission. If rescission is required, and all offerees accept the rescission offer, we could be required to make aggregate payments to holders of these shares and options. We may also be required to conduct a rescission offer in one or more states, and have not yet determined the extent our liability in this event.


In addition, successful completion of our rescission offer may not terminate a purchaser's right to rescind a sale of securities that was not registered under the Securities Act or otherwise exempt from registration. Accordingly, should the rescission offer be rejected by any or all offerees, we may continue to be contingently liable under the Securities Act for the purchase price of these shares.


If it is determined that we are subject to these contingent liabilities, we believe that we have sufficient financial resources to fund required payments, if any are required, to holders of any shares or options entitled to receive, and who accept, our rescission offer. At this time, however, we are not aware of any claims for rescission against us. Please refer to our risk factor titled "WE ISSUED DULY AUTHORIZED SHARES TO EMPLOYEES AND CONSULTANTS UNDER OUR 2002 NON-QUALIFIED STOCK COMPENSATION PLAN UNDER THE INCORRECT ASSUMPTION THAT WE HAD REGISTERED THE SHARES PURSUANT TO FEDERAL SECURITIES LAWS. HOWEVER, WE SUBSEQUENTLY REALIZED THAT THESE SHARES HAD NOT BEEN REGISTERED PRIOR TO ISSUANCE. AS A RESULT, OUR ISSUANCE MAY HAVE VIOLATED FEDERAL AND STATE SECURITIES LAWS, AND MAY RESULT IN OUR LIABILITY TO CERTAIN SUBSEQUENT PURCHASERS OF THESE SHARES" disclosure related thereto.



                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended September 30, 2003, 2002 and 2001. None of our executive officers received compensation in excess of $120,000 for the fiscal years ended September 30, 2003, 2002 or 2001, respectively. The following table summarizes all compensation received by our Chief Executive Officer, President and Chief Financial Officer in fiscal years 2003, 2002 and 2001.



                  Annual Compensation                                           Long-Term Compensation
                  -------------------                                           ----------------------

                                                                       Awards                    Payouts
                                                                       ------                    -------

                                                          Other             Restricted Securities
                                                          Annual            Stock      Underlying       LTIP     All Other
Name and                  Fiscal     Salary       Bonus   Compensation      Award(s)   Options/SARs     Payouts  Compensation
Principal Position         Year       ($)          ($)        ($)               ($)        (#)            ($)        ($)
------------------        ------    --------      -----   ------------      -----------------------     -------  ------------
Benton H. Wilcoxon         2003     $120,000        -          -                 -        635,216          -        -
Chief Executive            2002     $ 60,000        -          -                 -        635,216          -        -
Officer                    2001     $ 30,000        -          -                 -        635,216          -        -

C. William Arrington       2003     $120,000        -          -                 -        635,216          -        -
President                  2002     $ 60,000        -          -                 -        635,216          -        -
                           2001     0               -          -                 -        635,216          -        -

Brent N. Robbins           2003     $30,000         -          -                 -        750,000          -        -
Chief Financial
Officer (former)


The following table shows all grants during the fiscal year ended September 30, 2003 of stock options under our stock option plans to the named executive officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               (Individual Grants)



                                      Percent of
                  Number of           Total Options
                  Securities          Granted to
                  Underlying          Employees         Exercise or
                  Option              during Fiscal     Base Price    Expiration
         Name     Granted (#)         Year (%)          ($/Sh)        Date
         ----     -----------         --------          ------        ----
Brent N. Robbins  750,000             100%               $0.53        12/31/2011

The following table provides information as to the number and value of unexercised options to purchase the Company common stock held by the named executive officers at September 30, 2003. None of the named executive officers exercised any options during the fiscal year ended September 30, 2003.

    AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE



                           Number of Securities Underlying           Value of Unexercised In-the-Money
                           Unexercised Options at Fiscal Year-       Options at Fiscal Year-End ($)
         Name              End (#) Exercisable/Unexercisable         Exercisable/Unexercisable
         ----              ---------------------------------         -------------------------
Benton H. Wilcoxon         635,216 / 0                                 $1,232,319.04 / $0
C. William Arrington       635,216 / 0                                 $1,232,319.04 / $0
Brent N. Robbins           50,000 / 700,000                           $97,000 / $1,358,000


                 LONG-TERM INCENTIVE PLAN AWARDS ("LTIP") TABLE

                       The Company does not currently have
any LTIP.

COMPENSATION OF DIRECTORS

Directors do not receive compensation for their services as directors, but are to be reimbursed for expenses incurred in attending board meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                    Page
INDEPENDENT AUDITOR'S REPORTS                                                     F-2 - F-3

CONSOLIDATED FINANCIAL STATEMENTS

       Consolidated Balance Sheet as of September 30, 2003
         (audited)                                                                F-4

       Consolidated Statements of Operations for years ended September 30, 2003 and 2002 and for the period from March 28, 2001 (inception) to
         September 30, 2003 (audited)                                             F-5

       Consolidated Statements of Shareholders' Equity for years ended September
         30, 2003 and 2002 and for the period from March 28, 2001
         (inception) to September 30, 2003 (audited)                              F-6 - F-8

       Consolidated Statements of Cash Flows for years ended September 30, 2003 and 2002 and for the period from March 28, 2001 (inception) to
         September 30, 2003 (audited)                                             F-9

       Notes to Consolidated Financial Statements as
         of September 30, 2003 (audited)                                          F-10 - F-43

       Consolidated Balance Sheet as of December 31, 2003
         (unaudited)                                                              F-44

       Consolidated Statements of Operations for the three months ended
         December 31, 2003 and 2002 and for the period from March 28, 2001
         (inception) to  December 31, 2003 (unaudited)                            F-45

       Consolidated Statements of Cash Flows for three months ended
         December 31, 2003 and 2002 and for the period from March 28, 2001
         (inception) to December 31, 2003 (unaudited)                             F-46

       Notes to Consolidated Financial Statements as
         of December 31, 2003 (unaudited)                                         F-47 - F-52

       Consolidated Balance Sheet as of March 31, 2004 (unaudited)                F-53

       Consolidated Statements of Operations for the three months and the six months ended March 31, 2004 and 2003 and for the period from
          March 28, 2001 (inception) to March 31, 2004 (unaudited)                F-55

       Consolidated Statements of Cash Flows for the three months and the six months  ended March 31, 2004 and 2003 and for the period from
          March 28, 2001 (inception) to March  31, 2004 (unaudited)               F-58

       Notes to Consolidated Financial Statements as of
          March 31, 2004 (unaudited)                                              F-61 - F- 66

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Composite Technology Corporation and subsidiary
(development stage companies)

We have audited the accompanying consolidated balance sheet of Composite Technology Corporation and subsidiary (development stage companies) as of September 30, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We have not audited the balance sheets and statements of operations, shareholders' equity, and cash flows for the periods from March 28, 2001 (inception) to September 30, 2002, which constitute an accumulated deficit aggregating to $5,025,625. These periods have been audited by other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Composite Technology Corporation and subsidiary (development stage companies) as of September 30, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended September 30, 2003, the Company incurred a net loss of $6,751,252 and had negative cash flows from operations of $2,022,935. In addition, the Company had an accumulated deficit of $11,796,877 at September 30, 2003. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 16, 2004

[LOGO]
S. W. Hatfield, CPA
certified public accountants _____ Use our past to assist your future. sm

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Composite Technology Corporation

We have audited the accompanying restated consolidated statement of operations, restated statement of changes in shareholders' equity and restated statement of cash flows of Composite Technology Corporation (a Nevada corporation) and Subsidiary (a development stage enterprise) for the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the restated consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the restated consolidated results of operations and cash flows of Composite Technology Corporation and Subsidiary for the year ended September 30, 2002 and for the period from March 28, 2001 (date of formation) through September 30, 2002, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has no viable operations or significant assets and was dependent upon external sources to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note 2. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

We initially issued a Report of Independent Certified Public Accountants (Report) on the above listed financial statements, as previously restated, on December 5, 2003. Subsequent to the date of our Report, as noted in Note 4, Management of the Company discovered that the accounting for certain stock options, contracts and issuances of stock warrants had not been appropriately reflected in the Company's financial statements. The results of these findings reduced the Company's net loss by approximately $1,250,000 and decreased the Company's net loss per share by $0.01 and reduced the Company's net shareholders' deficit by a corresponding approximate $1,250,000. Accordingly, we withdraw our opinion dated December 5, 2003. No reliance should be placed on our opinion dated December 5, 2003.

                               S. W. HATFIELD, CPA

Dallas, Texas
January 16, 2004

214.342.9635
800.244.0639
f: 214-342-9601
swhcpa@aol.com

P. O. Box 820395
Dallas, Texas 75382-0395

9002 Green Oaks Circle
2nd Floor
Dallas, Texas 75243-7212

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003



                                        ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                 $  1,130,498
     Prepaid expenses and other current assets                       79,036
                                                               ------------
         Total current assets                                     1,209,534

PROPERTY AND EQUIPMENT, net                                         200,733
OTHER ASSETS                                                          9,000
                                                               ------------
                TOTAL ASSETS                                   $  1,419,267
                                                               ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable - trade                                  $    466,443
     Accrued legal settlement                                       145,600
     Accrued payroll and related expenses                            61,252
     Accrued dividends payable                                       40,393
     Accrued officer compensation                                   255,619
                                                               ------------

         Total current liabilities                                  969,307
                                                               ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Series B Preferred stock, $0.001 par value
         5,000,000 shares authorized
         1,000 shares issued and outstanding                              1
     Common stock, $0.001 par value
         200,000,000 shares authorized
         102,012,815 shares issued and outstanding                  102,013
     Common stock committed                                         194,375
     Common stock subscription receivable                           (50,000)
     Deferred compensation - stock options                         (661,746)
     Additional paid-in capital                                  12,662,194
     Deficit accumulated during the development stage           (11,796,877)
                                                               ------------
            Total shareholders' equity                              449,960
                                                               ------------
                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $  1,419,267
                                                               ============

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003

                                                                                              For the
                                                                                            Period from
                                                            For the Year Ended             March 28, 2001
                                                               September 30,              (Inception) to
                                                     -------------------------------       September 30,
                                                         2003               2002               2003
                                                     ------------       ------------       ------------
OPERATING EXPENSES                                                      (As restated *)    (As restated *)
     Officer compensation                            $    240,000       $    264,900       $    564,900
     General and administrative                         1,213,190            352,024          1,636,350
     Legal, professional, and consulting                1,496,655          2,923,488          4,537,843
     Research and development                           3,210,289                 --          3,210,289
     Reorganization                                            --                 --             30,000
     Depreciation                                          18,569              3,372             23,175
     Compensation expense related to
         issuances of common stock at
         less than fair value                                  --            527,500            603,500
     Compensation expense related to
         fair value of stock options - legal              269,225            166,425            435,650
     Compensation expense related to
         fair value of stock options - research
         and development                                  303,324            263,555            566,879
                                                     ------------       ------------       ------------

            Total operating expenses                    6,751,252          4,501,264         11,608,586
                                                     ------------       ------------       ------------

LOSS FROM OPERATIONS                                   (6,751,252)        (4,501,264)       (11,608,586)
                                                     ------------       ------------       ------------

OTHER EXPENSE
     Interest expense                                          --            (16,818)           (16,968)
     Carrying value impairment adjustment
         on investments in other companies                     --                 --           (137,230)
                                                     ------------       ------------       ------------
            Total other expense                                --            (16,818)          (154,198)

                                                     ------------       ------------       ------------

NET LOSS                                             $ (6,751,252)      $ (4,518,082)      $(11,762,784)

PREFERRED STOCK DIVIDENDS                                  20,000              5,871             34,093
                                                     ------------       ------------       ------------

NET LOSS AVAILABLE TO COMMON
     SHAREHOLDERS                                    $ (6,771,252)      $ (4,523,953)      $(11,796,877)
                                                     ============       ============       ============

BASIC AND DILUTED LOSS PER SHARE
     Loss per share                                  $      (0.08)      $      (0.07)
     Preferred stock dividend                                  --                 --
                                                     ------------       ------------

TOTAL BASIC AND DILUTED LOSS PER SHARE
     AVAILABLE TO COMMON SHAREHOLDERS                $      (0.08)      $      (0.07)
                                                     ============       ============

WEIGHTED-AVERAGE COMMON SHARES
     OUTSTANDING                                       87,132,657         68,537,780
                                                     ============       ============


* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003


                                                   Preferred Stock                     Common Stock
                                           ------------------------------       ------------------------------
                                              Shares            Amount             Shares            Amount
                                           -----------       ------------       ------------      ------------
BALANCE, MARCH 28, 2001
    (INCEPTION)                                     --       $         --           9,166,51      $      9,167
RECAPITALIZATION EFFECT OF
    REVERSE ACQUISITION WITH
    TRANSMISSION TECHNOLOGY
    CORPORATION                                  1,165                  1         57,333,485            57,333
PREFERRED STOCK DIVIDENDS
NET LOSS
                                           -----------       ------------       ------------      ------------

BALANCE, SEPTEMBER 30, 2001                      1,165                  1         66,500,000            66,500
ISSUANCE OF SERIES B
    PREFERRED STOCK                                320                 --
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                         2,065,790             2,066
      Consulting and legal fees                                                    4,319,868             4,320
      Investment in other
        company                                                                       42,500                42
      Conversion of notes
        payable and accrued
        interest                                                                     866,173               866
CANCELLATION OF COMMON
    STOCK UPON TERMINATION
    OF CONTRACT                                                                      (79,402)              (79)
FAIR VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)
EXCHANGE OF PREFERRED
    STOCK AND ACCRUED
    DIVIDENDS FOR INVESTMENT
    IN OTHER COMPANIES                            (165)      $         --
PREFERRED STOCK DIVIDENDS
NET LOSS (As restated *)
                                           -----------       ------------       ------------      ------------

BALANCE, SEPTEMBER 30, 2002                      1,320                  1         73,714,929      $     73,715
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                        16,786,410            16,786
      Services rendered for research
        and development                                                            3,803,900             3,804
      Legal services rendered                                                      4,950,000             4,950
      Offering costs                                                                 750,000               750
      Legal settlement                                                             1,500,000             1,500
      Payment of debt                                                                300,000               300
ISSUANCE OF WARRANTS FOR
      Services rendered for research
        and development
      Offering costs
      Legal settlement
                           COMMON STOCK COMMITTED FOR
    Cash
    Exercise of options
    Exercise of warrants
                                 OFFERING COSTS
                          DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED
SUBSCRIPTION RECEIVABLE
PREFERRED STOCK CONVERTED TO
    COMMON STOCK                                  (320)                --            207,576      $        208
PREFERRED STOCK DIVIDENDS
NET LOSS
                                           -----------       ------------       ------------      ------------

BALANCE, SEPTEMBER 30, 2003                      1,000       $          1        102,012,815      $    102,013
                                           ===========       ============        ===========      ============


* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003

                                                              Common            Deferred
                                            Common             Stock          Compensation      Additional
                                             Stock         Subscription          Stock            Paid-In
                                           Committed         Receivable          Options          Capital
                                          -----------       -----------       -----------       -----------
BALANCE, MARCH 28, 2001
    (INCEPTION)                           $        --       $        --       $        --       $ 2,001,570
RECAPITALIZATION EFFECT OF
    REVERSE ACQUISITION WITH
    TRANSMISSION TECHNOLOGY
    CORPORATION                                                                                  (1,292,946)
PREFERRED STOCK DIVIDENDS
NET LOSS
                                          -----------       -----------       -----------       -----------

BALANCE, SEPTEMBER 30, 2001                        --                --                --           708,624
ISSUANCE OF SERIES B
    PREFERRED STOCK                                                                                  32,000
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                                          956,444
      Consulting and legal fees                                                                   1,977,169
      Investment in other
        company                                                                                     191,408
      Conversion of notes
        payable and accrued
        interest                                                                                    152,730
CANCELLATION OF COMMON
    STOCK UPON TERMINATION
    OF CONTRACT                                                                                    (299,921)
FAIR VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                                          (1,664,275)      $ 1,664,275
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                                             429,980
EXCHANGE OF PREFERRED
    STOCK AND ACCRUED
    DIVIDENDS FOR INVESTMENT
    IN OTHER COMPANIES                                                                             (169,098)
PREFERRED STOCK DIVIDENDS
NET LOSS (As restated *)
                                          -----------       -----------       -----------       -----------

BALANCE, SEPTEMBER 30, 2002               $        --       $        --       $(1,234,295)        5,213,631
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                                                        3,164,010
      Services rendered for research
        and development                                                                           2,336,325
      Legal services rendered                                                                     1,758,135
      Offering costs                                                                                213,000
      Legal settlement                                                                               92,250
      Payment of debt                                                                                42,801
ISSUANCE OF WARRANTS FOR
      Services rendered for research
        and development                                                                              61,250
      Offering costs                                                                                 20,600
      Legal settlement                                                                               11,750
COMMON STOCK COMMITTED FOR
    Cash                                  $   100,000
    Exercise of options                        15,000
    Exercise of warrants                       79,375
OFFERING COSTS                                                                                  $  (251,350)
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED                                                             572,549
SUBSCRIPTION RECEIVABLE                                     $   (50,000)
PREFERRED STOCK CONVERTED TO
    COMMON STOCK                                                                                       (208)
PREFERRED STOCK DIVIDENDS
NET LOSS
                                          -----------       -----------       -----------       -----------

BALANCE, SEPTEMBER 30, 2003               $   194,375       $   (50,000)      $  (661,746)      $12,662,194
                                          ===========       ===========       ===========       ===========


* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003

                                            Deficit
                                          Accumulated
                                           during the
                                          Development
                                              Stage             Total
                                          ------------       ------------
BALANCE, MARCH 28, 2001
    (INCEPTION)                           $ (2,010,737)      $         --
RECAPITALIZATION EFFECT OF
    REVERSE ACQUISITION WITH
    TRANSMISSION TECHNOLOGY
    CORPORATION                              2,010,737            775,125
PREFERRED STOCK DIVIDENDS                       (8,222)            (8,222)
NET LOSS                                      (493,450)          (493,450)
                                          ------------       ------------

BALANCE, SEPTEMBER 30, 2001                   (501,672)           273,453
ISSUANCE OF SERIES B
    PREFERRED STOCK                                                32,000
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                        958,510
      Consulting and legal fees                                 1,981,489
      Investment in other
        company                                                   191,450
      Conversion of notes
        payable and accrued
        interest                                                  153,596
CANCELLATION OF COMMON
    STOCK UPON TERMINATION
    OF CONTRACT                                                  (300,000)
FAIR VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                       $         --
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED (As restated *)                       $    429,980
EXCHANGE OF PREFERRED
    STOCK AND ACCRUED
    DIVIDENDS FOR INVESTMENT
    IN OTHER COMPANIES                                           (169,098)
PREFERRED STOCK DIVIDENDS                 $     (5,871)            (5,871)
NET LOSS (As restated *)                    (4,518,082)        (4,518,082)
                                          ------------       ------------

BALANCE, SEPTEMBER 30, 2002                 (5,025,625)          (972,573)
ISSUANCE OF COMMON
    STOCK FOR
      Cash                                                      3,180,796
      Services rendered for research
        and development                                         2,340,129
      Legal services rendered                                   1,763,085
      Offering costs                                              213,750
      Legal settlement                                             93,750
      Payment of debt                                              43,101
ISSUANCE OF WARRANTS FOR
      Services rendered for research
        and development                                            61,250
      Offering costs                                               20,600
      Legal settlement                                             11,750
COMMON STOCK COMMITTED FOR
    Cash                                                     $    100,000
    Exercise of options                                            15,000
    Exercise of warrants                                           79,375
OFFERING COSTS                                                   (251,350)
DEFERRED COMPENSATION - FAIR
    VALUE OF STOCK OPTIONS FOR
    SERVICES RENDERED                                             572,549
SUBSCRIPTION RECEIVABLE                                           (50,000)
PREFERRED STOCK CONVERTED TO
    COMMON STOCK                                                       --
PREFERRED STOCK DIVIDENDS                 $    (20,000)           (20,000)
NET LOSS                                    (6,751,252)        (6,751,252)
                                          ------------       ------------

BALANCE, SEPTEMBER 30, 2003               $(11,796,877)      $    449,960
                                          ============       ============

* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002 AND
                       FOR THE PERIOD FROM MARCH 28, 2001
                        (INCEPTION) TO SEPTEMBER 30, 2003

                                                                                               For the
                                                                                             Period from
                                                             For the Year Ended             March 28, 2001
                                                                September 30,               (Inception) to
                                                      -------------------------------       September 30,
                                                          2003               2002               2003
                                                      ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES                                    (As restated *)    (As restated *)
    Net loss                                          $ (6,751,252)      $ (4,518,082)      $(11,762,784)
    Adjustments to reconcile net loss
      to net cash used in operating activities
        Depreciation                                        18,569              3,372             23,175
        Amortization of prepaid expenses
             originally paid with common stock              17,535             62,597             86,148
        Issuance of common stock for
           consulting, legal, and other expenses         4,103,214          1,563,263          5,666,477
        Issuance of common stock for legal
           settlement                                       93,750                 --             93,750
        Issuance of warrants for services
           rendered for research and
           development                                      61,250                 --             61,250
        Issuance of warrants for legal
           settlement                                       11,750                 --             11,750
        Compensation expense related to
           issuances of common stock at
           less than fair value                                 --            527,500            603,500
        Compensation expense related to
           fair value of stock options                     572,549            429,980          1,002,529
        Carrying value impairment adjustment
           on investments in other companies                    --                 --            137,230
        (Increase) decrease in Prepaid expenses
             and other current assets                      157,000               (615)           156,385
        Increase (decrease) in
           Accounts payable - trade                   $   (497,093)      $    960,211       $    472,743
           Accrued legal settlement                        145,600                 --            145,600
           Accrued payroll and related
             expenses                                       61,252                 --             61,252
           Accrued interest payable                          3,250              9,851             13,101
           Accrued officer compensation                    (20,309)           246,000            225,691
                                                      ------------       ------------       ------------

Net cash used in operating activities                   (2,022,935)          (715,923)        (3,002,203)
                                                      ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Cash advanced by (to) officers, net                         --             38,670             29,928
    Purchase of property and equipment                    (198,694)           (17,814)          (223,908)
    Investments in other companies                              --                 --            (40,000)
                                                      ------------       ------------       ------------

Net cash provided by (used in) investing
activities                                                (198,694)            20,856           (233,980)
                                                      ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Common stock subscription receivable                   (50,000)                --            (50,000)
    Proceeds from sale of committed stock                  194,375                 --            194,375
    Payment for costs associated with
      the sale of common stock                             (17,000)                --            (17,000)
    Proceeds from notes payable                             30,000            223,000            253,000
    Proceeds from sale of preferred stock                       --             32,000            132,000
    Proceeds from sale of common stock                   3,180,796            421,010          3,854,306
                                                      ------------       ------------       ------------

Net cash provided by financing activities                3,338,171            676,010          4,366,681
                                                      ------------       ------------       ------------

Net increase (decrease) in cash and cash
    equivalents                                       $  1,116,542       $    (19,057)      $  1,130,498

CASH AND CASH EQUIVALENTS, BEGINNING
    OF PERIOD                                               13,956             33,013                 --
                                                      ------------       ------------       ------------

CASH AND CASH EQUIVALENTS, END OF
    PERIOD                                            $  1,130,498       $     13,956       $  1,130,498
                                                      ============       ============       ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION

    INTEREST PAID                                     $         --       $         --       $        150
                                                      ============       ============       ============


* Refer to Note 4 - Restatement

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002 AND
      FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO SEPTEMBER 30, 2003

             SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

During the year ended September 30, 2003, the Company completed the following:

o Converted $30,000 of short-term loans and accrued interest of $13,101 into 300,000 shares of common stock.

o Converted 320 shares of Series B convertible preferred stock into 207,576 shares of unregistered, restricted common stock.

o Issued 750,000 shares of unregistered, restricted common stock valued at $213,750 and warrants to purchase 200,000 shares of unregistered, restricted common stock valued at $20,600 for offering costs.

During the year ended September 30, 2002, the Company completed the following:

o Exchanged 165 shares of preferred stock and accrued dividends valued at $169,098 for investments in other companies.

o Converted $161,000 of notes payable and accrued interest into 866,173 shares of common stock.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

Composite Technology Corporation ("CTC") was incorporated under the laws of the State of Florida on February 26, 1980 as Eldorado Gold & Exploration, Inc. On January 13, 1987, CTC's Articles of Incorporation were amended to change the corporate name to Eldorado Financial Group, Inc., and CTC's capital structure was modified to allow for the issuance of up to 100,000,000 shares of common stock at $0.001 par value per share.

On June 27, 2001, CTC's state of incorporation was changed from Florida to Nevada by means of a merger with and into Eldorado Financial Group, Inc., a Nevada corporation formed on June 25, 2001 solely for the purpose of effecting the reincorporation. The Articles of Incorporation and Bylaws of the Nevada corporation are the Articles of Incorporation and Bylaws of the surviving corporation. Such Articles of Incorporation did not make any changes to the capital structure of CTC.

On November 3, 2001, CTC exchanged 60,000,000 shares of restricted, unregistered common stock for 100% of the issued and outstanding common stock of Transmission Technology Corporation ("TTC"), a privately-owned Nevada corporation incorporated on March 28, 2001. TTC was formed to own a license agreement related to patent-pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became a wholly-owned subsidiary of CTC.

In November 2001, in conjunction with the acquisition of TTC, Eldorado Financial Group, Inc.'s name was changed to Composite Technology Corporation, and its Articles of Incorporation were amended to allow for the issuance of up to 5,000,000 shares of $0.001 par value preferred stock from none previously authorized and for the issuance of up to 200,000,000 shares of $0.001 par value common stock from the 100,000,000 shares previously authorized. CTC also changed its year end to September 30.

The acquisition of TTC by CTC effected a change in control and was accounted for as a reverse acquisition, whereby TTC is the accounting acquirer for financial statement purposes. Accordingly, the financial statements of CTC reflect the historical financial statements of TTC from its inception on March 28, 2001 and the operations of the Company (as defined in Note 4) subsequent to September 30, 2001.

In December 2003, the Company incorporated three inactive subsidiaries as Nevada corporations: CTC Wind Systems Corporation ("CTCWSC"), CTC Cable Corporation ("CTCCC"), and CTC Towers and Poles Corporation ("CTCTPC").

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis. However, during the year ended September 30, 2003, the Company incurred a net loss of $6,751,252 and had negative cash flows from operations of $2,022,935. In addition, the Company had an accumulated deficit of $11,796,877 at September 30, 2003. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Since inception, the Company has satisfied its capital needs by issuing equity securities.

Management plans to continue to provide for its capital needs during the year ended September 30, 2004 by the continued development of its products with minimal borrowings and by issuing equity securities. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 3 - FOURTH QUARTER ADJUSTMENTS

During the fourth quarter of fiscal 2003, the Company had the following significant accounting adjustments:

1. A prepaid legal expense balance of $451,730 and a legal expense of $19,592 that had been recorded in the third quarter of fiscal 2003 in exchange for shares of the Company's common stock were reversed. Management determined that these amounts had been recorded in error. The management of the Company researched its records and could not find support for the recording of such legal expense - no documentation could be located and no information was provided by the prior auditor.

2. Common stock issued for services rendered for research and development that had been recorded in the second and third quarters of fiscal 2003 at $978,700 and $11,718, respectively, were adjusted to $1,226,740 and $8,789, respectively. Management determined that incorrect amounts had been initially recorded. The Company recorded a 60% discount on the value of restricted stock issued for services rendered. Based on our experience, we believe that this was excessive and reduced the discount to 25%.

3. Common stock issued for legal services rendered that had been recorded in the first quarter of fiscal 2003 at $470,500 was adjusted to $508,000. Management determined that an incorrect amount had been initially recorded. The Company recorded a 60% discount on the value of restricted stock issued for services rendered. Based on our experience, we believe that this was excessive and reduced the discount to 25%.

4. The reversal of compensation expense related to the fair value of vested stock options for $292,020 was corrected. Management determined that the reversal was recorded in error. The Company had recorded expense related to vested stock options during the year ended September 30, 2002. Certain of these stock options were either cancelled or terminated during the year ended September 30, 2003 and a reversal of the previously recorded compensation expense was recorded. This entry reversed the Company's reversal of the compensation expense.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 4 - RESTATEMENT

The following correction of errors in the financial statements for the year ended September 30, 2002 were:

1. Reclassification of $1,664.275 of deferred compensation - fair value of vested stock options from long-term liabilities to additional paid-in capital. The recording of the amount as a long-term liability was not in accordance with GAAP. The reclassification was to properly record the amount in accordance with GAAP.

2. Reclassification of $1,234,294 of compensation expense for the fair value of stock options issued to third parties for services rendered to a deferred compensation contra-equity account to reflect the portion of the value of the stock options granted relating to services to be rendered over the period of the consultants' contracts from one to five years. The recording of the entire amount of the value of vested stock options as expense was not in accordance with GAAP. The reclassification from expense to a deferred compensation contra-equity account was to properly record the amount in accordance with GAAP.

3. Revision to the roll-forward of warrant activity to reflect the granting of 848,630 warrants during the year. The warrants were inadvertently omitted from the roll-forward.

4. Revision to the roll-forward of stock option activity to remove the cancellation of 125,000 stock options during the year. The cancellation of the stock options was inadvertently included in the roll-forward.

A summary of the fiscal 2002 financial statement amounts impacted by the restatement adjustments is as follows:


                                         AS                   RESTATEMENT
                                     PREVIOUSLY               ADJUSTMENTS
                                     REPORTED             A               B             AS RESTATED
------------------------------------------------------------------------------------------------------
Year ended
September 30, 2002

Operating expenses                  $ 5,752,377      $(1,664,275)     $   429,980      $ 4,501,264

Loss from operations                 (5,752,377)       1,664,275         (429,980)      (4,501,264)

Net loss                             (5,752,377)       1,664,275         (429,980)      (4,501,264)

Basic loss per share                      (0.08)            0.01               --            (0.07)

Diluted loss per share                    (0.08)            0.01               --            (0.07)

At September 30, 2002

Deferred compensation - fair
  value of vested stock options       1,664,275       (1,664,275)              --               --

Total liabilities                     2,933,983       (1,664,275)              --        1,269,708

Deferred compensation
   stock options                             --        1,664,275         (429,980)       1.234,295

Total shareholders' deficit          (2,636,848)       1,664,275               --         (972,573)


                            Restatement Adjustments:

A To reverse expensing of the full value of compensation expense related to fair value of vested stock options and reclass the value of stock options from liabilities to additional paid in capital

B To record the fair value of the vested portion stock options granted to outside consultants for services rendered.

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                          Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                           Principles of Consolidation

The consolidated financial statements include the accounts of CTC and its wholly owned subsidiary, TTC (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

                            Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                             Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over estimated useful lives of three to 10 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

                         Impairment of Long-Lived Assets

Management evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, an impairment would be recorded to reduce the related asset to its estimated fair value.

                       Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents and accounts payable - trade. The carrying amounts for these financial instruments approximates fair value due to their short maturities.

                              Comprehensive Income

The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

                              Reorganization Costs

CTC and TTC have adopted the provisions of American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," whereby all organization and initial costs incurred with the incorporation and initial capitalization of TTC, the costs associated with the reverse acquisition of TTC by CTC, and costs incurred by TTC related to the reverse acquisition transaction with CTC were charged to operations in the period the respective costs were incurred.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                            Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees using the intrinsic value method under APB No. 25.

                        Research and Development Expenses

Research and development expenses are charged to operations as incurred.

                                  Income Taxes

The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As of September 30, 2003, the deferred tax assets related to the Company's net operating loss carry-forwards are fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may not have any net operating loss carry-forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

                                    Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                 Loss Per Share

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following common stock equivalents were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive:

                                              2003            2002
                                          ----------       ---------
Series B convertible preferred stock          80,000         105,600
Options for common stock                   8,197,740       5,307,740
Warrants                                  17,047,624       2,796,290

                          Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2003 consisted of

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 7 - CONTRACT RIGHTS

On April 12, 2001, TTC issued 165 shares of restricted, unregistered Series A cumulative, convertible preferred stock to Red Guard Industries, Inc. ("Red Guard") to acquire the rights to negotiate to acquire the license from W.B.G., Inc. ("WBG") to manufacture, develop, and sell certain patent-pending composite reinforced aluminum conductor technologies. Red Guard was a related party as discussed further in Note 11. This transaction was valued at an agreed-upon amount of approximately $165,000.

TTC entered into a technology license agreement with WBG on May 7, 2001 (the "License Agreement"). The License Agreement related to patent pending composite reinforced aluminum conductor technologies and all improvements and gave TTC an exclusive license to the technologies covered by the License Agreement. In the License Agreement, WBG represented and warranted to TTC that WBG had the right to enter into the License Agreement, including without limitation, the right to grant TTC the exclusive rights to the technologies covered by the License Agreement.

TTC agreed to pay royalties to WBG, initially at a maximum rate of 5% of Gross Revenues (as defined in the License Agreement) received by TTC from the sale of the technology products until sales of product have equaled the design capacity of the first commercial composite core production line. Design capacity will defined as the pultruded composite core capacity stated on the specifications by the builder (WBG) as mutually agreed upon by TTC. The royalty will decline by 1% of Gross Revenues upon the addition of each new composite core production line until the fourth line is installed, whereupon WBG would receive a royalty of 2% of Gross Revenues received by TTC from the sale of the technology products.

In the event of any sub-license agreements, TTC will pay the same royalty to WBG as it would if it sold the products itself. WBG also agreed to provide TTC full disclosure of all current and future technologies covered by the License Agreement as well as disclosure of any interested parties in such technologies. TTC agreed to pay WBG to design, build, install and provide specifications, manuals, and training to complete commercial product equipment lines for the technologies, with the price and specifications to be mutually agreed upon. TTC would advance funds to WBG for each phase as required under a mutually agreed-upon budget and schedule. If WBG is unable to supply said additional commercial product lines, then TTC will have the right to produce same. No such requirement existed as of September 30, 2003.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 7 - CONTRACT RIGHTS (CONTINUED)

The Company, TTC, and WBG (aka WBGA) were involved in litigation regarding the interpretation and enforcement of the License Agreement (see Note 9). The lawsuits were settled amicably in February 2003, resulting in a revised License Agreement between W. Brandt Goldsworthy & Associates, Inc. ("WBGA") and CTC. The new License Agreement (the "New License Agreement") supersedes the previous License Agreement. The New License Agreement grants CTC the exclusive license for use of any components in CTC's Aluminum Conductor Composite Core ("ACCC") products that include items contained in patent claims granted to WBGA by the United States Patent and Trademark Office (the "USPTO").

The New License Agreement also provides CTC a broader non-exclusive license for any other pultuded composite core electrical cable designs characterized by WBGA as CRAC-1. The New License Agreement bears a 2% royalty on net sales revenues for that component of ACCC using any patent claim issued to WBGA and a 1% royalty for any component of the CRAC-1 technology, if any, used by CTC, provided WBGA is granted valid patent claims by the USPTO. As of September 30, 2003, no such claims have been granted by the USPTO. The Company has been notified that the rights to the New License Agreement as Licensor have been transferred to James M. Dombroski pursuant to Mr. Dombroski's execution of a lien on the asset dated December 29, 2003. The duration of the New License Agreement is for the life of any patent granted to WBGA by the USPTO for the specific technologies licensed therein.

NOTE 8 - INVESTMENTS IN OTHER COMPANIES

Investments in other companies at September 30, 2003 consisted of an investment in Integrated Performance Systems, Inc., which was valued at $1,000 and is included in other assets on the accompanying consolidated balance sheet.

On April 12, 2001, the Company exchanged 15,086,000 equivalent post-acquisition shares of restricted, unregistered common stock with Red Guard for various marketable and restricted securities in four unrelated entities. The initial exchange transaction was valued using an agreed-upon valuation of approximately $137,750. Through September 30, 2001, upon evaluations in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," management has recognized an aggregate permanent valuation impairment of $137,230 against these holdings.

Integrated Performance Systems, Inc. ("IPS") is a publicly-traded electronics manufacturing corporation located in Frisco, Texas. IPS is a manufacturer and supplier of performance-driven circuit boards for high-speed digital computer and telecommunications applications. The Company acquired an aggregate 3,000 shares of IPS in the April 12, 2001 transaction.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 8 - INVESTMENTS IN OTHER COMPANIES (CONTINUED)

STL Group, Inc. ("STL") is a privately-owned company based in Cleveland, Ohio involved in manufacturing and distributing patented and FDA approved solid surgical implants and other surgical products. The Company acquired an aggregate 15,000 post-STL forward split shares of STL in the April 12, 2001 transaction.

TMA Ventures, LLC/MEMX, Inc. is a privately-owned company which was formed in 2000 to commercialize micro electro-mechanical systems "MEMS" technologies licensed by Sandia National Laboratories, specifically to make an all optical cross-connect microchip for optical switches. The Company acquired an aggregate 3,389 units in TMA Ventures, Inc., which convert on a one-for-one basis into shares in MEMX, Inc., in the April 12, 2001 transaction.

AMJ Logistics, Inc. ("AMJ") is a privately-owned software company based in Tucson, Arizona. AMJ's primary product is an open-architecture, event-driven, object-oriented integrated Electronic Data Interchange ("EDI") system providing transaction accountability for a complete audit trail for history and accurate tracing of costs. On August 11, 2001, the Company executed a 30-day purchase option to acquire up to an additional 110,000 unregistered, restricted shares of common stock of AMJ at prices ranging between $12.40 and $16 per share. During August 2001, the Company paid $10,000 in cash and issued 158,800 equivalent post-acquisition shares of restricted, unregistered common stock, valued at $4,500, to acquire approximately 72,665 shares of AMJ common stock under this option.

On September 29, 2001, the Company made an advance of $30,000 cash to AMJ. On October 13, 2001, AMJ and the Company agreed to convert this $30,000 advance and an additional advance of $20,000 made on October 3, 2001, into 3,125 shares of AMJ's restricted, unregistered common stock. In December 2001, the Company and AMJ settled the outstanding balances on the purchase option agreement with the issuance of 42,500 shares of the Company's restricted, unregistered common stock to AMJ in exchange for 37,335 shares of restricted, unregistered AMJ common stock. This transaction was valued at approximately $909,635, which approximated the discounted "fair value" of the Company's common stock based upon the quoted closing price of the Company's unrestricted equity securities as quoted on the date of the transaction. As a result of all AMJ transactions through December 31, 2001, the Company owned an aggregate of 114,125 shares of AMJ, including the initial 1,000 shares acquired in the April 12, 2001 transaction.

On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 9 - COMMITMENTS AND CONTINGENCIES

                                      Lease

Until December 2003, the Company operated in leased offices, located in Irvine, California, on a month-to-month agreement at a rate of $4,600 per month and in a manufacturing facility, located in Irvine, California, on a month-to-month agreement at a rate of $8,000 per month.

In January 2004, the Company entered into a seven-year lease agreement for a combination manufacturing and office facility in Irvine, California for monthly payments of $73,584. The Company paid for the first two month's rent by issuing 140,160 shares of its unregistered, restricted common stock valued at $147,168. The Company has negotiated an 18 month sub-lease for a portion of the space at $13,200 per month beginning March 1, 2004 with an option for additional space at $6,250 per month.

Future minimum lease payments under the new lease at September 30, 2003 were as follows:

 Year Ending
September 30,
-------------

    2004                                  $   662,256
    2005                                      883,008
    2006                                      883,008
    2007                                      883,008
    2008                                      883,008
    Thereafter                              1,986,768
                                          -----------

         TOTAL                            $ 6,181,056
                                          ===========

Rent expense was $140,035, $48,344, and $188,379 for the years ended September 30, 2003 and 2002 and the period from March 28, 2001 (inception) to September 30, 2003, respectively.

                   Professional Services Consulting Agreements

The Company has entered into various consulting agreements for professional and product development services as follows:

o A contract with an individual for product development research at a rate of $500 per day. This contract is cancelable at any time by either party. This contract was canceled during the year ended September 30, 2003.

o A contract with an unrelated partnership for legal services at a rate of $300 per hour, payable in common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. The Company is required to issue common stock in blocks of 100,000 shares to prepay for these legal services. This agreement commenced in January 2002 for a one-year term. This agreement also contained the granting of options to purchase up to 200,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.75 per share for 100,000 options and $2 per share for 100,000 options. The options vested on the grant date.

o A contract with a corporation, whose controlling officer sits on the Company's product development/advisory board, for product development and research services at a rate of $19,500 per month. This agreement commenced in January 2002 and expires in December 2006. This agreement, as amended, also contained the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.31 per share. The exercise price was reduced to $0.25 on March 31, 2003. The options vest in pro-rata equal segments of 20% of the total grant on an annual basis starting in December 2002. The Company is obligated to pay the corporation interest on unpaid amounts at a rate of 10% per annum and is obligated to pay a royalty to the corporation's employee equal to 0.35% of gross revenues on all products sold by the Company using technology developed by this individual.

o A contract with a corporation, whose controlling officer sits on the Company's product development/advisory board, for product development and research services at a rate of $25,000 per month. This agreement commenced in January 2002 and runs for an indefinite time period. This agreement also contained the granting of options to purchase up to 750,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1 per share. The exercise price was reduced to $0.25 on March 31, 2003. The options vest in pro-rata equal segments of 20% of the total grant on an annual basis starting in December 2002. The Company is obligated to pay the corporation interest on unpaid amounts at a rate of 10% per annum and is obligated to pay a royalty to the corporation's employee equal to 0.35% of gross revenues on all products sold by the Company using technology developed by this individual.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

             Professional Services Consulting Agreements (Continued)

o A contract with an individual to provide Chief Financial Officer services at a rate of $7,000 per month. This agreement commenced in January 2002 and was terminated in November 2002.

o A contract with an individual for consulting services that commenced in January 2002. The contract initially called for the issuance of 100,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 and the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $3.00 per share. The contract was amended in March 2002 to issue an additional 200,000 shares and amended again in July 2002 to issue and additional 1,000,000 shares. In February 2002 the exercise price of the stock options was decreased to $1.75 and in March 2002 the exercise price was reduced to $0.40. Also, in February 2002, the individual was granted options to purchase an additional 1,000,000 shares of common stock at an exercise price of $2.00. The exercise price for these additional 1,000,000 stock options was reduced to $0.08 in July 2002. The options vested on the grant date and have all been exercised as of September 30, 2002. The contract expired in January 2003.

                          Financial Services Agreements

The Company has entered into various financial services agreements for professional and product development services as follows:

o A contract with an unrelated corporation for financial consulting services at a rate of $500,000 per year, payable in common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. This agreement commenced in March 2002 and expires in March 2004. This agreement also contained the granting of options to purchase up to 1,000,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $0.10 per share. The options vest in pro-rata equal segments in April 2002, January 2003, and January 2004.

o A contract with an unrelated individual for financial consulting services at a rate of $100,000 per year, payable in 75,000 shares of common stock issued pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8. This agreement commenced in March 2002 and automatically renews annually unless canceled by either party with the appropriate notice, as defined in this agreement. This agreement also contained the granting of options to purchase up to 250,000 shares of common stock pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $1.25 per share. The options vest in pro-rata equal segments of 1/12 of the total grant on a monthly basis starting in March 2002. The agreement was canceled during January 2003, and all options were returned to the Company and canceled.

o A contract with an unrelated individual for product development and research services at a rate of $15,000 per month, with a signing bonus of $10,000 cash and $10,000 in shares of registered common stock. This agreement commenced in April 2002 and expires in March 2007. This agreement also contained the granting of options to purchase up to 150,000 shares of common stock on the agreement date and on each of the next four anniversaries of the agreement pursuant to a Registration Statement under the Securities Act of 1933 on Form S-8 at a price of $0.50 per share. The options vest one year from the grant date and expire on December 31, 2011. This agreement was canceled on March 31, 2003. No options granted under this agreement were vested on the cancellation date and were therefore canceled.

o A finder's fee agreement for capital financing with an unrelated corporation on a "successful efforts" basis at a rate of 5.0% of the total gross investment received by the Company as facilitated under this agreement. Furthermore, if successful, the Company will issue to the finder a warrant to purchase up to 300,000 shares of common stock at a strike price equal to the price paid by the respective investor under this agreement. This contract was canceled by the Company in the first quarter of fiscal 2003. No fees were paid under this agreement.

o A finder's fee agreement for capital financing with an unrelated corporation on a "successful efforts" basis at a rate of 6% of the total gross investment received by the Company as facilitated under this agreement and 200,000 shares of unregistered, restricted common stock. Furthermore, if successful by early-November 2002, as defined in the agreement, the Company will issue an additional 200,000 shares of restricted, unregistered common stock to the unrelated corporation. This agreement expired in December 2002. The agreement was settled in April 2003 through the issuance of 27,900 shares of unregistered, restricted common stock valued at $11,718.

o A consulting agreement with an unrelated entity for the procurement of qualified consultants to deliver capital financing on a "successful efforts" basis for a one-time fee of 400,000 shares of unregistered, restricted common stock as compensation for all consultants. Furthermore, the entity will also receive a commission of 10% in cash and 10% in equivalent warrants for common stock for successful funding through sources identified by this entity. No fees have been paid on this agreement through September 30, 2003.

o A finder's fee agreement for capital financing with an unrelated entity, which required a one-time fee in fiscal 2002 of 40,000 shares of unregistered, restricted common stock with registration rights upon the delivery of a qualified Letter of Intent for the funding of either equity, subordinated debt, or senior debt. Furthermore, the agreement requires a cash commission equal to 8% if the investment is in the form of equity, 6% if the investment is in the form of subordinated debt, and 2% if the investment is in the form of senior debt. This contract will be canceled by the Company in the second quarter of fiscal 2004.

o A finder's fee agreement for capital financing with an unrelated individual on a "successful efforts" basis at a rate of 4% of the total gross investment received by the Company as facilitated under this agreement. This agreement was canceled during fiscal 2003. No fees were paid under this agreement.

o A finder's fee agreement for capital financing with an unrelated entity on a "successful efforts" basis at a rate of 5% of the gross proceeds raised from sources introduced by this entity, with a minimum fee of $100,000. This agreement is dated August 2002 and has defined cancellation terms. The Company canceled this agreement during fiscal 2003. No fees were paid under this agreement.

                                   Litigation

Transmission Technology Corporation ("TTC"): Transmission Technology Corporation
v. W. Brandt Goldsworthy & Associates, Inc., et al Case No. 01-07118 was filed in August 15, 2001 before the United States District Court, Central District of California. The principal parties to the suit are TTC, C. William Arrington, CTC, WBGA, WBG, Tom Sawyer, and Composite Power Corporation.

TTC: Transmission Technology Corporation v. W. Brandt Goldsworthy & Associates, Inc., et al (Continued) On or about May 7, 2001, TTC, a wholly-owned subsidiary of CTC, entered into a written agreement with WBG granting TTC the exclusive license to all WBG teleconductor technologies, including Composite Reinforced Aluminum Conductor and Advanced Composite Reinforced Aluminum Conductor and any improvements by WBGA. The litigation concerns the interpretation and enforcement of the License Agreement. The lawsuits were settled amicably in February 2003, resulting in a revised License Agreement between WBGA and the Company.

    Dr. Clem Hiel et al. v. W. Brandt Goldsworthy & Associates, Inc., et al

Case No. 02CC05443 was filed on April 9, 2002 in the State of California for the County of Orange. It was transferred to and is pending before the Superior Court of the State of California for the County of Los Angeles. The principal parties are Dr. Clem Hiel, Dr. Alonso Rodriguez (both of whom are former employees of WBG, and/or WBGA and are currently consultants of CTC), WBGA, WBG and W. Brandt Goldsworthy. CTC has agreed to bear the expense of this proceeding because it affects two of CTC's consultants. These consultants are involved in the commercialization of CTC's novel aluminum conductor composite core cable. This matter was settled in February 2003.

              Jarblum v. Transmission Technology Corporation, et al

Case No. SC-072087 was filed on May 13, 2002 in the Superior Court of the State of California for the County of Los Angeles, West District. The principal parties are Plaintiff William Jarblum and Defendants TTC, CTC, and C. William Arrington. The case was settled in April 2003 for the issuance of 50,000 Series K warrants valued at $11,750 and cash of $210,000 to be paid through September 2004. At September 30, 2003, $145,600 remained unpaid on the settlement.

            Transmission Technology Corporation, et al v. Tom Sawyer

Case No. 02CC10972 was filed on June 21, 2002 in the Superior Court of the State of California for the County of Orange. It was transferred to the United States District Court, Central District of California after being allowed to be included in the action of TTC v. WBG/WBGA et al. The principal parties are TTC, CTC, Arrington, Wilcoxon, and Sawyer. The plaintiffs seek declaratory relief and an injunction against Sawyer, as well as damages arising from various tort causes of actions, including without limitation, tortuous interference with contract, fraud, legal malpractice, and breach of fiduciary duty. This proceeding is indirectly related to the litigation concerning the License Agreement. This matter was settled in February 2003 along with the TTC:
Transmission Technology Corporation v. W. Brandt Goldsworthy & Associates, Inc., et al matter with the issuance of 1,500,000 shares of restricted, unregistered common stock valued at $93,750.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

                             Litigation (Continued)

Transmission Technology Corporation, et al. v. Michael Winterhalter, et al Case No. 02CC12539 was filed July 26, 2002 in the Superior Court of the State of California for the County of Orange. TTC/CTC filed suit against Winterhalter (a WBG employee or business associate) based on his campaign against TTC/CTC by contacting third parties and disparaging TTC/CTC and threatening third parties with lawsuits for dealing with TTC/CTC. This proceeding is indirectly related to the litigation concerning the License Agreement. This matter was settled in February 2003.

Gary Cope and Robert Nikoley v. Composite Technology Corporation, et al The Orange County Superior Court Case No. 03CC05636 was filed on December 24, 2002. Plaintiffs Cope and Nikoley allege causes of action for violations of California Labor Code, wrongful termination, unfair business practices, breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation; defamation, declaratory relief, and an accounting arising out of various alleged salary and wrongful termination disputes. The principal parties are Cope, Nikoley, CTC, Wilcoxon, and Arrington. CTC denies the plaintiffs' material allegations. The case is presently in the discovery stage, and the trial is scheduled to begin in May 2004, although a continuance is likely.

Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox The United States District Court, Southern Division, Case No. SACV03-1664-DOC was filed on October 16, 2003. CTC alleges causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission, and economic duress arising out of certain alleged subscription and investment agreements executed between CTC, Acquvest, Inc., and Manolis. The Defendants deny CTC's material allegations and intend to assert cross-claims against CTC. On November 21, 2003, defendants Acquvest, Paul and Victoria Koch, and Manolis removed this case from Orange County Superior Court. CTC has filed a motion to remand the case back to Orange County Superior Court. No trial date has been set.

Ascendiant Capital Group, LLC, Mark Bergendahl, and Bradley Wilhite v. Composite Technology Corporation and Benton H. Wilcoxon The Orange County Superior Court Case No. 03CC13314 was filed on November 4, 2003. Ascendiant, Bergendahl, and Wilhite allege causes of action against defendants for breach of contract, specific performance, fraud and deceit, negligent misrepresentations, breach of covenant of good faith and fair dealing, and declaratory relief arising out of a business advisory and consulting agreement (the "Agreement") allegedly executed between CTC and Ascendiant.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

                             Litigation (Continued)

Ascendiant Capital Group, LLC, Mark Bergendahl, and Bradley Wilhite v. Composite Technology Corporation and Benton H. Wilcoxon (Continued) CTC denies the material allegations, and on November 10, 2003, CTC filed a case in Orange County Superior Court against Ascendiant, Bergendahl, and Wilhite, alleging causes of action for declaratory relief, breach of contract, fraudulent inducement, and economic coercion arising out of the Agreement as well as various unrelated business agreements between the plaintiffs and Wilcoxon. The principal parties are Ascendiant, Bergendahl, Wilhite, CTC, and Wilcoxon. On November 24, 2003, the court entered an order consolidating the cases. On January 15, 2004, the parties agreed to submit all claims and cross-claims arising out of the Agreement to binding arbitration before a neutral arbitrator at JAMS-Orange County. The remaining claims and cross-claims not arising out of the Agreement remain pending in Orange County Superior Court. Neither a trial date nor an arbitration date has been set.

Composite Technology Corporation and Benton H. Wilcoxon v. Michael Deangelo

The Orange County Superior Court Case No. 03CC13319 was filed on November 4, 2003. CTC alleges causes of action against DeAngelo for declaratory relief, economic duress, and fraudulent inducement arising out of a consulting services agreement executed by the parties on which CTC alleges DeAngelo failed to perform. DeAngelo denies CTC's material allegations and previously stated his intention to assert cross-claims against CTC. On December 23, 2003, CTC obtained a default in this case due to DeAngelo's failure to respond to the complaint. A default judgment is expected to be entered in early 2004 and, as such, no trial date is expected to be set.

NOTE 10 - SHAREHOLDERS' EQUITY (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                                 Preferred Stock

On April 12, 2001, TTC authorized and allocated 165 shares of Series A, 10% cumulative, convertible preferred stock (the "Series A Preferred Stock") was issued at $1,000 per share. The Series A shareholders will be entitled to receive cumulative cash dividends at a rate of 10% per annum of the issuance price ($1,000 per share) from the date of issuance of the shares until such shares are converted into common stock or redeemed by the Company. The dividends are payable quarterly on the last day of March, June, September, and December in each year, commencing on September 30, 2001.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                           Preferred Stock (Continued)

The Series A Shares are convertible into common stock at a negotiated conversion rate of $0.47 per effective post-acquisition share at the election of the holder beginning 90 days after the date of issuance. The Series A Shares are callable at any time by TTC at a price of 102% of issuance value upon a 10-day advance written notice. These shares were issued on April 12, 2001 to Red Guard to acquire the rights to negotiate to acquire the license to manufacture, develop, and sell certain patent pending composite reinforced aluminum conductor technologies. This transaction was valued at an agreed-upon amount of $165,000. On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS.

On June 27, 2001, TTC authorized and allocated 2,000 shares of Series B, 10% cumulative, convertible preferred stock (the "Series B Stock"). The Series B Stock was issued at $100 per share. The Series B shareholders will be entitled to receive cumulative cash dividends at a rate of 10% per annum of the issuance price ($100 per share) from the date of issuance of the shares until such shares are converted into common stock or redeemed by the Company. The dividends are payable quarterly on the last day of March, June, September, and December in each year, commencing on September 30, 2001. Any dividends on the Series B Stock that are not paid within 30 days after the date upon which payment thereof is due will bear interest at 10% per annum from such date until ultimately paid.

The shares are convertible into common stock at a rate of $1.25 per effective post acquisition share at the election of the holder beginning 90 days after the date of issuance. The Series B Stock is callable at a price of 109% at any time by TTC upon 10-day advance written notice. TTC sold 1,000 Series B Shares to Red Guard for cash proceeds of $100,000 on August 28, 2001 and 320 shares to an unrelated third party for cash proceeds of $32,000 on October 11, 2001.

In April 2003, the Company converted 320 shares of the Series B Stock into 207,576 shares of unregistered, restricted common stock.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                                  Common Stock

                              Business Combination

On November 3, 2001, in connection with a business combination transaction, the Company's then controlling shareholder surrendered and canceled an aggregate 3,116,515 shares of common stock to the Company for no consideration. The effect of this transaction was to reduce the common stock account by the par value (approximately $3,117) and increase the additional paid-in capital account. This transaction reduced the issued and outstanding common stock to 6,050,000 shares.

On November 3, 2001, the Company executed an Agreement and Plan of Reorganization, whereby the Company issued an aggregate 60,000,000 shares of restricted, unregistered common stock to the shareholders of TTC in exchange for 100% of the issued and outstanding stock of TTC. TTC was incorporated as a Nevada corporation on March 28, 2001 to own a license agreement related to patent pending composite reinforced electrical transmission lines utilizing composite core materials. TTC became a wholly-owned subsidiary of the Company.

                                Services Rendered

On November 3, 2001, the Company issued an aggregate 450,000 shares of restricted, unregistered common stock to four unrelated entities and/or individuals as compensation for various financial consulting services provided in the Agreement and Plan of Reorganization. This transaction was valued at approximately $90,000, which approximates the "fair value" of the Company's common stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board. Upon completion of the November 3, 2001 reverse acquisition transaction, the Company had an aggregate 66,500,000 shares of issued and outstanding common stock.

On October 30, 2001, TTC issued an aggregate 79,402 equivalent post-acquisition shares of restricted, unregistered common stock to its corporate law firm at an agreed-upon value of approximately $300,000 as a retainer for future legal services to be provided during a one-year period from October 30, 2001. The retainer shares vested against normal monthly billings from the law firm to the Company using the agreed-upon valuation of $3.78 per share, regardless of the open market price of the Company's common stock during the billing month.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Common Stock (Continued)

                          Services Rendered (Continued)

If the aggregate market value of the 79,402 shares are worth less than $450,000 in the open market at the average mean of the bid and ask price for the shares during the one-month period just preceding the first anniversary of the retainer agreement (October 30, 2002), then the law firm will have 15 days to make a written election to either a) exercise a downward adjustment in the agreed-upon price of $3.78 to an amount of not less than $1.89 per share, which would cause the Company to issue up to an additional 79,402 equivalent post acquisition shares to the law firm, or b) put all 79,402 shares back to the Company and require payment in cash for the legal services provided during the initial term of the agreement.

During January 2002, the Company and the law firm agreed to rescind this transaction, and the 79,402 shares were returned to the Company. All future transactions between the Company and the law firm will be conducted on a cash transaction basis.

On February 27, 2002, the Company filed a Registration Statement Under The Securities Act of 1933 on Form S-8 to register an aggregate 9,000,000 shares of common stock pursuant to the 2002 Non-Qualified Stock Compensation Plan. During the period from February 28, 2002 through September 30, 2002, the Company issued an aggregate 5,929,868 shares of common stock pursuant to this plan. These shares were issued at prices ranging between $0.19 and $1.85 per share, as based on the closing quoted stock price on the respective date of each transaction. These transactions were valued at an aggregate of $2,701,490.

On May 22, 2002, the Company issued 40,000 shares of the Company's restricted, unregistered common stock to an unrelated entity for various consulting services. This transaction was valued at approximately $16,000, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

In July and August 2002, the Company issued an aggregate 350,000 shares of the Company's restricted, unregistered common stock to two separate unrelated entities for consulting services. These transactions were valued at approximately $95,000, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Common Stock (Continued)

                          Services Rendered (Continued)

During the year ended September 30, 2003, the Company issued 6,422,171 shares of free trading common registered pursuant to Form S-8 to nine individuals for product design, technology registration, legal services and consulting services valued at $2,597,310, which approximated the closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board on the date of issue.

During the year ended September 30, 2003, the Company issued 2,331,729 shares of the Company's restricted, unregistered common stock to six individuals and two unrelated entities for various consulting services. These transactions were valued at $1,505,903, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

                         Investments in Other Companies

On December 4, 2001, the Company issued 42,500 shares of the Company's restricted, unregistered common stock in exchange for 37,335 shares of restricted, unregistered AMJ common stock. This transaction was valued at approximately $191,450, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

                         Conversion of Short-Term Loans

In July and September 2002, the Company issued an aggregate 866,173 shares of the Company's restricted, unregistered common stock to four separate individuals, several of whom were existing shareholders of the Company, for conversion of short-term working capital loans and accrued but unpaid interest. These transactions were valued at approximately $153,596, which equaled the outstanding debt and was in excess of the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

In February 2003, the Company issued an aggregate 300,000 shares of the Company's restricted, unregistered common stock to an individual, who was an existing shareholder of the Company, for conversion of $30,000 of a short-term working capital loan and accrued but unpaid interest.

                                Legal Settlement

In February 2003, the Company issued 1,500,000 shares of restricted, unregistered common stock valued at $93,750 in connection with the settlement of certain legal matters (see Note 9).

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Common Stock (Continued)

                                      Cash

On August 22, 2002, the Company sold 65,790 shares of restricted, unregistered common stock to an individual for cash proceeds of approximately $25,000. This transaction was consummated in excess of the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

During December 2002, the Company sold an aggregate 6,400 Units, in conjunction with a Private Placement Memorandum, for gross proceeds of $11,520. Each Unit consisted of 10 shares of restricted, unregistered common stock, 10 Series A warrants, and five Series B warrants. Each Series A warrant entitles the holder to purchase one share of common stock at a price of $0.35 per share and expires at the earlier of December 1, 2003 or three weeks following written notification by the Company that its common stock closed at or above $0.61 per share for five consecutive trading days. In addition, the Series A warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series A warrants has been declared effective and the Company's common stock closes at or above $0.61 for five consecutive days.

Each Series B warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2004 or three weeks following written notification by the Company that its common stock closed at or above $1.05 per share for five consecutive trading days. In addition, the Series B warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series B warrants has been declared effective and the Company's common stock closes at or above $1.05 for five consecutive days.

Between November 2002 and February 2003, the Company sold an aggregate 2,954,000 Units, pursuant to a Private Placement Memorandum, for gross proceeds of $295,400. Each Unit consisted of one share of restricted, unregistered common stock and one Series E warrant to purchase one share of unregistered, restricted common stock. Each Series E warrant entitles the holder to purchase a share of common stock at $0.25 per share and expires on December 1, 2004.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Common Stock (Continued)

                                Cash (Continued)

During February and March 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 3,465,500 Units for gross proceeds of $866,375. Each Unit consisted of one share of restricted, unregistered common stock and one Series H warrant to purchase one share of unregistered, restricted common stock. Each Series H warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of January 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for five consecutive trading days. In addition, the Series H warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series H warrants has been declared effective and the Company's common stock closes at or above $0.50 for five consecutive days. The Company incurred offering costs of $234,350 related to this offering, consisting of warrants to purchase 200,000 unregistered, restricted shares of common stock, with the same terms as those issued to the investors, valued at $20,600 and 750,000 unregistered, restricted shares of common stock valued at $213,750.

During April and September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 150,000 Units for gross proceeds of $375,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. The Company received subscription agreements for the issuance of an additional 450,000 Units. However, the proceeds of $1,125,000 were never received. The matter is now subject to litigation as discussed in Note 8 under Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox. The shares related to the 450,000 Units were issued by the transfer agent and were being held by the attorney handling the matter for the Company. The shares were canceled in October 2003.

During August 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 16,667 Units for gross proceeds of $50,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and five Series O warrants to purchase one share of unregistered, restricted common stock. Each Series O warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.90 per share for 10 consecutive trading days. In addition, the Series O warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series O warrants has been declared effective and the Company's common stock closes at or above $0.90 for 10 consecutive days.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Common Stock (Continued)

                                Cash (Continued)

During September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 50,000 Units for gross proceeds of $125,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series N warrants to purchase one share of unregistered, restricted common stock. Each Series N warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $0.75 per share for 10 consecutive trading days. In addition, the Series N warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series N warrants has been declared effective and the Company's common stock closes at or above $0.75 for 10 consecutive days.

During September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 332,500 Units for gross proceeds of $1,330,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase one share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days.

During September 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 311,240 restricted unregistered shares of common stock at prices between $0.65 and $1.00 per share for gross proceeds of $277,500.

                                    Red Guard

On July 12, 2001, TTC granted to Red Guard an option to purchase up to $500,000 of Series B, 10% cumulative, convertible preferred stock of TTC (the "TTC Series B Preferred") at $100 per share (the "Red Guard Option") and a warrant to purchase up to 1,905,660 shares of TTC Common Stock at $1.26 per share (the "Red Guard Warrant") in reliance upon the exemption from registration set forth in
Section 4(2) of the Securities Act.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                                  Stock Options

                              Red Guard (Continued)

The Red Guard Option and Warrant were granted to Red Guard as an inducement to modify the conversion price of the TTC Series A Preferred from an initial conversion price of $0.20 per share, as adjusted for TTC stock splits prior to the November 3, 2001 reverse acquisition transaction with CTC, to $0.47 per share after accounting for the effects of the CTC reverse acquisition transaction. The Red Guard Option was exercisable at any time and expired on January 12, 2002.

On August 28, 2001, Red Guard exercised a portion of the Series B option and purchased an aggregate $100,000 of Series B Preferred from the Company. On October 11, 2001, Red Guard assigned an additional portion of this option to an unrelated individual who then exercised the option to purchase an aggregate $32,000 of Series B Preferred from the Company. The remaining portion of the Red Guard Option expired on January 12, 2002.

The following table summarizes all Red Guard Option activity from the grant date through September 30, 2003:

                                    Weighted-
                                     Average
                                                   Number     Exercise
                                                  of Shares     Price
                                                  ---------   ---------

Outstanding, March 18, 2001 (inception)               --       $   --
  Granted                                          5,000       $ 1.26
  Exercised                                       (1,000)      $ 1.26
                                                  ------

Outstanding, September 30, 2001                    4,000       $ 1.26
  Exercised                                         (320)      $ 1.26
  Canceled/expired                                (3,680)      $ 1.26
                                                  ------

    OUTSTANDING, SEPTEMBER 30, 2002 AND 2003          --       $   --
                                                  ======

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                                  Stock Options

                                   Stock Plan

On May 15, 2001, TTC established the 2001 Incentive Compensation Stock Option Plan (the "Plan"). The purpose of the Plan is to grant options to purchase the Company's common stock to employees of the Company and any subsidiaries to attract and retain persons of ability and provide incentives for them to exert their best efforts on behalf of the Company. The Plan is administered by either the Company's Board of Directors or a committee established and appointed by the Board of Directors. Under the Plan, the Board has reserved 4,764,000 shares of common stock to support the underlying options which may be granted. As part of TTC's acquisition by CTC on November 3, 2001, the Plan was terminated, and the options were converted into options to purchase shares of CTC's common stock pursuant to the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan"). The number of shares reserved initially under the Stock Plan was 9,000,000. This number was increased to 14,000,000 on October 24, 2002.

The exercise price of the underlying shares will be determined by the Board of Directors; however, the exercise price may not be lower than 100% of the mean of the last reported bid and asked price of the Company's common stock as quoted on the NASDAQ Bulletin Board or any other exchange or organization. The term of each option will be established by the Board of Directors at the date of issue and may not exceed 10 years. The Plan automatically terminates on May 15, 2021 and no options under the Plan may be granted after May 15, 2011.

In June 2001, the TTC Board of Directors granted an aggregate 1,357,740 options to various officers and employees to purchase an equivalent number of shares of TTC restricted, unregistered common stock. The options were issued exercise prices of either $0.31 or $0.35 per share and expire in either June 2006 or June 2011. On March 31, 2002, the Company granted an aggregate 5,200,000 options to various consulting professionals to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 for services to be rendered over the next one to five years from the grant date. The options were issued at exercise prices between $0.08 and $2.00 per share. These options expire at various dates between March 31, 2003 and December 31, 2011.

On April 1, 2002, the Company granted 750,000 options to a consulting professional to purchase an equivalent number of shares registered under the Company's Form S-8, filed in February 2002 for services to be rendered over the next one year from the grant date. The options were issued at an exercise price of $0.50 per share. The options vested as follows: 150,000 immediately upon issue and 150,000 per year on the grant anniversary date from April 1, 2003 through April 1, 2006.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Stock Options (Continued)

                             Stock Plan (Continued)

The Company recorded deferred compensation of $1,664,275 related to 3,200,000 of the options granted on March 31, 2002 and the 750,000 options granted on April 1, 2002. The Company recorded compensation expense of $572,549 and $429,980 during the years ended September 30, 2003 and 2002, respectively, for the value of the legal, consulting, and research and development services rendered during those years.

In February, July, and August 2003, the Company granted options to purchase 750,000, 250,000, and 2,950,000 shares, respectively, of common stock to employees at exercise prices of $0.25, $0.25, and $0.53, respectively. The options vest between three and five years from the date of grant and expire 10 years from the date of grant.

The following table summarizes all Plan activity through September 30, 2003.

                                                               Weighted-
                                                               Average
                                                Number         Exercise
                                              of Shares          Price

Outstanding, March 18, 2001 (inception)              --       $       --
  Granted                                     1,357,740       $     0.35
                                             ----------

Outstanding, September 30, 2001               1,357,740       $     0.35
  Granted                                     5,950,000       $     0.35
  Exercised                                  (2,000,000)      $     0.24
                                             ----------

Outstanding, September 30, 2002               5,307,740       $     0.39
  Granted                                     3,950,000       $     0.46
  Exercised                                     (60,000)      $     0.25
  Canceled                                   (1,000,000)      $     0.69
                                             ----------

    OUTSTANDING, SEPTEMBER 30, 2003           8,197,740       $     0.39
                                             ==========

    EXERCISABLE, SEPTEMBER 30, 2003           2,872,407       $     0.38
                                             ==========

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Stock Options (Continued)

                             Stock Plan (Continued)

The weighted-average remaining contractual life of the options outstanding at September 30, 2003 was 4.9 years. The exercise prices of the options outstanding at September 30, 2003 ranged from $0.08 to $2, and information relating to these options is as follows:


                                                                          Weighted-         Weighted-
                                                       Weighted-           Average           Average
                                                        Average           Exercise          Exercise
    Range of           Stock             Stock         Remaining           Price of          Price of
    Exercise          Options           Options       Contractual          Options            Options
    Prices          Outstanding        Exercisable        Life           Outstanding        Exercisable
    ------          -----------        -----------    -----------        -----------        -----------

$ 0.08 - 0.10        1,000,000           666,667        3.62 years          $ 0.10             $ 0.10
$ 0.25 - 0.53        6,997,740         2,005,740        5.10 years          $ 0.39             $ 0.32
$ 1.75 - 2.00          200,000           200,000        3.62 years          $ 1.88             $ 1.88
                     ---------         ---------

                     8,197,740         2,872,407
                     =========         =========


The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the years ended September 30, 2003 and 2002 would have been increased to the pro forma amounts indicated below:



                                                             2003                2002
                                                         -------------       -------------
Net loss
    As reported                                          $  (6,751,252)      $  (4,518,082)
    Add stock based employee compensation
         expense included in net income, net of tax                 --                  --
    Deduct total stock based employee compensation
         expense determined under fair value method
         for all awards, net of tax                            (73,520)                 --
                                                         -------------       -------------

             PRO FORMA                                   $  (6,824,772)      $  (4,518,082)
                                                         =============       =============

Earnings per common share
    Basic - as reported                                  $       (0.08)      $       (0.07)
    Basic - pro forma                                    $       (0.08)      $       (0.07)
    Diluted - as reported                                $       (0.08)      $       (0.07)
    Diluted  pro forma                                   $       (0.08)      $       (0.07)


                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                            Stock Options (Continued)

                             Stock Plan (Continued)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended September 30, 2003: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of 3.25%, and expected life of five years. The weighted-average fair value of options granted during the year ended September 30, 2003 for which the exercise price was greater than the market price on the grant date was $0.31, and the weighted-average exercise price was $0.30. The weighted-average fair value of options granted during the year ended September 30, 2003 for which the exercise price was less than the market price on the grant date was $0.46, and the weighted-average exercise price was $0.50. No stock options were granted during the year ended September 30, 2003 for which the exercise price was equal to the market price on the grant date. Stock options were not granted to employees or directors during the year ended September 30, 2002.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                    Warrants

On July 12, 2001, TTC issued to Red Guard, as an inducement to modify the conversion price of the TTC Series A Preferred from an initial conversion price of $0.20 per share, as adjusted for TTC stock splits prior to the November 3, 2001 reverse acquisition transaction with CTC to $0.47 per share after accounting for the effects of the CTC reverse acquisition transaction, a stock warrant to purchase 1,905,600 shares of TTC restricted, unregistered common stock at a price of $1.26 per share, in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. This warrant is exercisable at any time after its issuance and expires on June 12, 2006. Due to the uncertainty related to the ultimate exercise for purchase of any shares covered by this warrant, TTC did not assign any compensation expense upon the issuance of this warrant.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 10 - SHAREHOLDERS' EQUITY (CONTINUED) (RESTATED FOR SEPTEMBER 30, 2002 STOCK OPTIONS - STOCK PLAN AND FOR WARRANTS)

                              Warrants (Continued)

CTC intends to substitute CTC shares of common stock in place of the TTC stock prescribed in the above warrant. On October 18, 2001, the holder of the Warrant to purchase shares of the Company's common stock exercised 7,940 warrants and purchased 7,940 shares of restricted, unregistered common stock for $10,000 cash.

In April 2003, the Company granted 50,000 Series K warrants valued at $11,750 as payment for a legal settlement. Each Series K warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.50 per share and expires on September 30, 2005.

In April 2003, the Company granted 250,000 Series L warrants valued at $61,250 as payment for services rendered. Each Series L warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.42 per share and expires on April 8, 2006.

In September 2003, 267,500 warrants were exercised at exercise prices between $0.25 and $0.50 per share.

The following table presents warrant activity through September 30, 2003:

                                                                Weighted-
                                                                Average
                                                Number          Exercise
                                              of Shares           Price
                                              ----------       -----------
Outstanding, March 18, 2001 (inception)               --       $        --
  Granted                                      1,905,600       $      1.26
                                              ----------

Outstanding, September 30, 2001                1,905,600       $      1.26
  Granted                                        848,630       $      0.50
  Exercised                                       (7,940)      $      1.26
                                              ----------

Outstanding, September 30, 2002                2,796,290       $      1.06
  Granted                                     14,568,834       $      0.46
  Exercised                                     (267,500)      $      0.29
                                              ----------

    OUTSTANDING, SEPTEMBER 30, 2003           17,047,624       $      0.55
                                              ==========

    EXERCISABLE, SEPTEMBER 30, 2003           17,047,624       $      0.55
                                              ==========

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 11 - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount that would result from applying the federal statutory rate for the years ended September 30, 2003 and 2002 as follows:

                                                    2003               2002
                                                 -----------       -----------
Statutory regular federal income benefit rate    $(2,001,500)      $(1,955,800)
Change in valuation allowance                      2,337,700                --
State tax, net of federal benefit                   (342,300)               --
Other                                                  6,100         1,955,800
                                                 -----------       -----------
    TOTAL                                        $        --       $        --
                                                 ===========       ===========

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of September 30, 2003 consisted of the following:

Deferred tax assets
    Net operating loss carry-forwards                 $ 4,106,400
    Compensation for fair value of stock options          245,400
    Warrants issued for services                           26,300
    Warrants issued for legal settlement                    5,100
    Accrued payroll                                        26,300
    Accrued officer compensation                          109,500
    Less valuation allowance                           (4,519,000)
                                                      -----------

         NET DEFERRED TAX ASSETS                      $        --
                                                      ===========

During the year ended September 30, 2003, the valuation allowance increased by $2,751,000. As of September 30, 2003, the Company had net operating loss carry-forwards for federal and state income tax purposes of approximately $10,381,000 and $10,381,000, respectively. The net operating loss carry-forwards begin expiring in 2020 and 2010, respectively. The amount and availability of the net operating loss carry-forwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three-year, look-back period, whether there is a deemed more than a 50% change in control, the applicable long-term tax exempt bond rate, continuity of historical business, and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carry-forwards.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 12 - RELATED PARTY TRANSACTIONS

Prior to the November 3, 2001 acquisition of TTC by CTC, TTC engaged in significant transactions involving both its preferred stock and its common stock of TTC with Red Guard, an entity in which a shareholder, officer, and director of TTC, and subsequently, of the Company, is also a shareholder and was an officer through December 2001. Key transactions involving this relationship included the issuance of the Series A and Series B Preferred Stock, the issuance of common stock to acquire various marketable and restricted securities in various unrelated entities, and to acquire the rights to negotiate to acquire the license to manufacture, develop, and sell certain patent-pending composite reinforced aluminum conductor technologies.

On September 30, 2002, the Company and Red Guard consummated a transaction, whereby Red Guard exchanged 100% of the issued and outstanding Series A preferred stock, all accrued but unpaid dividends, certain short-term working capital loans, and all accrued but unpaid interest in return for all of the Company's investment interests in other companies, except for the investment in IPS.

NOTE 13 - SUBSEQUENT EVENTS

                                 Exchange Offer

In November 2003, the Company made an offer to the holders of the Series E and Series H warrants that if the holders exercised their warrants before December 31, 2003, the holder would receive one share of unregistered common stock and one Series R warrant to purchase 0.2 share of unregistered restricted common stock. Each Series R warrant entitled the holder to purchase one share of common stock at $2 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and the Company's common stock closes at or above $3 for 10 consecutive days. In December 2003, the Company issued 755,555 shares of unregistered restricted common stock and 151,111 Series R warrants.

                            Stock for Lease Agreement

In December 2003, as part of entering into a lease agreement for its new offices and warehouse, the Company issued 140,160 shares of unregistered restricted common stock valued at $147,168 to the lessor as payment for the first two month's rent.

                               Stock for Services

In October and November 2003, the Company issued an aggregate of 200,000 shares of common stock as payment for legal services valued at $380,500.

In November 2003, the Company issued 20,000 shares of restricted unregistered common stock valued at $28,050 for consulting services.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 13 - SUBSEQUENT EVENTS (CONTINUED)

                            Exercise of Stock Options

In December 2003, a former employee exercised 50,000 stock options on a cashless basis and received 44,318 shares of common stock

                                      Cash

In December 2003, the Company issued 2,400,000 Units for cash proceeds of $2,790,000 net of offering costs of $210,000. Each unit consisted of one share of the Company's unregistered restricted common stock and 0.5 warrant to purchase one share of the Company's unregistered restricted common stock at an exercise price of $2.04 per share. The warrants vest immediately and expire in December 2008. The Company has the right to call the warrants if the closing price of the Company's common stock is greater than 200% of the exercise price of the warrants for 20 consecutive trading days.

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 25,000 Units for gross proceeds of $100,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase a share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days.

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONDENSED, CONSOLIDATED BALANCE SHEET
                          December 31, 2003 (unaudited)



                                     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                   $  2,935,651
     Prepaid expenses and other current assets                        345,168
                                                                 ------------

         Total current assets                                       3,280,819

PROPERTY AND EQUIPMENT, net                                           342,904
OTHER ASSETS                                                            9,000
                                                                 ------------
                TOTAL ASSETS                                     $  3,632,723
                                                                 ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable - trade                                    $    576,517
     Accrued legal settlement                                         102,935
     Accrued payroll and related expenses                             141,163
     Accrued dividends payable                                         45,393
     Accrued officer compensation                                     255,619
                                                                 ------------

         Total current liabilities                                  1,121,627
                                                                 ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Series B Preferred stock, $0.001 par value
         5,000,000 shares authorized
         1,000 shares issued and outstanding                                1
     Common stock, $0.001 par value
         200,000,000 shares authorized
         101,102,653 shares issued and outstanding                    101,103
     Common stock committed                                           107,425
     Common stock subscription receivable                            (148,522)
     Deferred compensation - stock options                           (557,296)
     Additional paid-in capital                                    16,588,028
     Deficit accumulated during the development stage             (13,579,643)
                                                                 ------------

            Total shareholders' equity                              2,511,096
                                                                 ------------

                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $  3,632,723
                                                                 ============

The accompanying notes are an integral part of these financial statements.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002 (UNAUDITED)
     AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                                          For the
                                                                                        Period from
                                                                                          March 28,
                                                                                            2001
                                                      For the Three Months Ended      (Inception) to
                                                             December 31,               December 31,
                                                        2003              2002              2003
                                                    ------------      ------------      ------------
                                                     (unaudited)        (unaudited)
(unaudited)
OPERATING EXPENSES
     Officer compensation                           $     95,000      $         --      $    659,900
     General and administrative                          745,736            82,884         2,382,086
     Legal, professional, and consulting                 572,083           144,903         5,109,926
     Research and development                            251,305           211,703         3,461,594
     Reorganization                                           --                --            30,000
     Depreciation                                          9,192             1,350            32,367
     Compensation expense related to
         issuances of common stock at
         less than fair value                                 --                --           603,500
     Compensation expense related to
         fair value of stock options - legal              64,125            76,850           499,775
     Compensation expense related to
         fair value of stock options - research
         and development                                  40,325           111,569           607,204
                                                    ------------      ------------      ------------

            Total operating expenses                   1,777,766           629,259        13,386,352
                                                    ------------      ------------      ------------

LOSS FROM OPERATIONS                                  (1,777,766)         (629,259)      (13,386,352)
                                                    ------------      ------------      ------------

OTHER EXPENSE
     Interest expense                                         --            (3,250)          (16,968)
     Carrying value impairment adjustment
         on investments in other companies                    --                --          (137,230)
                                                    ------------      ------------      ------------

            Total other expense                               --            (3,250)         (154,198)
                                                    ------------      ------------      ------------

NET LOSS                                            $ (1,777,766)     $   (632,509)     $(13,540,550)

PREFERRED STOCK DIVIDENDS                                  5,000             3,300            39,093
                                                    ------------      ------------      ------------

NET LOSS AVAILABLE TO COMMON
     SHAREHOLDERS                                   $ (1,782,766)     $   (635,809)     $(13,579,643)
                                                    ============      ============      ============

BASIC AND DILUTED
     LOSS PER SHARE                                 $      (0.02)     $      (0.01)
     Loss per share                                           --                --
                                                    ============      ============

TOTAL BASIC AND DILUTED LOSS PER SHARE
     AVAILABLE TO COMMON SHAREHOLDERS               $      (0.02)     $      (0.01)
                                                    ============      ============

WEIGHTED-AVERAGE COMMON SHARES
     OUTSTANDING                                      99,398,246        75,303,297
                                                    ============      ============


   The accompanying notes are an integral part of these financial statements.


                        COMPOSITE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002 (UNAUDITED)
     AND FOR THE PERIOD FROM MARCH 28, 2001 (INCEPTION) TO DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                                         For the
                                                                                        Period from
                                                                                        March 28,
                                                                                           2001
                                                      For the Three Months Ended      (Inception) to
                                                              December 31,              December 31,
                                                        2003              2002             2003
                                                     (unaudited)       (unaudited)      (unaudited)
                                                    ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                        $ (1,777,766)     $   (632,509)     $(13,540,550)
    Adjustments to reconcile net loss
      to net cash used in operating activities
        Depreciation                                       9,192             1,350            32,367
        Amortization of prepaid expenses
             originally paid with common stock           190,000            29,318           276,148
        Issuance of common stock for
          consulting, legal, and other expenses           28,050                --         5,694,527
        Issuance of common stock for legal
          settlement                                          --                --            93,750
        Issuance of warrants for services
          rendered for research and
          development                                         --                --            61,250
        Issuance of warrants for legal
          settlement                                          --                --            11,750
        Compensation expense related to
          issuances of common stock at
          less than fair value                                --                --           603,500
        Compensation expense related to
          fair value of stock options                    104,451           188,419         1,106,980
        Carrying value impairment adjustment
          on investments in other companies                   --                --           137,230
        (Increase) decrease in Prepaid expenses
             and other current assets                     74,036                --           230,421
        Increase (decrease) in
          Accounts payable - trade                  $    110,072      $    344,046      $    582,815
          Accrued legal settlement                       (42,665)          102,935           145,600
          Accrued payroll and related
             expenses                                     79,911           141,163            61,252
          Accrued interest payable                        (9,851)           13,101            13,101
          Accrued officer compensation                        --            33,850           225,691
                                                    ------------      ------------      ------------

Net cash used in operating activities                 (1,224,719)          (45,377)       (4,226,922)
                                                    ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Cash advanced by (to) officers, net                       --                --            29,928
    Purchase of property and equipment                  (151,363)         (102,950)         (375,271)
    Investments in other companies                            --                --           (40,000)
                                                    ------------      ------------      ------------

Net cash provided by (used in) investing
  activities                                            (151,363)         (102,950)         (385,343)
                                                    ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Common stock subscription receivable                 (98,522)               --          (148,522)
    Proceeds from sale of committed stock                     --                --           194,375
    Payment for costs associated with
      the sale of common stock                          (220,030)               --          (237,030)
    Proceeds from notes payable                               --                --           253,000
    Proceeds from sale of preferred stock                     --                --           132,000
    Proceeds from exercise of warrants                   153,125                --           153,125
    Proceeds from sale of common stock                 3,346,662           232,270         7,200,968
                                                    ------------      ------------      ------------

Net cash provided by financing activities              3,181,235           232,270         7,547,916
                                                    ------------      ------------      ------------


Net increase in cash and cash equivalents           $  1,805,153      $     83,943      $  2,935,651

CASH AND CASH EQUIVALENTS, BEGINNING
    OF PERIOD                                          1,130,498            13,956                --
                                                    ------------      ------------      ------------

CASH AND CASH EQUIVALENTS, END OF
    PERIOD                                          $  2,935,651      $     97,899      $  2,935,651
                                                    ============      ============      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW

INFORMATION
    INTEREST PAID                                   $         --      $      9,851      $        150
                                                    ============      ============      ============


The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

We are an Irvine, CA-based company providing innovative technology solutions for electric power transmission systems using our proprietary advanced composite technologies. Our first product is a family of high performance aluminum conductor composite core ("ACCC") cables for electric transmission and distribution lines.

In December 2003, the first commercial order was received for our ACCC cable for a new transmission line in Kansas. This order requires a small size ACCC cable to replace a "Hawk" size designation, which we anticipate to begin to produce in the second quarter of 2004. We will continue to design and produce other sizes of ACCC cable to fill customer requirements.

In December 2003, the Company incorporated three inactive subsidiaries as Nevada corporations: CTC Wind Systems Corporation ("CTCWSC"), CTC Cable Corporation ("CTCCC"), and CTC Towers & Poles Corporation ("CTCTPC").

NOTE 2 - GOING CONCERN

The Company has received a report from its independent auditors that includes an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern. These consolidated financial statements contemplate the ability to continue as such and do not include any adjustments that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                              Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2003. The results of operations for the three months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the year ended September 30, 2004.

                          Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                           Principles of Consolidation

The consolidated financial statements include the accounts of CTC and its wholly owned subsidiaries, (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

                        Research and Development Expenses

Research and development expenses are charged to operations as incurred.

                                 Loss Per Share

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

                                      F-48
The following common stock equivalents were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive:

                                               December 31,
                                         -------------------------
                                           2003             2002
                                         ----------      ---------
Series B convertible preferred stock         80,000        105,600
Options for common stock                  7,947,740      5,307,740
Warrants                                 13,189,569      6,096,290



NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003 consisted of the following:



 Office furniture and equipment                      $ 75,587
 Manufacturing equipment                              299,684
                                                     --------

                                                      375,271

 Less accumulated depreciation                         30,367
                                                     --------

     TOTAL                                           $342,904
                                                     ========


Depreciation  expense  was  $9,192,  $1,350 and  $32,367  for the three months ended December 31, 2003 and 2002 and the period from March 28, 2001 (inception) to December 31, 2003, respectively.

NOTE 5 - SHAREHOLDERS' EQUITY

                                  Common Stock

                                Services Rendered

During the three months ended December 31, 2003, the Company issued 200,000 shares of free trading common stock registered pursuant to Form S-8 to one individual for legal services valued at $383,000, which approximated the closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board on the date of issue. Of this amount, $193,000 remained as prepayment for those legal services at December 31, 2003.

During the three months ended December 31, 2003, the Company committed to issue 20,000 shares of the Company's restricted, unregistered common stock to one individual for consulting services. This transaction was valued at $28,050, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board.

                                      Cash

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate 25,000 Units for gross proceeds of $100,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase a share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days.

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104.

In December 2003, the Company issued 2,400,000 Units for cash proceeds of $2,790,000 net of offering costs of $210,000. Each unit consisted of one share of the Company's unregistered restricted common stock and 0.5 warrant to purchase one share of the Company's unregistered restricted common stock at an exercise price of $2.04 per share. The warrants vest immediately and expire in December 2008. The Company has the right to call the warrants if the closing price of the Company's common stock is greater than 200% of the exercise price of the warrants for 20 consecutive trading days.

                            Stock for Lease Agreement

In December 2003, as part of entering into a lease agreement for its new offices and warehouse, the Company issued 140,160 shares of unregistered restricted common stock valued at $147,168 to the lessor as payment for the first two month's rent.

                                 Exchange Offer

In November 2003, the Company made an offer to the holders of the Series E and Series H warrants that if the holders exercised their warrants before December 10, 2003, the holder would receive one share of unregistered common stock and one Series R warrant to purchase 0.2 share of unregistered restricted common stock. Each Series R warrant entitled the holder to purchase one share of common stock at $2 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and the Company's common stock closes at or above $3 for 10 consecutive days and if the shares underlying the warrants have been registered. In December 2003, the Company issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds of $153,125.

                                  Stock Options

                                   Stock Plan

The Company recorded deferred compensation of $1,664,275 related to 3,200,000 options granted on March 31, 2002 and 750,000 options granted on April 1, 2002. The Company recorded compensation expense of $104,450 and $188,419 during the three months ended December 31, 2003 and 2002, respectively, for the value of the legal, consulting, and research and development services rendered during those periods.

In December 2003, a former employee exercised 50,000 stock options on a cashless basis and received 44,318 shares of common stock.

The following table summarizes all Stock Plan activity through December 31, 2003.

                                                         Weighted-Average
                                               Number        Exercise
                                             of Shares         Price
                                            ----------      -----------
Outstanding, March 18, 2001 (inception)             --      $       --
  Granted                                    1,357,740      $     0.35
                                            ----------

Outstanding, September 30, 2001              1,357,740      $     0.35
  Granted                                    5,950,000      $     0.35
  Exercised                                 (2,000,000)     $     0.24
                                            ----------

Outstanding, September 30, 2002              5,307,740      $     0.39
  Granted                                    3,950,000      $     0.46
  Exercised                                    (60,000)     $     0.25
  Canceled                                  (1,000,000)     $     0.69
                                            ----------

Outstanding, September 30, 2003              8,197,740      $     0.39
  Exercised                                    (50,000)     $     0.25
  Cancelled                                   (200,000)     $     0.25
                                            ----------

OUTSTANDING, DECEMBER 30, 2003               7,947,740      $     0.39
                                            ==========

EXERCISABLE, DECEMBER 30, 2003               3,183,573      $     0.38
                                            ==========

The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the three months ended December 31, 2003 and 2002 would have been increased to the pro forma amounts indicated below:


                                                       2003               2002
                                                   -------------      -------------
Net loss
As reported                                        $  (1,777,766)     $    (632,507)
Add stock based employee compensation
  expense included in net income, net of tax                  --                 --
Deduct total stock based employee compensation
  expense determined under fair value method
  for all awards, net of tax                             (75,242)                --
                                                   -------------      -------------

         PRO FORMA                                 $  (1,853,008)     $    (632,507)
                                                   =============      =============

 Earnings per common share
     Basic - as reported                           $       (0.02)     $       (0.01)
     Basic - pro forma                             $       (0.02)     $       (0.01)
     Diluted - as reported                         $       (0.02)     $       (0.01)
     Diluted - pro forma                           $       (0.02)     $       (0.01)


                                    Warrants

The following table presents Warrant activity through December 31, 2003:

                                                          Weighted-Average
                                                Number        Exercise
                                              of Shares         Price
                                             ----------      -----------
Outstanding, March 18, 2001 (inception)              --      $        --
  Granted                                     1,905,600      $      1.26
                                             ----------

Outstanding, September 30, 2001               1,905,600      $      1.26
  Granted                                       848,630      $      0.50
  Exercised                                      (7,940)     $      1.26
                                             ----------

Outstanding, September 30, 2002               2,796,290      $      1.06
  Granted                                    14,568,834      $      0.46
  Exercised                                    (267,500)     $      0.29
                                             ----------

Outstanding, September 30, 2003              17,047,624      $      0.55
  Granted                                     1,378,500      $      1.93
  Exercised                                    (785,555)     $      0.32
  Cancelled                                    (267,500)     $      0.50
                                             ----------

OUTSTANDING, DECEMBER 31, 2003               13,189,569      $      0.73
                                             ==========

EXERCISABLE, DECEMBER 31, 2003               13,189,569      $      0.73
                                             ==========

NOTE 6 - SUBSEQUENT EVENTS

Exercise of Stock options

In February 2004, a former officer was issued 120,765 shares of common stock on the exercise of 200,000 stock options on a cashless basis.

                                Preferred Shares

In January 2004, the Company converted the 1,000 shares of Series B 10% preferred stock of its subsidiary Transmission Technology Corporation into 80,000 shares of unregistered, restricted common stock. In addition, the Company issued 27,631 shares of unregistered, restricted common stock in satisfaction of the unpaid preferred stock dividends and interest totaling $31,996.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                           CONSOLIDATED BALANCE SHEETS
                                 March 31, 2004
                                   (UNAUDITED)

                                     ASSETS

                                 MARCH 31, 2004
CURRENT ASSETS

     Cash and cash equivalents                                     $  665,683
     Prepaid expenses and other current assets                        495,989
                                                                   ----------

              Total current assets                                  1,161,672

PROPERTY AND EQUIPMENT, net                                           825,897
OTHER ASSETS                                                            1,000
                                                                   ----------

              TOTAL ASSETS                                         $1,988,569
                                                                   ==========


                                  -CONTINUED -

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                                 March 31, 2004
                                   (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

                                 MARCH 31, 2004

CURRENT LIABILITIES

     Accounts payable - trade                                  $  1,461,993
     Accrued legal settlement                                        96,534
     Accrued payroll and related expenses                            83,295
     Accrued officer compensation                                   263,004
     Deferred revenue                                               303,500
                                                               ------------
Total current liabilities                                         2,208,326


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Common stock, $ 0.001 par value
       200,000,000 shares authorized
       102,726,834 shares issued and outstanding                    102,727
     Common stock committed                                          68,750
     Common stock subscription receivable                          (148,522)
     Deferred compensation - stock options                         (452,845)
     Additional paid-in capital                                  16,842,552
     Deficit accumulated during the development stage           (16,632,419)
                                                               ------------

         Total shareholders' deficit                               (219,757)
                                                               ------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                    $  1,988,569
                                                               ============


The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

               Six and Three months ended March 31, 2004 and 2003
      And for the period from March 28, 2001 (Inception) to March 31, 2004

                                   (UNAUDITED)

                                                                                                                      Period from
                                                                                                                     March 28,2001
                                                                                                                        (date of
                                   Three months           Three months           Six months         Six months         inception)
                                      ended                  Ended                  ended             ended             through
                                  March 31, 2004         March 31, 2003        March 31, 2004     March 31, 2003    March 31, 2004
                               ----------------------------------------------------------------------------------------------------
REVENUES                        $        -            $               -          $        -        $        -          $        -
                               --------------------- -------------------- -------------------- ---------------- ------------------

EXPENSES
Officer compensation                         90,335               30,000              185,335           30,000            750,235
General and administrative                  956,543               83,261            1,554,279          166,145          3,338,629
Legal, professional
   and consulting                         1,111,842              281,322            1,683,925          426,225          6,221,768
Research and development                    806,505              806,616            1,205,810        1,018,319          4,268,099
Reorganization                                    -                    -                    -                -             30,000
Depreciation                                 22,047                1,350               31,239            2,700             54,414
Compensation expense
   related to issuances
   of common stock at
   less than fair value                           -                    -                    -                -            603,500
Compensation expense
   related to fair
   value of stock options
   legal                                     64,125               64,125              128,250          140,975            563,900
Compensation expense
    related to fair
    value of stock options
    research and
    development                              40,325              111,568               80,650          223,137            647,529
                               --------------------- -------------------- -------------------- ---------------- ------------------

TOTAL OPERATING
    EXPENSES                             3,091,722            1,378,242            4,869,488         2,007,501        16,478,074

LOSS FROM OPERATIONS                    (3,091,722)          (1,378,242)          (4,869,488)      (2,007,501)       (16,478,074)
                               --------------------- -------------------- -------------------- ---------------- ------------------

                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

               Six and Three months ended March 31, 2004 and 2003
And for the period from March 28, 2001 (Inception) to March 31, 2004 (Continued)

                                   (UNAUDITED)

                                                                                                                      Period from
                                                                                                                     March 28,2001
                                                                                                                        (date of
                                   Three months           Three months           Six months           Six months       inception)
                                      ended                  Ended                  ended               ended            through
                                  March 31, 2004         March 31, 2003        March 31, 2004       March 31, 2003   March 31, 2004
                               ----------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                (3,091,722)             (1,378,242)           (4,869,488)         (2,007,501)      (16,478,074)
                                  ------------            ------------          ------------        ------------      ------------

OTHER EXPENSE
    Interest                              (147)                     --                  (147)             (3,250)          (17,115)
    Carrying value
    impairment
    adjustment on
    investments in
    other companies                         --                      --                    --                  --          (137,230)
                                  ------------            ------------          ------------        ------------      ------------

  Total other expense                     (147)                     --                  (147)             (3,250)         (154,345)
                                  ------------            ------------          ------------        ------------      ------------

NET LOSS                            (3,091,869)             (1,378,242)           (4,869,635)         (2,010,751)      (16,632,419)

PREFERRED STOCK DIVIDENDS                   --                   5,000                    --              10,000                --
                                  ------------            ------------          ------------        ------------      ------------

NET LOSS AVAILABLE TO COMMON
SHAREHOLDERS                      $ (3,091,869)             (1,383,242)           (4,869,635)       $ (2,020,751)     $(16,632,419)


                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

               Six and Three months ended March 31, 2004 and 2003
And for the period from March 28, 2001 (Inception) to March 31, 2004 (Continued)

                                   (UNAUDITED)

                                                                                                                      Period from
                                                                                                                     March 28,2001
                                                                                                                        (date of
                                   Three months           Three months           Six months           Six months       inception)
                                      ended                  Ended                  ended               ended            through
                                  March 31, 2004         March 31, 2003        March 31, 2004       March 31, 2003   March 31, 2004
                               ----------------------------------------------------------------------------------------------------
BASIC AND FULLY DILUTED
  LOSS PER SHARE                            (0.03)                (0.02)                (0.05)              (0.03)
  LOSS PER SHARE                            (0.03)                (0.02)                (0.05)              (0.03)
                                   --------------        --------------        --------------      --------------

TOTAL BASIC AND DILUTED
  LOSS PER SHARE
  AVAILABLE TO COMMON
  SHAREHOLDERS                              (0.03)                (0.02)                (0.05)              (0.03)
                                   ==============        ==============        ==============      ==============

WEIGHTED-AVERAGE COMMON
  SHARES OUTSTANDING                  102,155,003            81,311,369           100,775,400          66,610,607
                                   ==============        ==============        ==============      ==============


The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                    Six months ended March 31, 2004 and 2003
      And for the period from March 28, 2001 (inception) to March 31, 2004

                                   (UNAUDITED)

                                                                                                  Period from
                                                                                                 March 28,2001
                                                                                                   (date of
                                                         Six months            Six months          inception)
                                                           ended                ended               through
                                                      March 31, 2004        March 31, 2003       March 31, 2004
                                                      --------------        --------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                            $ (4,869,635)          (2,010,751)        $(16,632,419)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
      Depreciation                                            31,239                2,700               54,414
      Amortization of prepaid expenses
            originally paid with common stock                325,199             (632,251)             411,347
      Issuance of common stock for
           consulting, legal, and other expenses              69,544            2,243,851            5,736,021
      Issuance of common stock for
           compensation                                       64,005                   --              157,755
      Issuance of warrants for services
           rendered for research and development                  --                   --               61,250
      Issuance of warrants for legal settlement                   --                   --               11,750
      Compensation expense related to
           issuances of common stock at
           less than fair value                                   --                   --              603,500
      Compensation expense related to
          fair value of stock options                        208,901              364,112            1,211,430
      Carrying value impairment adjustment
          on investments in other companies                       --                   --              137,230
      (Increase) decrease in prepaid expenses
          and other current assets                          (203,984)                  --              (47,599)
      Increase (decrease) in -
      Accounts payable - trade                               978,130             (512,043)           1,450,873
      Accrued legal settlement                               (49,066)                  --               96,534
      Accrued payroll and related expenses                    22,043                   --               83,295
      Accrued interest payable                                    --               (9,851)              13,101
      Accrued officer compensation                             7,385               60,072              233,076
      Deferred revenue                                       303,500                   --              303,500
                                                        ------------         ------------         ------------
Net cash provided (used) in operating activities        $ (3,112,739)        $   (494,161)        $ (6,114,942)
                                                        ------------         ------------         ------------

                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                    Six months ended March 31, 2004 and 2003
      And for the period from March 28, 2001 (inception) to March 31, 2004

                                   (continued)

                                   (UNAUDITED)

                                                                                                  Period from
                                                                                                 March 28,2001
                                                                                                   (date of
                                                          Six months           Six months          inception)
                                                              ended              ended              through
                                                         March 31, 2004       March 31, 2003     March 31, 2004
                                                         --------------       --------------     --------------
Net cash provided (used) in operating activities           $(3,112,739)           (494,161)        $(6,114,942)
                                                           -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Cash advanced by (to) officers, net                           --                  --              29,928
      Investments in other companies                                --                  --             (40,000)
      Purchase of property and equipment                      (656,403)           (133,866)           (880,311)
                                                           -----------         -----------         -----------

Net cash provided by (used in) investing activities           (656,403)           (133,866)           (890,383)
                                                           -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Common stock subscription receivable                     (98,522)                 --            (148,522)
      Proceeds from sale of committed stock                     56,250                  --             250,625
      Payment for costs associated with
        the sale of common stock                              (220,030)                 --            (237,030)
      Proceeds from notes payable -
          shareholder                                               --              30,000             253,000
      Proceeds from sale of preferred stock                         --                  --             132,000
      Proceeds from exercise of warrants                       219,375                  --             219,375
      Proceeds from sale of common stock                     3,347,254             930,423           7,201,560
                                                           -----------         -----------         -----------

Net cash provided (used)in financing activities              3,304,327             960,423           7,671,008
                                                           -----------         -----------         -----------

Net increase(decrease) in cash and cash equivalents        $  (464,815)        $   332,396         $   665,683


                                   -CONTINUED-

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

                COMPOSITE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                    Six months ended March 31, 2004 and 2003
      And for the period from March 28, 2001 (inception) to March 31, 2004
                                   (continued)

                                   (UNAUDITED)

                                                                                                  Period from
                                                                                                 March 28,2001
                                                                                                   (date of
                                                            Six months          Six months         inception)
                                                              ended              ended              through
                                                          March 31, 2004      March 31, 2003     March 31, 2004
                                                          --------------      --------------     --------------
Net increase(decrease) in cash and cash equivalents        $  (464,815)        $   332,396        $   665,683

CASH AND CASH EQUIVALENTS, BEGINNING OF
      PERIOD                                                 1,130,498              13,956                 --
                                                           -----------         -----------        -----------

CASH AND CASH EQUIVALENTS, END OF
          PERIOD                                           $   665,683         $   346,352        $   665,683
                                                           ===========         ===========        ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION

      CONVERSION OF SHORT TERM WORKING
          CAPITAL LOANS TO COMMON STOCK                             --              30,000             30,000
                                                           ===========         ===========        ===========

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

We are an Irvine, CA based company providing innovative technology solutions for electric power transmission systems using our proprietary advanced composite technologies. Our first product is a family of high performance aluminum conductor composite core ("ACCC") cables for electric transmission and distribution lines.

In December 2003, the first commercial order was received for our ACCC cable for a new transmission line in Kansas. This order requires a small size ACCC cable to replace a "Hawk" size designation, which we began producing in the second quarter of 2004. We will continue to design and produce other sizes of ACCC cable to fill customer requirements. We have received a progress payment of $303,500 against this order which has been recorded as deferred revenue in the accompanying balance sheet.

In December 2003, the Company incorporated three inactive subsidiaries as Nevada
Corporations: CTC Wind Systems Corporation ("CTCWSC"), CTC Cable Corporation ("CTCCC"),and CTC Towers & Poles Corporation ("CTCTPC").

NOTE 2 - GOING CONCERN

The Company has received a report from its independent auditors for the year ended September 30, 2003 that includes an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern. These consolidated financial statements contemplate the ability to continue as such and do not include any adjustments that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                              Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2003. The results of operations for the three and six months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ended September 30, 2004.

                          Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                            Stock-Based Compensation

SFAS No. 123, "Accounting for Stock Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25,"Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees using the intrinsic value method under APB No. 25.

The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB No. 25, the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's Stock Plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the six months ended March 31, 2004 and 2003 would have been increased to the pro forma amounts indicated below:

                                                           2004                   2003
                                                       -------------         -------------
 Net loss, as reported                                 $  (4,880,935)        $  (2,010,751)
 Add stock based employee compensation
   expense included in net income, net of tax                     --                    --
 Deduct total stock based employee compensation
Expense determined under fair value method
   for all awards, net of tax                               (135,435)              (28,583)
                                                       -------------         -------------
 Net loss, pro forma                                   $  (5,016,370)        $  (2,039,334)
                                                       =============         =============

 Earnings per common share
   Basic, as reported                                  $       (0.05)        $       (0.03)
   Basic, pro forma                                    $       (0.05)        $       (0.03)
   Diluted, as reported                                $       (0.05)        $       (0.03)
   Diluted, pro forma                                  $       (0.05)        $       (0.03)


                           Principles of Consolidation

The consolidated financial statements include the accounts of CTC and its wholly owned subsidiaries,(collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

                        Research and Development Expenses

Research and development expenses are charged to operations as incurred.

                                 Loss Per Share

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following common stock equivalents were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive:


                                                    March 31,
                                            ------------------------
                                               2004          2003
                                            ----------    ----------
Series B convertible preferred stock                --        80,000
Options for common stock                     6,890,398     5,057,740
Warrants                                    12,789,569     8,966,790


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2004 consisted of the following:


Manufacturing equipment                              $334,238
Office furniture equipment                            199,881
   Leasehold improvements                             346,192
                                                     --------
                                                      880,311

Less accumulated depreciation                          54,414
                                                     --------

    TOTAL                                            $825,897
                                                     ========


Depreciation expense was $31,239 and $2,700 and $54,414 for the six months ended March 31, 2004 and 2003 and the period from March 28, 2001 (inception) to March 31, 2004.


NOTE 5 - SHAREHOLDERS' EQUITY

                                 PREFERRED STOCK

In January 2004, the Company converted the 1,000 shares of Series B 10% preferred stock of its subsidiary Transmission Technology Corporation into 80,000 shares of unregistered, restricted common stock. In addition, the Company issued 27,631 shares of unregistered, restricted common stock in satisfaction of the unpaid preferred stock dividends and interest totaling $31,996.

                                  COMMON STOCK

                                Services Rendered

During the six months ended March 31, 2004, the Company issued 200,000 shares of free trading common stock registered pursuant to Form S-8 to one individual for legal services valued at $383,000, which approximated the closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board on the date of issue. Of this amount, $62,801 remained as prepayment for those legal services at March 31, 2004.

During November 2003, the Company committed to issue 20,000 shares of the Company's restricted, unregistered common stock to one individual for consulting services. This transaction was valued at $28,050, which approximates the "fair value" of the Company's stock on the date of the transaction using the discounted closing price of the Company's common stock as quoted on the NASDAQ Electronic Bulletin Board. During the three months ended March 31, 2004 it was determined by the Company and the consultant that the agreement was not in the best interest of either party and therefore the contract was not consummated or fully executed. The 20,000 shares committed for the consulting services were reversed and the $28,050 was reclassified to accounts payable.

                                      Cash

During November 2003, pursuant to a Private Placement Memoranda, the Company sold an aggregate of 25,000 Units for gross proceeds of $100,000. Each Unit consisted of 10 shares of restricted unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase a share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by the Company that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and the Company's common stock closes at or above $1.20 for 10 consecutive days.

During November 2003, pursuant to a Private Placement Memoranda, the Company sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104.

In December 2003, the Company issued 2,400,000 Units for cash proceeds of $2,790,000 net of offering costs of $210,000. Each unit consisted of one share of the Company's unregistered restricted common stock and 0.5 warrant to purchase one share of the Company's unregistered restricted common stock at an exercise price of $2.04 per share. The warrants vest immediately and expire in December 2008. The Company has the right to call the warrants if the closing price of the Company's common stock is greater than 200% of the exercise price of the warrants for 20 consecutive trading days.

During the six months ended March 31, 2004, 400,000 Series E Warrants were exercised for total cash consideration of $100,000, or $0.25 per share.

                            Stock for Lease Agreement

In December 2003, as part of entering into a lease agreement for its new offices and warehouse, the Company issued 140,160 shares of unregistered restricted common stock valued at $147,168 to the lessor as payment for the first two month's rent.

                                 Exchange Offer

In November 2003, the Company made an offer to the holders of the Series E and Series H warrants that if the holders exercised their warrants before December 10, 2003, the holder would receive one share of unregistered common stock and one Series R warrant to purchase 0.2 share of unregistered restricted common stock. Each Series R warrant entitled the holder to purchase one share of common stock at $2 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and the Company's common stock closes at or above $3 for 10 consecutive days and if the shares underlying the warrants have been registered. In December 2003, the Company issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds of $153,125.

                                  STOCK OPTIONS

                                   Stock Plan

The Company recorded deferred compensation of $1,664,275 related to 3,200,000 options granted on March 31, 2002 and 750,000 options granted on April 1, 2002. The Company recorded compensation expense of $208,901 and $364,112 during the six months ended March 31, 2004 and 2003, respectively, for the value of the legal, consulting, and research and development services rendered during those periods.

In December 2003, a former employee exercised 50,000 stock options on a cashless basis and received 44,318 shares of common stock.

In February 2004, a former officer was issued 120,765 shares of common stock on the exercise of 120,765 stock options. The Company has recorded $64,005 as compensation expense related to this issuance.

In February 2004, a former employee was issued 8,849 shares of common stock on the exercise of 14,500 stock options on a cashless basis.

In March 2004 a consultant exercised 120,000 options at an exercise price of $.25 resulting in a total cash payment to the Company of $30,000.

The following table summarizes all Stock Plan activity through March 31, 2004.


                                                                Weighted-Average
                                                 Number             Exercise
                                                of Shares            Price
                                               -----------        -----------
Outstanding, March 18, 2001 (inception)                --         $       --
  Granted                                       1,357,740         $     0.35
                                               ----------

Outstanding, September 30, 2001                 1,357,740         $     0.35
  Granted                                       5,950,000         $     0.35
  Exercised                                    (2,000,000)        $     0.24
                                               ----------

  Outstanding, September 30, 2002               5,307,740         $     0.39
  Granted                                       3,950,000         $     0.46
  Exercised                                       (60,000)        $     0.25
  Canceled                                     (1,000,000)        $     0.69
                                               ----------

Outstanding, September 30, 2003                 8,197,740         $     0.39
  Exercised                                       (50,000)        $     0.25
  Cancelled                                      (200,000)        $     0.25
                                               ----------

Outstanding, December 31, 2003                  7,947,740         $     0.39
     Exercised                                   (255,265)        $     0.40
     Cancelled                                   (802,077)        $     0.51
                                               ----------
   OUTSTANDING, MARCH 31, 2004                  6,890,398         $     0.38
                                               ==========

EXERCISABLE, MARCH 31, 2004                     2,904,840         $     0.37
                                               ==========

                                    WARRANTS

The following table summarizes all Warrant activity through March 31, 2004:


                                                                Weighted-Average
                                                  Number            Exercise
                                                 of Shares           Price
                                               ------------       -----------
Outstanding, March 18, 2001 (inception)                 --        $        --
  Granted                                        1,905,600        $      1.26
                                               -----------

Outstanding, September 30, 2001                  1,905,600        $      1.26
  Granted                                          848,630        $      0.50
  Exercised                                         (7,940)       $      1.26
                                               -----------

Outstanding, September 30, 2002                  2,746,290        $      1.03
  Granted                                       14,568,834        $      0.46
  Exercised                                       (267,500)       $      0.29

  Outstanding, September 30, 2003               17,047,624        $      0.55
  Granted                                        1,378,500        $      1.93
  Exercised                                       (785,555)       $      0.32
  Cancelled                                     (4,451,000)       $      0.50
                                               -----------

OUTSTANDING, December 31, 2003                  13,189,569        $      0.73
     Exercised                                    (400,000)       $      0.25
                                               ===========

EXERCISABLE, MARCH 31, 2003                     12,789,569        $      0.74
                                               ===========


NOTE 6 - SUBSEQUENT EVENTS

                        Sale-Lease Back of Capital Assets

On May 7, 2004 the Company entered into a $500,000 sale leaseback of certain of its capital assets. Under the terms of the Master Lease Agreement the Company received $450,000 which was net of a 10% security deposit and is to make payments totaling $16,444 for 36 months. At the end of the lease period, the Company has the right to renew the lease for an additional 12 months, terminate and return the equipment or purchase the equipment at the greater of fair market value or 10% of the capitalized cost. The Company recognized a gain in the amount of $ 48,474 from this transaction and will defer the gain and recognize it as income over the period of the initial lease term.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last fiscal years.

                           REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                        COMPOSITE TECHNOLOGY CORPORATION

                                   PROSPECTUS

                        28,061,734 Shares of Common Stock


                                 June ___, 2004


No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, the Company's Bylaws and Articles of Incorporation also include provisions that eliminates the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by
Section 78.751 of the Nevada General Corporation Law, the Company will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, the Company will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of the Company to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

                                     AMOUNT


SEC Filing Fee........................    $  6,369.42
Blue Sky Fees and Expenses............      10,000.00*
Legal Fees............................      50,000.00*
Accounting Fees and Expenses..........      50,000.00*
Miscellaneous.........................      30,000.00*
                                          ------------
         Total........................    $146,369.42*

                                   *Estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On April 12, 2001, TTC issued 950,000 shares of TTC Common Stock to Red Guard Industries, Inc. ("Red Guard") in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act in consideration for marketable and restricted securities in such entities. The initial exchange transaction was valued at approximately $137,750. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On April 12, 2001, TTC issued 165 shares of 10% Series A Cumulative Convertible Preferred Stock (the "TTC Series A Preferred") to Red Guard in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, in consideration for the rights to the CRAC technology. Each share of TTC Series A Preferred was convertible into one share of TTC Common Stock at an original conversion price of $0.20 per share.

On July 12, 2001, TTC granted Red Guard an option to purchase up to $500,000 of 10% Series B Cumulative Convertible Preferred Stock of TTC (the "TTC Series B Preferred") at $100 per share (the "Red Guard Option") and a warrant to purchase up to 120,000 shares of TTC Common Stock at $20.00 per share (the "Red Guard Warrant") in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act in consideration for revising the conversion terms of the TTC Series A Preferred, including an increase in the conversion from $0.20 to $7.50 per share. The Red Guard Option was exercisable at any time and expired on January 12, 2002. The Red Guard Warrant is exercisable at any time and expires on June 12, 2006.

During August 2001, TTC issued 10,000 shares of TTC Common Stock to AMJ Logistics, Inc., a privately owned software company ("AMJ"), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and paid $10,000 in consideration for 72,665 shares of the common stock of AMJ. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock. During August 2001, Red Guard exercised a portion of the Red Guard Option and purchased 1,000 shares of TTC Series B Preferred in reliance upon the exemption from registration set forth in
Section 4(2) of the Securities Act for $100,000. Each share of TTC Series B Preferred is convertible into five shares of TTC Common Stock at a conversion price of $20.00.

On October 11, 2001, TTC issued 320 shares of TTC Series B Preferred to an individual in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for approximately $32,000. Each share of TTC Series B Preferred is convertible into five shares of TTC Common Stock at a conversion price of $20.00. On October 18, 2001, Red Guard exercised a portion of the Red Guard Warrant and purchased 500 shares of TTC Common Stock in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for $10,000. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On October 24, 2001, TTC issued 1,000 shares of TTC Common Stock to an unrelated entity in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for approximately $61,500. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On October 26, 2001, TTC issued 1,740 of TTC Common Stock to an individual in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for approximately $107,010. Pursuant to the Reorganization Agreement, each share of TTC Common Stock was exchanged for 15.88 shares of Common Stock.

On October 30, 2001, TTC issued an aggregate 79,402 equivalent post-acquisition shares of restricted, unregistered common stock to its corporate law firm at an agreed-upon value of approximately $300,000 as a retainer for future legal services to be provided during a one-year period from October 30, 2001. The retainer shares shall vest against normal monthly billings from the law firm to the Company using the agreed-upon valuation of $3.78 per share, regardless of the open market price of the Company's common stock during the billing month. If the aggregate market value of the 79,402 shares are worth less than $450,000 in the open market at the average mean of the bid and ask price for the shares during the one-month period just preceding the first anniversary of the retainer agreement (October 30, 2002) then the law firm will have 15 days to make a written election to either a) exercise a downward adjustment in the agreed-upon price of $3.78 to an amount of not less than $1.89 per share, which would cause the Company to issue up to an additional 79,402 equivalent post-acquisition shares to the law firm or b) put all 79,402 shares back to the Company and require payment in cash for the legal services provided during the initial term of the agreement. During January 2002, the Company and the law firm agreed to rescind this transaction and the 79,402 shares were returned to the Company. All future transactions between the Company and the law firm will be conducted on a cash transaction basis.

Pursuant to the Reorganization Agreement, on November 3, 2001, we issued 57,546,000 shares of Common Stock to certain stockholders of TTC in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, in exchange for 95.91% of the TTC Common Stock. In addition, since November 3, 2001, we have issued 2,374,598 shares of Common Stock to certain stockholders of TTC in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, in exchange for the remaining shares of TTC Common Stock.

On November 3, 2001, certain consultants were issued an aggregate of 450,000 shares of Common Stock in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act as compensation for the services they provided in connection with the acquisition of TTC.

During December 2001, we issued 42,500 shares of Common Stock to AMJ in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act in exchange for 37,335 shares of the common stock of AMJ.

On May 22, 2002, we issued 40,000 shares of our restricted, unregistered common stock to an unrelated entity for various consulting services. This transaction was valued at approximately $16,000, which approximates the "fair value" of our common stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ Electronic Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In July and August 2002, we issued an aggregate 350,000 shares of our restricted, unregistered common stock to two separate unrelated entities for consulting services. These transactions were valued at approximately $95,000, which approximates the "fair value" of our common stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ Electronic Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

On August 22, 2002, we sold 65,790 shares of restricted, unregistered common stock to an individual for cash proceeds of approximately $25,000. This transaction was consummated in excess of the "fair value" of our stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ Electronic Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During December 2002, we sold an aggregate 6,400 Units, in conjunction with a Private Placement Memorandum, for gross proceeds of $11,520. Each Unit consisted of 10 shares of restricted, unregistered common stock, 10 Series A warrants, and five Series B warrants. Each Series A warrant entitles the holder to purchase one share of common stock at a price of $0.35 per share and expires at the earlier of December 1, 2003 or three weeks following written notification by us that our common stock closed at or above $0.61 per share for five consecutive trading days. In addition, the Series A warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series A warrants has been declared effective and our common stock closes at or above $0.61 for five consecutive days. Each Series B warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2004 or three weeks following written notification by us that its common stock closed at or above $1.05 per share for five consecutive trading days. In addition, the Series B warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series B warrants has been declared effective and our common stock closes at or above $1.05 for five consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.


Between November 2002 and February 2003, we sold an aggregate 3,254,000 Units, pursuant to a Private Placement Memorandum, for gross proceeds of $295,400. Each Unit consisted of one share of restricted, unregistered common stock and one Series E warrant to purchase one share of unregistered, restricted common stock. Each Series E warrant entitles the holder to purchase a share of common stock at $0.25 per share and expires on December 1, 2004. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.


In July and September, 2002, we issued an aggregate 866,173 shares of our restricted, unregistered common stock to four separate individuals, several of whom were our existing shareholders, for conversion of short-term working capital loans and accrued, but unpaid, interest. These transactions were valued at approximately $152,729, which equaled the outstanding debt and was in excess of the "fair value" of our common stock on the date of the transaction using the discounted closing price of our common stock as quoted on the NASDAQ Electronic Bulletin Board. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.


During February and March 2003, pursuant to Private Placement Memoranda, we sold an aggregate 3,670,500 Units for gross proceeds of $866,375. Each Unit consisted of one share of restricted, unregistered common stock and one Series H warrant to purchase one share of unregistered, restricted common stock. Each Series H warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of January 30, 2005 or three weeks following written notification by us that its common stock closed at or above $0.75 per share for five consecutive trading days. In addition, the Series H warrants can be redeemed by us for $0.001 each if a registration statement covering the shares underlying the Series H warrants has been declared effective and our common stock closes at or above $0.50 for five consecutive days. We incurred offering costs of $234,350 related to this offering, consisting of warrants to purchase 200,000 unregistered, restricted shares of common stock, with the same terms as those issued to the investors, valued at $20,600 and 750,000 unregistered, restricted shares of common stock valued at $213,750. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.


In April 2003, we granted 50,000 Series K warrants valued at $11,750 as payment for a legal settlement. Each Series K warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.50 per share and expires on September 30, 2005. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In April 2003, we granted 250,000 Series L warrants valued at $61,250 as payment for services rendered. Each Series L warrant entitles the holder to purchase one share of restricted unregistered common stock at $0.42 per share and expires on April 8, 2008. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In September 2003, 267,500 warrants were exercised at exercise prices between $0.25 and $0.50 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During April and September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 150,000 Units for gross proceeds of $375,000 and issued 10,000 Unites as a finders fee. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series I warrants to purchase one share of unregistered, restricted common stock. Each Series I warrant entitles the holder to purchase a share of common stock at $0.50 per share and expires on March 30, 2005. We received additional subscription agreements with respect to the sale of these Units that were never issued to such potential subscribers due to non-payment of the subscriptions. The matter is now subject to litigation as discussed in Item 3(B) above under Composite Technology Corporation v. Acquvest, Inc., Paul Koch, Victoria Koch, Patricia Manolis, and Michael Tarbox. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During August 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 16,667 Units for gross proceeds of $50,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and five Series O warrants to purchase one share of unregistered, restricted common stock. Each Series O warrant entitles the holder to purchase one share of common stock at $0.60 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by us that its common stock closed at or above $0.90 per share for 10 consecutive trading days. In addition, the Series O warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series O warrants has been declared effective and our stock closes at or above $0.90 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 50,000 Units for gross proceeds of $125,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and 10 Series N warrants to purchase one share of unregistered, restricted common stock. Each Series N warrant entitles the holder to purchase one share of common stock at $0.50 per share and expires at the earlier of June 30, 2005 or three weeks following written notification by us that our common stock closed at or above $0.75 per share for 10 consecutive trading days. In addition, the Series N warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series N warrants has been declared effective and our common stock closes at or above $0.75 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.


During November and September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate 392,500 Units for gross proceeds of $1,330,000. Each Unit consisted of 10 shares of restricted, unregistered common stock and two Series P warrants to purchase one share of unregistered, restricted common stock. Each Series P warrant entitles the holder to purchase one share of common stock at $0.80 per share and expires at the earlier of July 30, 2005 or three weeks following written notification by us that its common stock closed at or above $1.20 per share for 10 consecutive trading days. In addition, the Series P warrants can be redeemed by us for $0.001 each if a Registration Statement covering the shares underlying the Series P warrants has been declared effective and our common stock closes at or above $1.20 for 10 consecutive days. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.


During September 2003, pursuant to a Private Placement Memoranda, we sold an aggregate of 311,240 restricted unregistered shares of common stock at prices between $0.65 and $1.00 per share for gross proceeds of $277,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

During November 2003, pursuant to Private Placement Memoranda, the Company sold an aggregate of 89,360 shares of restricted unregistered common stock at $1.40 per share for gross proceeds of $125,104. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In November 2003, we made an offer to current holders of the Company's Series E and Series H warrants whereby if such holders exercised their warrants before December 10, 2003, such holder would receive one share of unregistered common stock and one Series R warrant to purchase 0.2 share of unregistered restricted common stock. Each Series R warrant entitled the holder to purchase one share of common stock at $2 per share and expires on December 30, 2005. In addition, the Series R warrants can be redeemed by the Company for $0.001 each if a Registration Statement covering the shares underlying the Series R warrants has been declared effective and the Company's common stock closes at or above $3 for 10 consecutive days and if the shares underlying the warrants have been registered. In December 2003, the Company issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds of $153,125 upon the exercise of such warrants. All of the holders of the Company's Series E and Series H warrants are accredited investors and the Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these securities.

On December 18, 2003, we closed a financing transaction in which we sold 2,400,000 shares of our common stock to select institutional accredited investors, in order to raise a total of $3 million. The per share offering price was $1.25. The investors also received warrants to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $2.04 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares.

In December 2003, as part of entering into a lease agreement for its new offices and warehouse, company issued 140,160 shares of unregistered restricted common stock valued at $147,168 to the Lessor as payment for the first two months rent.

In December 2003, the Company issued 592,500 shares of unregistered restricted common stock and 58,500 Series R warrants in exchange for proceeds $153,125 as part of an exchange offer to holders of the Series E and Series H warrants.

In January 2004, the Company issued 28,643 shares of unregistered restricted common stock valued at $52,419 to A. A. Paint & Custom Finishes, Inc. as partial payment for the refinishing of the Company's newly acquired factory floor.

In January 2004, the Company issued 30,238 shares of unregistered restricted common stock valued at $55,386 to Delta Research, Inc. for design services related to refinishing the Company's newly acquired factory floor.

In March 2004, the Company issued 150,000 shares of unregistered restricted common stock valued at $202,500 to Glasforms, Inc. as partial payment for the purchase of pultrusion machinery.

In January 2004, the Company converted the 1,000 shares of Series B 10% preferred stock of its subsidiary Transmission Technology Corporation into 80,000 shares of unregistered, restricted common stock. In addition, the Company issued 27,631 shares of unregistered, restricted common stock in satisfaction of the unpaid preferred stock dividends and interest totaling $31,996.

ITEM 27. EXHIBITS.


Number                Description
---------------- -----------------------------------------------------------------------------------------------------------
2.1***           Articles of Merger of ElDorado  Financial  Group,  Inc., a Florida  corporation,  into ElDorado  Financial
                 Group, Inc., a Nevada corporation
---------------- -----------------------------------------------------------------------------------------------------------
2.2*             Agreement and Plan of  Reorganization By and Among  Transmission  Technology  Corporation,  Certain of its
                 Stockholders, and ElDorado Financial Group, Inc. dated November 3, 2001
---------------- -----------------------------------------------------------------------------------------------------------
3.1***           Articles of Incorporation of the Company
---------------- -----------------------------------------------------------------------------------------------------------
3.2***           Bylaws of the Company
---------------- -----------------------------------------------------------------------------------------------------------
4.1******        Form of Securities Purchase Agreement, Registration rights Agreement and Common Stock Purchase Warrants
---------------- -----------------------------------------------------------------------------------------------------------
5*******         Opinion re legality from Richardson & Patel LLP, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
10.1***          2001 Transmission Technology Corporation Incentive Compensation Stock Option Plan
---------------- -----------------------------------------------------------------------------------------------------------
10.2**           Technology  License Agreement by and between W.B.G.,  Inc. and Transmission  Technology  Corporation dated
                 May 7, 2001.
---------------- -----------------------------------------------------------------------------------------------------------
10.3****         Composite Technology Corporation 2002 Non-Qualified Stock Compensation Plan
---------------- -----------------------------------------------------------------------------------------------------------
10.4*****        Composite Technology Corporation Option Agreement - Benton Wilcoxon dated August 13, 2003
---------------- -----------------------------------------------------------------------------------------------------------
10.5*****        Composite Technology Corporation Option Agreement - William Arrington dated August 13, 2003
---------------- -----------------------------------------------------------------------------------------------------------
10.6*****        Composite Technology Corporation Option Agreement - Brent N. Robbins dated August 13, 2003
---------------- -----------------------------------------------------------------------------------------------------------
10.7*****        Lease Agreement between Composite Technology Corporation and
                 CNH, LLC dated November 7, 2003.
---------------- -----------------------------------------------------------------------------------------------------------
21*******        Subsidiaries of the Registrant
---------------- -----------------------------------------------------------------------------------------------------------
23.1             Consent of Singer Lewak Greenbaum & Goldstein LLP, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
23.2             Consent of S.W. Hatfield CPA, filed herewith.
---------------- -----------------------------------------------------------------------------------------------------------
23.3*******      Consent of Richardson & Patel LLP (See Exhibit 5)
---------------- -----------------------------------------------------------------------------------------------------------


(*) Incorporated herein by reference to Form 8-K filed with the U. S. Securities and Exchange Commission on November 20, 2001.

(**) Incorporated herein by reference to Form 8-K filed with the U. S. Securities and Exchange Commission on January 11, 2002.

(***) Incorporated herein by reference to Form 10-KSB filed with the U. S. Securities and Exchange Commission on February 14, 2002.

(****) Incorporated herein by reference to Definitive Schedule 14C filed with the U.S. Securities and Exchange Commission on January 27, 2003.

(*****) Incorporated herein by reference to Form 10-KSB filed with the U.S. Securities and Exchange Commission on February 4, 2004.

(******) Incorporated herein by reference to Form 8-K filed with the U.S. Securities and Exchange Commission on December 19, 2003.

(*******) Incorporated herein by reference to Form SB-2 filed with the U.S. Securities and Exchange Commission on February 13, 2004.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on June 28, 2004.


                        COMPOSITE TECHNOLOGY CORPORATION


By: /s/ Benton H Wilcoxon
    -------------------------------------------
    Benton H Wilcoxon, Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:


Name                       Title                                Date


                           Chief Executive Officer, Chairman    June 28, 2004
/s/ Benton H Wilcoxon      of the Board, Acting Chief
-------------------------  Financial Officer and Secretary
Benton H. Wilcoxon


/s/ C. William Arrington   President and Director               June 28, 2004
-------------------------
C. William Arrington